    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1997.



                                                       REGISTRATION NO. 33-22127

________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         GREATER NEW YORK BANCORP INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

               DELAWARE                                  6036                                 13-3930370
   (STATE OR OTHER JURISDICTION OF           (PRIMARY STANDARD INDUSTRIAL                  (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)           CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NO.)

                                 ONE PENN PLAZA
                            NEW YORK, NEW YORK 10119
                                 (212) 613-4000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               ROBERT P. CARLSON
                  SENIOR VICE PRESIDENT, COUNSEL AND SECRETARY
                         GREATER NEW YORK BANCORP INC.
                                 ONE PENN PLAZA
                            NEW YORK, NEW YORK 10119
                                 (212) 613-4000
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                                MARK J. MENTING
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-4000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective time of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [x]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED
                                                                  MAXIMUM        PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF              AMOUNT TO BE       OFFERING PRICE       AGGREGATE          AMOUNT OF
     SECURITIES TO BE REGISTERED             REGISTERED           PER UNIT        OFFERING PRICE    REGISTRATION FEE
Common Stock, par value $1.00 per
  share(1) (including rights to
  purchase shares of Junior
  Participating Preferred Stock, par
  value $1.00 per share)..............   13,850,000 shs.(1)        $14.00(3)     $193,900,000(3)     $ 58,757.58(5)
Series A ESOP Convertible Preferred
  Stock, par value $1.00 per share
  (including an indeterminate amount
  of Common Stock, par value $1.00 per
  share, issuable upon conversion
  thereof, and the attached rights to
  purchase shares of Junior
  Participating Preferred Stock, par
  value $1.00 per share)..............    1,536,391 shs.(2)        $13.00(4)     $ 19,973,083(4)     $  6,052.45(5)


                                                        (footnotes on next page)
________________________________________________________________________________

(footnotes from cover page)

(1) The number of shares of common stock of Greater New York Bancorp Inc. ('Bancorp Common Stock') to be issued in the share exchange described herein (the 'share exchange') cannot be precisely determined at the time this Registration Statement becomes effective because shares of common stock of The Greater New York Savings Bank ('Bank Common Stock') may be issued thereafter and prior to the effective time of the share exchange pursuant to the Bank's Employee Stock Ownership Plan, Long-Term Incentive Program, 1996 Non-Employee Directors Stock Option Plan and 1996 Equity Incentive Plan. This Registration Statement covers a number of shares of Bancorp Common Stock which is estimated to be at least as large as the number of shares of Bank Common Stock which are expected to be outstanding at the effective time of the share exchange. See the undertaking in Item 22(4) in Part II of this Registration Statement.

(2) The number of shares of Series A ESOP Convertible Preferred Stock of Bancorp ('Bancorp Series A Preferred Stock') to be issued in the share exchange cannot be precisely determined at the time this Registration Statement becomes effective because shares of Series A ESOP Convertible Preferred Stock of the Bank ('Bank Series A Preferred Stock') may be retired thereafter and prior to the effective time of the share exchange pursuant to the Bank's Employee Stock Ownership Plan. This Registration Statement covers a number of shares of Bancorp Series A Preferred Stock which is estimated to be at least as large as the number of shares of Bank Series A Preferred Stock which are expected to be outstanding at the effective time of the share exchange. See the undertaking in Item 22(4) in Part II of this Registration Statement.

(3) Estimated pursuant to Rule 457(f)(1) of the Securities Act of 1933 (the 'Securities Act'), based upon the per share market value of the shares of Bank Common Stock to be exchanged in the share exchange, which is deemed to be the average of the reported high and low sales prices of a share of Bank Common Stock on the National Association of Securities Dealers Automated Quotation System on February 14, 1997.

(4) Estimated pursuant to Rule 457(f)(2) of the Securities Act, based upon the book value of such shares of stock on February 19, 1997.


(5) Registration Fee previously paid.

                         GREATER NEW YORK BANCORP INC.
                             CROSS-REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

                FORM S-4 ITEM NUMBER AND HEADING                     LOCATION IN PROSPECTUS
       -------------------------------------------------------   ------------------------------
       1.   Forepart of Registration Statement and Outside
              Front Cover Page of Prospectus..................   Facing Page of Registration Statement;
                                                                   Outside Front Cover Page of Proxy
                                                                   Statement/Prospectus
       2.   Inside Front and Outside Back Cover Pages of
              Prospectus......................................   Available Information; Incorporation of
                                                                   Certain Documents by Reference; Table of
                                                                   Contents
       3.   Risk Factors, Ratio of Earnings to Fixed Charges
              and Other Information...........................   Summary of Certain Information
       4.   Terms of the Transaction..........................   Summary of Certain Information; Plan of
                                                                   Reorganization; Reasons for
                                                                   Reorganization; Description of
                                                                   Reorganization; Description of Bancorp
                                                                   Capital Stock; Bancorp Rights Plan
       5.   Pro Forma Financial Information...................                      *
       6.   Material Contacts with the Company Being
              Acquired........................................                      *
       7.   Additional Information Required for Reoffering by
              Persons and Parties Deemed to be Underwriters...                      *
       8.   Interests of Named Experts and Counsel............                      *
       9.   Disclosure of Commission Position on
              Indemnification for Securities Act
              Liabilities.....................................   Not Required in Prospectus
      10.   Information with Respect to S-3 Registrants.......   Available Information; Incorporation of
                                                                   Certain Documents by Reference
      11.   Incorporation of Certain Information by
              Reference.......................................   Available Information; Incorporation of
                                                                   Certain Documents by Reference
      12.   Information with Respect to S-2 or S-3
              Registrants.....................................                      *
      13.   Incorporation of Certain Information by
              Reference.......................................                      *
      14.   Information with Respect to Registrants Other Than
              S-1 or S-3 Registrants..........................                      *
      15.   Information with Respect to S-3 Companies.........                      *
      16.   Information with Respect to S-2 or S-3
              Companies.......................................                      *
      17.   Information with Respect to Companies Other than
              S-2 or S-3 Companies............................                      *
      18.   Information if Proxies, Consents or Authorizations
              are to be Solicited.............................   Outside Front Cover Page of Proxy
                                                                   Statement Prospectus; Summary of Certain
                                                                   Information; Introduction; Election of
                                                                   Directors; Beneficial Ownership of the
                                                                   Bank's Voting Stock; Director
                                                                   Compensation; Report on Executive
                                                                   Compensation of the Compensation
                                                                   Committee; Compensation Committee
                                                                   Interlocks and Insider Participation;
                                                                   Performance Graph; Executive
                                                                   Compensation; Stock Options/SAR Grants
                                                                   in 1996; Aggregated Stock Options/SAR
                                                                   Exercises in 1996 and 1996 Year-end
                                                                   Option/SAR Value; Certain Differences
                                                                   in Stockholder Rights; Rights of
                                                                   Dissenting Stockholders in the
                                                                   Reorganization
      19.   Information if Proxies, Consents or Authorizations
              are not to be Solicited or in an Exchange
              Offer...........................................                      *

------------

* Indicates that Item is not applicable or answer is in the negative.

                                                                          [LOGO]

THE GREATER NEW YORK SAVINGS BANK
Administrative Headquarters
One Penn Plaza, New York, NY 10119
Telephone (212) 613-4000

March 14, 1997

Dear Stockholder:

It is with great pleasure that I extend to you a cordial invitation to attend the 1997 Annual Meeting of Stockholders of The Greater New York Savings Bank. The Annual Meeting will be held on Friday, April 25, 1997, at 10:00 a.m. at The Grand Prospect Hall, 263 Prospect Avenue, Brooklyn, New York 11215.


Enclosed are a Notice of Annual Meeting, Proxy Statement/Prospectus, form of proxy and a copy of the Bank's Annual Report for the year ended December 31, 1996. Please review these materials carefully. Among the specific issues to be voted upon, a list of which appears in the Notice of Annual Meeting, is a proposed structural reorganization pursuant to which the Bank will become a wholly-owned subsidiary of a holding company which the Bank has incorporated under the laws of Delaware. We believe that the holding company structure will provide greater financial, investment and operating flexibility. The new holding company is named Greater New York Bancorp Inc. The proposed reorganization will require the vote of at least two-thirds of the aggregate outstanding shares of the Bank's common stock and Series A ESOP Convertible Preferred Stock entitled to vote at the Annual Meeting, voting as a single class.


Whether or not you plan to attend the Annual Meeting in person, your shares should be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement/Prospectus, kindly fill in, sign, date and promptly return the proxy in the enclosed postage-paid envelope. If you later decide to attend the Annual Meeting in person and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.

If you have any questions, please call us at (212) 613-4073 (collect). I look forward to seeing you on Friday, April 25, 1997.

Sincerely,

 /s/ GERARD C. KEEGAN

Gerard C. Keegan
Chairman, President and
Chief Executive Officer

                                                                          [Logo]

                       The Greater New York Savings Bank

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      To be held on Friday, April 25, 1997

The 1997 Annual Meeting of Stockholders (including any adjournments thereof, the 'Annual Meeting') of The Greater New York Savings Bank (the 'Bank') will be held on Friday, April 25, 1997 at 10:00 a.m. at The Grand Prospect Hall, 263 Prospect Avenue, Brooklyn, New York 11215, for the following purposes:

     1 To elect three nominees to the Bank's Board of Directors for three-year terms expiring in 2000;


     2 To approve a proposed Agreement and Plan of Reorganization pursuant to which a newly-formed Delaware corporation, Greater New York Bancorp Inc. ('Bancorp'), will become a holding company for the Bank and (i) each outstanding share of common stock, par value $1.00 per share, of the Bank (the 'Bank Common Stock') will be converted into one share of common stock, par value $1.00 per share, of Bancorp, (ii) each outstanding share of Series A ESOP Convertible Preferred Stock, par value $1.00 per share, of the Bank (the 'Bank Series A Preferred Stock') will be converted into one share of Series A ESOP Convertible Preferred Stock, par value $1.00 per share, of Bancorp, and (iii) each outstanding share of 12% Noncumulative Perpetual Preferred Stock, Series B, par value $1.00 per share, of the Bank will be converted into one share of 12% Noncumulative Perpetual Preferred Stock, Series B, par value $1.00 per share, of Bancorp;


     3 To ratify the appointment of the firm of KPMG Peat Marwick LLP as independent auditors for the Bank for the fiscal year ending December 31, 1997; and

     4 To transact such other business as may properly come before the Annual
       Meeting.

Pursuant to the Bank's bylaws, the Bank's Board of Directors has fixed the close of business on Thursday, March 6, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record of Bank Common Stock and Bank Series A Preferred Stock at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. Any holder of Bank Common Stock or Bank Series A Preferred Stock entitled to vote on the proposed Agreement and Plan of Reorganization who does not vote in favor thereof has the right to receive payment of the fair value of such holder's shares of Bank Common Stock or Bank Series A Preferred Stock upon compliance with the provisions of Section 6022 of the New York Banking Law. Failure to comply strictly with the procedures set forth in that section will cause the stockholder to lose dissenters' rights.

IT IS IMPORTANT THAT YOUR SHARES BE VOTED. PLEASE FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING, YOU CAN REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING.

By Order of the Board of Directors,

/s/ ROBERT P. CARLSON

Robert P. Carlson
Secretary

New York, New York
March 14, 1997

                                PROXY STATEMENT
                                       OF
                       THE GREATER NEW YORK SAVINGS BANK
                            ------------------------

                                   PROSPECTUS
                                       OF
                         GREATER NEW YORK BANCORP INC.
                            ------------------------

                       ANNUAL MEETING OF STOCKHOLDERS OF
                       THE GREATER NEW YORK SAVINGS BANK
                      TO BE HELD ON FRIDAY, APRIL 25, 1997
                            ------------------------
     This Proxy Statement/Prospectus (this 'Proxy Statement/Prospectus') is being furnished to stockholders of The Greater New York Savings Bank, a New York State-chartered capital stock savings bank (the 'Bank' or 'The Greater'), in connection with the solicitation of proxies by the Bank's Board of Directors for use at the annual meeting of stockholders of the Bank (including any adjournments thereof, the 'Annual Meeting') to be held on April 25, 1997, at 10:00 a.m. at The Grand Prospect Hall, 263 Prospect Avenue, Brooklyn, New York 11215. At the Annual Meeting, holders of the common stock, par value $1.00 per share, of the Bank, (the 'Bank Common Stock') and holders of the Series A ESOP Convertible Preferred Stock, par value $1.00 per share, of the Bank (the 'Bank Series A Preferred Stock') are being asked to consider and vote upon the following three proposals: (i) a proposal to elect three nominees to the Bank's Board of Directors for three-year terms expiring in 2000, (ii) a proposal to approve an Agreement and Plan of Reorganization (the 'Plan of Reorganization') pursuant to which Greater New York Bancorp Inc., a Delaware corporation ('Bancorp'), a newly-formed wholly-owned subsidiary of the Bank, will become the holding company for the Bank (the 'Reorganization') and (iii) a proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Bank for the fiscal year ending December 31, 1997. A copy of the Plan of Reorganization is attached hereto as Appendix A and is incorporated herein by reference.

     On the effective date of the Reorganization, a newly formed wholly-owned New York State-chartered interim capital stock savings bank named The Greater Interim Savings Bank will merge with and into the Bank with the Bank being the surviving bank and (i) each outstanding share of Bank Common Stock will be converted into one share of common stock, par value $1.00 per share, of Bancorp (the 'Bancorp Common Stock'), (ii) each outstanding share Bank Series A Preferred Stock will be converted into one share of Series A ESOP Convertible Preferred Stock, par value $1.00 per share, of Bancorp (the 'Bancorp Series A
Preferred Stock') and (iii) each outstanding share of 12% Noncumulative Perpetual Preferred Stock, Series B, par value $1.00 per share, of the Bank, (the 'Bank Series B Preferred Stock') will be converted into one share of 12% Noncumulative Perpetual Preferred Stock, Series B, par value $1.00 per share, of Bancorp (the 'Bancorp Series B Preferred Stock').

     This Proxy Statement/Prospectus also constitutes a prospectus of Bancorp with respect to (i) the Bancorp Common Stock issuable to holders of the Bank Common Stock and (ii) the Bancorp Series A Preferred Stock issuable to holders of Bank Series A Preferred Stock, in each case upon consummation of the Reorganization. Copies of this Proxy Statement/Prospectus are being furnished to the holders of the Bank Series B Preferred Stock for informational purposes, but proxies are not being solicited from such holders and such holders are not entitled, and are not being asked, to vote at the Annual Meeting.

     All references to Bank Common Stock in this Proxy Statement/Prospectus include the Bank Rights (as defined herein) attached thereto and issued pursuant to the Bank Rights Plan (as defined herein). All references to Bancorp Common Stock in this Proxy Statement/Prospectus include the Bancorp Rights (as defined herein) to be attached thereto and to be issued pursuant to the Bancorp Rights Plan (as defined herein).

     This Proxy Statement/Prospectus and the accompanying forms of proxies for the Annual Meeting are first being mailed to the stockholders of the Bank on or about March 14, 1997.

                            ------------------------

THE SECURITIES OFFERED HEREBY HAVE NOT  BEEN APPROVED OR DISAPPROVED BY  THE
    SECURITIES  AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION
    NOR  HAS  THE  SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY   STATE
       SECURITIES  COMMISSION PASSED  UPON THE  ACCURACY OR  ADEQUACY OF
        THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.


THE SECURITIES  OFFERED HEREBY  ARE NOT  SAVINGS ACCOUNTS,  DEPOSITS OR  OTHER
  OBLIGATIONS  OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
    FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY AND
     ARE   SUBJECT  TO  INVESTMENT  RISKS,  INCLUDING  POSSIBLE  LOSS  OF
                                   PRINCIPAL.




         The date of this Proxy Statement/Prospectus is March 11, 1997.

                             AVAILABLE INFORMATION


     The Bank is, and prior to the effective date of the Reorganization (the 'Effective Date') will remain, subject to the information requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and, in accordance therewith, files and will continue to file, prior to the Effective Date, reports, proxy statements and other information (including an Annual Report on Form F-2 for the year ended December 31, 1996 (the '1996 Form F-2 Annual Report')) with the Federal Deposit Insurance Corporation (the 'FDIC'). Such information may be inspected at the Registration and Disclosure Section of the FDIC at 550 Seventeenth Street, N.W., Washington D.C. 20429 (telephone 202-898-8913). Copies of such material can be obtained from the FDIC at the above location at prescribed rates. In addition, Bancorp has filed the Bank's 1996 Form F-2 Annual Report with the Securities and Exchange Commission (the 'Commission') as an exhibit to Bancorp's Form S-4 Registration Statement referred to in the immediately following paragraph. The Bank's 1996 Form F-2 Annual Report filed by Bancorp with the Commission as an exhibit to Bancorp's Form S-4 Registration Statement (along with other exhibits to the Form S-4 Registration Statement) may be inspected and copies may be made at the Commission's public reference room located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. If available, such information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system via electronic means, including the Commission's web site on the Internet (http://www.sec.gov).



     The 1996 Form F-2 Annual Report is available without charge upon request to the Investor Relations Department of The Greater New York Savings Bank, One Penn Plaza, New York, New York 10119. Telephone requests may be directed to the Investor Relations Department at (212) 613-4073. In order to ensure timely delivery, any request should be submitted not later than April 18, 1997.


     This Proxy Statement/Prospectus is included as part of a registration statement on Form S-4 (together with all amendments and exhibits thereto, including documents and information incorporated by reference, the 'Registration Statement') filed with the Commission by Bancorp, relating to the registration under the Securities Act of 1933, as amended, of shares of Bancorp Common Stock and Bancorp Series A Preferred Stock to be issued in the Reorganization. This Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, and to which reference is hereby made for further information with respect to Bancorp and the Bank and the Bancorp Common Stock and Bancorp Series A Preferred Stock to be issued in the Reorganization. Statements contained herein concerning any documents are not necessarily complete and, in each instance, reference is made to the copies of such documents filed as exhibits to Bancorp's Registration Statement or the Bank's 1996 Form F-2 Annual Report referred to above. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO THE INVESTOR RELATIONS DEPARTMENT OF THE GREATER NEW YORK SAVINGS BANK, ONE PENN PLAZA, NEW YORK, NEW YORK 10119. TELEPHONE REQUESTS MAY BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT AT (212) 613-4073. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUEST FOR DOCUMENTS SHOULD BE SUBMITTED NOT LATER THAN APRIL 18, 1997.


     The Bank's 1996 Form F-2 Annual Report filed with the FDIC and with the Commission as an Exhibit to the Registration Statement is incorporated herein by reference.


     In addition, all documents filed by the Bank or Bancorp pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (which will also be filed as exhibits to the Registration Statement) subsequent to the date hereof and prior to the Annual Meeting shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION IN CONNECTION WITH THE REORGANIZATION OTHER THAN THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE BANK OR BANCORP. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS SHALL UNDER NO CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK OR BANCORP SINCE THE DATE AS OF WHICH INFORMATION IS FURNISHED OR THE DATE HEREOF.

                               TABLE OF CONTENTS


                                                                                                              PAGE
                                                                                                              ----
Summary of Certain Information.............................................................................     6
Introduction...............................................................................................    12
PROPOSAL NUMBER 1: ELECTION OF DIRECTORS...................................................................    13
Information Regarding the Bank's Board of Directors........................................................    15
     Meetings and Committees...............................................................................    15
     Audit Committee.......................................................................................    15
     Supervising Agency Reports Committee..................................................................    16
     Real Estate Committee.................................................................................    16
     Investment Committee..................................................................................    16
     Search Committee......................................................................................    16
     Benefits Committee....................................................................................    16
     Compensation Committee................................................................................    16
     CRA Committee.........................................................................................    16
Attendance at Board and Committee Meetings.................................................................    17
Beneficial Ownership of the Bank's Voting Stock............................................................    17
     By Directors and Executive Officers...................................................................    17
     By Others.............................................................................................    19
Director Compensation......................................................................................    20
Report on Executive Compensation of the Compensation Committee.............................................    22
Compensation Committee Interlocks and Insider Participation................................................    24
Performance Graph..........................................................................................    25
Executive Compensation.....................................................................................    26
Stock Option/SAR Grants in 1996............................................................................    27
Aggregated Stock Option/SAR Exercises in 1996 and 1996 Year-end Option/SAR Values..........................    28
     Employment Agreements.................................................................................    28
     'Change in Control' Severance Agreements..............................................................    28
     Employee Benefit Plans................................................................................    29
     Certain Transactions..................................................................................    32
PROPOSAL NUMBER 2: APPROVAL OF THE PROPOSED AGREEMENT AND PLAN OF REORGANIZATION...........................    33
     Plan of Reorganization................................................................................    33
     Reasons for Reorganization............................................................................    33
     Description of Reorganization.........................................................................    34
     Treatment of the Bank Stock Certificates..............................................................    34
     Resale of Shares......................................................................................    35
     Market for Bancorp Common Stock.......................................................................    35
     Effect of Reorganization on Capitalization of the Bank; Capitalization of Bancorp.....................    35
     Rights of Dissenting Stockholders in the Reorganization...............................................    36
     Conditions to the Reorganization......................................................................    37
     Effective Date........................................................................................    37
     Amendment of Plan of Reorganization...................................................................    37
     Effect of Reorganization on Benefit Plans.............................................................    37
     Accounting Treatment of Reorganization................................................................    38
     Tax Consequences of Reorganization....................................................................    38
     Payment of Dividends; Holding Company Structure.......................................................    39
     Certain Differences in Stockholder Rights.............................................................    40
     Limitation of Director and Officer Liability..........................................................    40

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


                                                                                                              PAGE
                                                                                                              ----
     Required Vote for Authorization of Certain Actions....................................................    40
     Business Combination Provisions.......................................................................    41
     Appraisal Rights......................................................................................    41
     Other Constituencies..................................................................................    41
     Indemnification of Directors and Officers.............................................................    42
     Description of Bancorp Capital Stock..................................................................    42
     Bancorp Rights Plan...................................................................................    54
     Management of Bancorp.................................................................................    55
     Regulation of Bancorp and Acquisitions of Its Stock...................................................    56
PROPOSAL NUMBER 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.....................................    59
Other Matters..............................................................................................    60
Stockholder Proposals......................................................................................    60
Securities and Exchange Commission Position on Indemnification.............................................    60
Experts....................................................................................................    60
Annual Report..............................................................................................    60
     Appendix A  Agreement and Plan of Reorganization
          Exhibit 1  Bancorp Amended and Restated Certificate of Incorporation
          Exhibit 2  Bancorp Bylaws
     Appendix B  New York Banking Law Section 6022

                         SUMMARY OF CERTAIN INFORMATION

     The following is a summary of certain information contained in this Proxy Statement/Prospectus. This summary is not complete and is qualified in its entirety by the more detailed information appearing in this Proxy Statement/Prospectus and the appendices hereto and appearing in the documents incorporated in this Proxy Statement/Prospectus by reference. Stockholders should carefully review this entire Proxy Statement/Prospectus and the Bank's 1996 Annual Report to Stockholders enclosed herewith.

               GENERAL INFORMATION CONCERNING THE ANNUAL MEETING

Date, Time and Place of Meeting..........  April  25, 1997 at 10:00 A.M. at  The Grand Prospect Hall, 263 Prospect
                                           Avenue, Brooklyn, New York 11215.

Matters to Be Considered at the
  Meeting................................  At the Annual Meeting stockholders will consider proposals relating  to the  election of directors, the adoption of a holding company structure and the ratification of the Bank's independent auditors.

Record Date..............................  Only holders of record of shares of Bank Common Stock and Bank Series A
                                           Preferred Stock, at the close of business on March 6, 1997 are entitled to vote at the Annual Meeting.

                               THE REORGANIZATION

Introduction.............................  Greater New York Bancorp Inc. ('Bancorp') was recently incorporated  by
                                           The  Greater New York Savings Bank  (the 'Bank' or 'The Greater') under
                                           Delaware law. Pursuant to the Agreement and Plan of Reorganization (the
                                           'Plan of Reorganization') attached hereto as Appendix A and subject  to the  conditions  set forth  therein,  Bancorp will  become  the holding company for the Bank. Upon completion of the transactions  contemplated by  the  Plan of  Reorganization  (the 'Reorganization'),  the business activities of Bancorp will  initially consist solely  of owning all  of the  outstanding  capital  stock  of  the  Bank.  It  is  possible that additional businesses may be acquired or commenced by Bancorp after the
                                           Reorganization,  although  no  new  business  activities  or   specific
                                           acquisitions  are currently planned. After the Reorganization, the Bank will continue  its  current  business  and operations  as  a  New  York
                                           State-chartered capital stock savings bank under its existing name. The
                                           Bank's  existing restated organization  certificate (the 'Bank Restated
                                           Organization Certificate') and bylaws (the  'Bank Bylaws') will be  not affected  by the  Reorganization. See  'Proposal 2  -- Approval  of the
                                           Proposed Agreement and Plan  of Reorganization.' The principal  offices of  Bancorp and the administrative headquarters of the Bank are located at One Penn Plaza, New York, New York 10119, and their telephone number is (212)613-4000.

The Bank.................................  The Bank is a New York State-chartered capital stock savings bank which was originally organized as a  New York State-chartered mutual  savings bank  in  1897 in  the Park  Slope  section of  Brooklyn, New  York. At
                                           December 31, 1996, the Bank had total assets of $2.54 billion, deposits of $1.67 billion,  borrowed funds of  $640.4 million and  stockholders'
                                           equity of $209.6 million.

                                           As  of  December  31,  1996,  the  Bank  conducted  its  retail banking
                                           activities  through  nine  full-service   branch  offices  located   in
                                           Brooklyn, New York, three full-service branch offices in Nassau County,
                                           New  York  and one  full-service branch  office in  each of  Queens and
                                           Suffolk Counties, New York. The Bank has its

                                           administrative headquarters  in Manhattan  and  its lending  office  in
                                           Mineola,  New  York.  The  Bank's  deposits  are  insured  by  the Bank
                                           Insurance Fund of the Federal Deposit Insurance Corporation ('FDIC').

The Reorganization.......................  Bancorp is  currently a  direct wholly-owned  shell subsidiary  of  the
                                           Bank.  To effect the  Reorganization, The Greater  Interim Savings Bank
                                           will be  formed as  a New  York State-chartered  interim capital  stock savings  bank ('Interim Bank'), and will be a direct wholly-owned shell subsidiary of Bancorp. Pursuant to the Plan of Reorganization,  Interim
                                           Bank  will  be merged  with  and into  the Bank  with  the Bank  as the surviving bank. As a result of the Reorganization, (i) each outstanding share of common  stock, par  value $1.00 per  share, of  the Bank  (the
                                           'Bank  Common Stock') will be converted into one share of common stock, par value $1.00  per share,  of Bancorp (the  'Bancorp Common  Stock'),
                                           (ii)  each  outstanding share  of Series  A ESOP  Convertible Preferred
                                           Stock, par  value $1.00  per share,  of the  Bank (the  'Bank Series  A
                                           Preferred  Stock') will  be converted into  one share of  Series A ESOP
                                           Convertible Preferred Stock, par value $1.00 per share, of Bancorp (the
                                           'Bancorp Series A Preferred Stock') and (iii) each outstanding share of
                                           12% Noncumulative Perpetual Preferred Stock, Series B, par value  $1.00 per  share, of the Bank  (the 'Bank Series B  Preferred Stock') will be converted into  one  share  of 12%  Noncumulative  Perpetual  Preferred
                                           Stock,  Series B, par  value $1.00 per share,  of Bancorp (the 'Bancorp
                                           Series B  Preferred  Stock'). The  Bank  Common Stock,  Bank  Series  A
                                           Preferred  Stock  and Bank  Series B  Preferred  Stock are  referred to herein, collectively,  as  'Bank  Capital Stock'.  The  Bancorp  Common
                                           Stock,  Bancorp Series A Preferred Stock and Bancorp Series B Preferred
                                           Stock are referred to herein, collectively, as 'Bancorp Capital Stock'.
                                           See 'Proposal  2:  Approval  of  the Proposed  Agreement  and  Plan  of
                                           Reorganization  -- Plan of Reorganization' and 'Proposal 2: Approval of
                                           the Proposed Agreement  and Plan  of Reorganization  -- Description  of
                                           Bancorp Capital Stock'.

Recommendation and Reasons...............  The  Bank's Board  of Directors  has unanimously  approved the  Plan of
                                           Reorganization and recommends  that holders  of Bank  Common Stock  and
                                           Bank   Series  A   Preferred  Stock  vote   to  approve   the  Plan  of
                                           Reorganization. The  Bank's  Board  of  Directors  believes  a  holding company  structure offers  significant advantages in  comparison to the
                                           Bank's present corporate  structure. These  advantages include  greater financial,  investment  and  operating  flexibility.  See  'Proposal 2:
                                           Approval of  the  Proposed  Agreement and  Plan  of  Reorganization  --
                                           Reasons for Reorganization.'

Certain Considerations...................  There  can be no assurances that  the Bank's efforts in forming Bancorp and obtaining regulatory approvals will  be successful. There also  can be  no assurances that  Bancorp will experience  any beneficial results from using the holding company structure.

Vote Required for Approval of Plan of
  Reorganization.........................  The affirmative vote of  the holders of at  least 10,102,762 shares  of
                                           Bank Common Stock and Bank Series A Preferred Stock, voting together as a single class, constituting a two-thirds majority of the total of such shares  outstanding  on the  record date,  is  required to  approve the proposed Plan  of Reorganization.  The Bank's  directors and  executive officers  (and their affiliates) (22 persons) beneficially own and have the power to  vote 271,109  shares of Bank  Common Stock,  beneficially own,  but do not have the right  to vote approximately 83,868 shares of
                                           Bank Common Stock held in

                                           the Bank Incentive Savings Plan and have a beneficial interest in,  and the right to direct the voting of, approximately 143,044 shares of Bank
                                           Common  Stock and Bank Series A  Preferred Stock held in Employee Stock
                                           Ownership Plan  accounts. Such  shares of  Bank Common  Stock and  Bank
                                           Series  A  Preferred Stock,  which the  Bank's directors  and executive officers (and  their  affiliates) have  the  right to  vote,  represent approximately  2.73%  of the  outstanding  Bank Common  Stock  and Bank
                                           Series A Preferred Stock which may be voted at the Annual Meeting. Such persons have indicated their  intention to vote,  or direct the  voting of,  all of such shares, in favor  of this proposal. The Trustee of the
                                           Bank's Employee Stock Ownership Plan  is obligated to vote  unallocated shares  and shares for which no direction has been received in the same proportion as  shares  for  which  such  voting  directions  have  been received from participants.

Conditions and Regulatory Approvals......  The   consummation  of  the  Reorganization  is  conditioned  upon  the
                                           fulfillment  of  certain   conditions  set   forth  in   the  Plan   of
                                           Reorganization,  including approval by the Office of Thrift Supervision
                                           ('OTS'), the Federal  Deposit Insurance  Corporation and  the New  York
                                           State  Superintendent of Banks (the  'Superintendent') as well approval of the holders of Bank Common  Stock and Bank Series A Preferred  Stock
                                           voting  together as  a single class.  See 'Proposal 2:  Approval of the
                                           Proposed Agreement  and Plan  of Reorganization  -- Conditions  to  the
                                           Reorganization.'

Exchange of Stock Certificates...........  After the Reorganization is consummated, Bank stock certificates (other than those representing dissenting shares) will automatically represent the  same number  of shares of  Bancorp Common Stock,  Bancorp Series A
                                           Preferred Stock or Bancorp  Series B Preferred Stock  as the number  of shares  of Bank  Common Stock, Bank  Series A Preferred  Stock and Bank
                                           Series B Preferred Stock, respectively, previously represented by  such stock  certificates, and the  holders of such  certificates (other than those representing dissenting shares)  will have all  of the rights  of holders  of Bancorp Common Stock, Bancorp  Series A Preferred Stock and
                                           Bancorp Series B Preferred Stock, as the case may be. Holders of record of Bank Capital Stock may exchange Bank stock certificates for  Bancorp stock  certificates. See 'Proposal  Number 2: Approval  of the Proposed
                                           Agreement and Plan  of Reorganization  -- Treatment of  the Bank  Stock
                                           Certificates.'

Market for Bancorp Capital Stock.........  It  is  anticipated that  the Bancorp  Common Stock  to be  received by stockholders of the Bank  in the Reorganization will  be quoted on  the
                                           Nasdaq  National  Market,  effective  as  of  the  consummation  of the
                                           Reorganization, thus enabling  the holders of  Bancorp Common Stock  to trade  without interruption.  See 'Proposal  Number 2:  Approval of the
                                           Proposed Agreement and  Plan of  Reorganization --  Market for  Bancorp
                                           Common Stock.' As is currently the case with respect to the Bank Series
                                           A  Preferred Stock and the Bank  Series B Preferred Stock, Bancorp does not intend to list the Bancorp Series A Preferred Stock or the  Bancorp
                                           Series  B  Preferred  Stock on  a  national securities  exchange  or to qualify such stock for trading on the automated quotation system of the
                                           National Association of Securities Dealers.

Management of Bancorp....................  Upon consummation of the Reorganization, the directors of Bancorp  will be  the  same  persons who  serve  as  directors of  the  Bank  and the executive officers of  Bancorp will  be the executive  officers of  the
                                           Bank indicated herein. See 'Proposal

                                           Number   2:   Approval  of   the   Proposed  Agreement   and   Plan  of
                                           Reorganization -- Management of Bancorp.'

Federal Income Tax Consequences..........  The Reorganization is expected  to qualify as  a tax-free exchange  for the  purpose of  United States Federal  income taxation and  no gain or loss is expected  to be  recognized by  holders of  Bank Capital  Stock whose shares are converted into Bancorp Capital Stock. Cash received in redemption  of the  Bank Rights  will likely  be treated  as a dividend taxable as ordinary income. See  'Proposal 2: Approval of the  Proposed
                                           Agreement   and  Plan   of  Reorganization   --  Tax   Consequences  of
                                           Reorganization.'

Accounting...............................  The assets, liabilities and  stockholders' equity of  the Bank will  be carried  forward on the consolidated financial statements of Bancorp at
                                           the  respective  amounts  carried  on  the  Bank's  books  as  of   the
                                           consummation of the Reorganization.

Rights of Dissenting Stockholders........  Any  holder  of Bank  Common  Stock or  Bank  Series A  Preferred Stock
                                           entitled to vote  on the Plan  of Reorganization who  does not vote  in favor  thereof has the  right to receive  payment of the  fair value of such holder's shares of  Bank Common Stock or  Bank Series A  Preferred
                                           Stock  upon compliance with  the provisions of Section  6022 of the New
                                           York Banking  Law (the  'NYBL'). Failure  to comply  strictly with  the procedures set forth in that section will cause the stockholder to lose dissenters' rights. See 'Proposal 2: Approval of the Proposed Agreement and  Plan of Reorganization -- Rights of Dissenting Stockholders in the
                                           Reorganization.'

Regulation and Supervision...............  After the  Reorganization,  Bancorp,  as a  savings  and  loan  holding company, will be subject to federal law pertaining to such entities and will  be regulated by the OTS. See  'Proposal Number 2: Approval of the
                                           Proposed  Agreement  and  Plan  of  Reorganization  --  Regulation   of
                                           Bancorp.'   Bancorp  will   also  be   subject  to   the  informational
                                           requirements of the Securities  Exchange Act of  1934, as amended  (the
                                           'Exchange  Act'), and in accordance therewith  will be required to file reports, proxy statements and other information with the Securities and
                                           Exchange Commission  (the 'Commission').  See 'Available  Information'.
                                           The  Bank, as  a New York  State-chartered capital  stock savings bank, will continue to be regulated by the New York State Banking  Department and  the FDIC. Under certain circumstances as described under 'Proposal
                                           Number  2:   Approval   of  the   Proposed   Agreement  and   Plan   of
                                           Reorganization -- Regulation of Bancorp and Acquisitions of Its Stock,'
                                           Bancorp  may  become  a bank  holding  company under  the  Bank Holding
                                           Company Act of 1956.

Certain Differences in Stockholder
  Rights.................................  The Bank  is a  New  York State-chartered  capital stock  savings  bank
                                           subject   to  the  provisions  of  the  NYBL.  Bancorp  is  a  Delaware
                                           corporation  subject  to  the   provisions  of  the  Delaware   General
                                           Corporation  Law ('DGCL'). Holders of  Bank Capital Stock, whose rights are governed by the Bank Restated Organization Certificate and the Bank
                                           Bylaws and the NYBL, who have not properly exercised dissenters' rights will, upon  consummation  of  the  Reorganization,  become  holders  of
                                           Bancorp  Capital  Stock and,  on the  Effective  Date, their  rights as stockholders will  be  determined  by Bancorp's  amended  and  restated
                                           certificate   of  incorporation  (the  'Bancorp  Amended  and  Restated
                                           Certificate of Incorporation'), Bancorp's bylaws (the 'Bancorp Bylaws')
                                           and the  DGCL. The  privileges and  rights of  the holders  of  Bancorp
                                           Common  Stock  under the  Bancorp Amended  and Restated  Certificate of
                                           Incorporation

                                           and Bancorp Bylaws  are substantially  the same as  the privileges  and rights  of the holders of the Bank Common Stock under the Bank Restated
                                           Organization Certificate  and  Bank Bylaws.  The  terms,  designations, preferences,  limitations,  privileges  and rights  of  the  holders of
                                           Bancorp Series A  Preferred Stock  and the Bancorp  Series B  Preferred
                                           Stock   under  the   Bancorp  Amended   and  Restated   Certificate  of
                                           Incorporation and Bancorp Bylaws  are substantially identical to  those of  the Bank Series A Preferred Stock and Bank Series B Preferred Stock
                                           under the  Bank  Restated  Organization Certificate  and  Bank  ByLaws.
                                           Nonetheless,  certain differences will exist, for the most part between the Bancorp Common Stock and the  Bank Common Stock. For a  description of  these differences, see 'Proposal Number 2: Approval of the Proposed
                                           Agreement  and  Plan  of  Reorganization  --  Certain  Differences   in
                                           Stockholder Rights.'

Rights Plans.............................  The  Bank's stockholder rights  plan (the 'Bank  Rights Plan') has been amended to exclude the Reorganization  and the stockholder rights  (the
                                           'Bank Rights') issued pursuant to the Bank Rights Plan will be redeemed in  compliance with  the terms  of the  Bank Rights  Plan prior  to the
                                           consummation  of  the   Reorganization.  The   consideration  for   the
                                           redemption  of the Bank Rights is expected  to be $.01 in cash per Bank
                                           Right outstanding  as  of the  Effective  Date.  As a  result  of  such payment,  Bancorp may reduce  its dividend on  shares of Bancorp Common
                                           Stock payable  on  or  about  the  time  of  the  consummation  of  the
                                           Reorganization  by $.01  per share.  Prior to  the consummation  of the
                                           Reorganization, Bancorp  will  adopt  a stockholder  rights  plan  (the
                                           'Bancorp  Rights Plan') substantially  similar to the  Bank Rights Plan
                                           (except that it  is with  respect to  Bancorp Capital  Stock) and  each share  of Bancorp Common  Stock issued in  the Reorganization will have one right (each a 'Bancorp Right') attached to it, as is the case  with
                                           Bank Common Stock.

Effect of the Reorganization on Benefit
  Plans..................................  Upon  consummation of the Reorganization, Bancorp is expected to assume the rights  and  obligations  of  the Bank  under  the  Bank's  various director  and employee benefit plans.  See 'Proposal Number 2: Approval of the Proposed Agreement and Plan of Reorganization Plans -- Effect of
                                           Reorganization on Benefit Plans.



           CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS



     For the fiscal years ended December 31, 1996, 1995, 1994, 1993 and 1992, the Bank's consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements, computed as set forth below, were as follows:



                                                                                       YEAR ENDED DECEMBER 31,
                                                                                 ------------------------------------
                                                                                 1996    1995    1994    1993    1992
                                                                                 ----    ----    ----    ----    ----
Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements:
     Excluding Interest on Deposits...........................................   1.31    0.38    0.92     *      1.42
     Including Interest on Deposits...........................................   1.14    0.72    0.97    0.71    1.08


------------


*Not meaningful

     For the purposes of computing these consolidated ratios, earnings represent income (loss) before income taxes, cumulative effect of accounting change and equity in undistributed income (loss) of unconsolidated subsidiaries and affiliates, plus fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits) and the portion of net rental expense that is deemed representative of the interest factor. Fixed charges are then combined with preferred stock dividend requirements, adjusted to a pretax basis, on outstanding preferred stock. For the years ended December 31, 1995, 1994 and 1993, earnings, as defined, did not cover combined fixed charges and preferred stock dividend requirements, excluding and including interest on deposits, by $34.6 million, $3.5 million and $28.9 million, respectively. These shortfalls were primarily attributable to the costs associated with nonperforming assets, particularly the special provisions for credit losses of $36 million in 1995 and $15 million in 1993.

                                  INTRODUCTION

     This Proxy Statement/Prospectus and the accompanying form of proxy are being furnished to the stockholders of The Greater, in connection with the solicitation by the Bank's Board of Directors of proxies to be used at the 1997 Annual Meeting of Stockholders to be held on Friday, April 25, 1997, at 10:00 a.m. at The Grand Prospect Hall, 263 Prospect Avenue, Brooklyn, New York 11215, and at any adjournments thereof (the 'Annual Meeting'). The principal office of The Greater is located at 451 Fifth Avenue, Brooklyn, New York 11215. Its Administrative Headquarters is located at One Penn Plaza, New York, New York 10119. The approximate date on which this Proxy Statement/Prospectus and the accompanying form of proxy are first being sent to stockholders is March 14, 1997.


     Only holders of Bank Common Stock and holders of Bank Series A Preferred Stock, as of the close of business on Thursday, March 6, 1997 will be entitled to vote at the Annual Meeting. On that date, there were 13,676,065 shares of Bank Common Stock and 1,478,077 shares of Bank Series A Preferred Stock outstanding. Each outstanding share of Bank Common Stock and Bank Series A Preferred Stock shall be entitled to one vote, and shall be voted together as a single class, on all matters to be voted on at the Annual Meeting. Shares of Bank Series B Preferred Stock are not entitled to vote at the Annual Meeting.


     A proxy in the accompanying form that is properly executed, duly returned and not revoked will be voted in accordance with the instructions contained thereon. If no instructions are given with respect to the matters to be acted on, proxies will be voted as follows:

          1. To elect the three nominees named herein to the Bank's Board of Directors for three-year terms expiring in 2000;

          2. To approve a proposed Agreement and Plan of Reorganization pursuant to which Bancorp, a newly-formed Delaware corporation, will become the holding company for the Bank;

          3. To ratify the appointment of the firm of KPMG Peat Marwick LLP as independent auditors for the Bank for the fiscal year ending December 31, 1997; and

          4. To transact such other business as may properly come before the Annual Meeting.

     A stockholder who executes his proxy may revoke it at any time before it is exercised by delivering to the Secretary of the Bank written notice of revocation, by filing a later dated proxy or by attending the Annual Meeting and voting in person.

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of the Bank Common Stock and Bank Series A
Preferred Stock is necessary to constitute a quorum at the Annual Meeting. Directors shall be elected by a plurality of the votes cast at the meeting by the holders of Bank Common Stock and Bank Series A Preferred Stock, voting together as a single class. Holders of Bank Common Stock and Bank Series A Preferred Stock may not vote their shares cumulatively for election of directors. The approval of the proposed Plan of Reorganization requires the affirmative vote of not less than two-thirds of the aggregate outstanding shares of Bank Common Stock and Bank Series A Preferred Stock, voting together as a single class. The ratification of the appointment of KPMG Peat Marwick LLP as the Bank's independent auditors requires the affirmative vote of a majority of the votes present in person or by proxy and entitled to vote at the Annual Meeting.


     If a quorum is not obtained, or if fewer shares are voted in favor of approval of the proposed Plan of Reorganization than the number required for approval, it is expected that the Annual Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).



     All shares entitled to be voted at the Annual Meeting that are represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with instructions indicated on such proxies. If no instructions are indicated on properly executed proxies, shares represented by proxies solicited by the Bank's Board of Directors will be voted 'FOR' the election of the nominees to the Bank's Board of Directors, 'FOR' the approval of the proposed Plan of Reorganization, 'FOR' the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors and otherwise in the discretion of proxy holders as to any other matter which may come before the Annual Meeting or any adjournment or postponement thereof including, among other things, a motion to adjourn or postpone the Annual Meeting to another time and/or place, for the purpose of soliciting additional proxies or otherwise; provided, however, that no proxy which is voted against the proposal to approve the Plan of Reorganization will be voted in favor of any such adjournment or postponement.

     As of the date of this Proxy Statement/Prospectus, the Bank knows of no business which will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement/Prospectus. If, however, other matters are duly brought before the Annual Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

     The expenses of the preparation of proxy materials and the solicitation of proxies will be borne by the Bank. In addition to the solicitation of proxies by mail, proxies may also be solicited personally or by telephone by certain of the Bank's employees. Employees will receive no additional compensation for such solicitation. The Bank will also request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. The Bank has also retained Georgeson & Company Inc., a proxy soliciting firm, to assist in the solicitation of proxies at an estimated fee of $20,000 plus reimbursement of certain out-of-pocket expenses authorized by the Bank.

                    PROPOSAL NUMBER 1: ELECTION OF DIRECTORS

     The Bank's Board of Directors is divided into three classes with respect to term of office. Pursuant to the Bank Restated Organization Certificate and Bank Bylaws, the number of directors of the Bank is determined by a resolution of the Bank's Board of Directors. One class of directors has a term of office expiring at the 1997 Annual Meeting; the second class has a term of office expiring at the 1998 Annual Meeting; and the third class has a term of office expiring at the 1999 Annual Meeting. The term of each director elected at an annual meeting is three years. In all cases, directors will serve until their successors are elected and qualified. There are no arrangements or understandings between The Greater and any person pursuant to which such person has been elected or nominated as a director.

     The Bank's Board of Directors has nominated three persons to serve as directors for the class of directors whose terms are expiring at the Annual Meeting. Each such person, if elected at the Annual Meeting, will be elected to a term expiring at the Annual Meeting of Stockholders to be held in 2000. The names of the three nominees of the Bank's Board of Directors for election as directors (all of whom are presently directors of the Bank) are set forth below, along with the names of the other directors and certain other information, some of which has been supplied by the nominees. Management believes that such nominees will stand for election and will serve if elected as directors. However, if any person nominated by the Bank's Board of Directors fails to stand for election or is unable to accept election, proxies received from stockholders to be voted at the Annual Meeting may be voted at the Annual Meeting for the election of such other person or persons as the Bank's Board of Directors may recommend.

                                                       AGE AT       MEMBER
                                                      APRIL 25,    OF BOARD        POSITIONS CURRENTLY HELD
                       NAME                             1997        SINCE*             WITH THE GREATER
---------------------------------------------------   ---------    --------    ---------------------------------
Nominees for three-year terms expiring in 2000:
     Gerard C. Keegan..............................       50         1988      Director, Chairman of the Board,
                                                                                 President and Chief Executive
                                                                                            Officer
     Nicholas A. Marshall..........................       64         1983                  Director
     Peter C. Haeffner, Jr.........................       58         1992                  Director
Directors with terms expiring in 1999:
     Philip F. Ruppel..............................       68         1978                  Director
     George H. Sorter..............................       69         1983                  Director
     Gwendolyn Calvert Baker.......................       65         1992                  Director
Directors with terms expiring in 1998:
     William F. de Neergaard.......................       73         1962                  Director
     James G. Peel.................................       68         1973                  Director
     C. Stephen Connolly...........................       63         1976                  Director
     William F. Ward...............................       68         1992                  Director

------------

* Includes term (if any) as trustee of The Greater prior to the Greater's conversion to stock form on June 24, 1987.

     The principal occupation and business experience during the last five years of each nominee is set forth below.

     Gerard C. Keegan has been Chairman, President and Chief Executive Officer of the Bank since December of 1991. He had served as the President and Chief Operating Officer of the Bank from July, 1988, and had previously been the Bank's Group President -- Retail Banking.

     Nicholas A. Marshall is a private investor and was previously principal in Trilogy Management, an investment advisory firm, and Senior Vice President of Yeager, Wood & Marshall, Inc., an investment advisory firm.

     Peter C. Haeffner, Jr. is Co-National Director, Financial Services Group, of Cushman & Wakefield, Inc., a real estate firm. Mr. Haeffner had served as Eastern Regional Director, Financial Services Group from May 1994 to December 1994. Previously, Mr. Haeffner was President and Managing Director of Sonnenblick-Goldman Company, a real estate firm, for eight years. Mr. Haeffner also serves as a director of Stewart Title Insurance Company of New York and as a director of World Mae Association LLC, a global mortgage banking firm.

     The principal occupation and business experience during the last five years of each of the other directors of the Bank is set forth below.

     William F. de Neergaard prior to his retirement was President of Neergaard Pharmacies, a retail pharmacy chain located in Brooklyn, New York, with which he had been associated for approximately 40 years.

     James G. Peel is a real estate consultant and was previously President of James G. Peel Associates Inc., a real estate consulting firm, for 18 years.

     C. Stephen Connolly, M.D. is a physician in private practice and a medical consultant to Price Waterhouse and Organization Resources Counselors. Dr. Connolly is an Assistant Professor of Medicine at Cornell University Medical College.

     Philip F. Ruppel is President of Carpe Diem Group, Inc. and was previously Vice President Corporate Relations for Ogden Corporation for 18 years.

     George H. Sorter is University Professor, Vincent C. Ross Professor of Accounting and Professor of Law at New York University where he has taught for the past 22 years.

     William F. Ward is Chairman of Realicam, Inc., a real estate consulting firm. Mr. Ward also served as President of Realicam, Inc. from 1985 through 1995. Mr. Ward was Commander-and-Chief of the U.S. Army Reserves from December 1986 to September 1991.


     Gwendolyn Calvert Baker is president of Calvert Baker & Associates Inc., an educational consulting firm. Previously, she was the President and Chief Executive Officer of the United States Committee for UNICEF (United Nations Children's Fund) from September 1993 to December 1996 and was national executive director of the Young Women's Christian Association (YWCA) of the United States from January 1991 through September 1993. Ms. Baker served as a member of the New York City Board of Education from 1986 to 1991 and was elected President of the Board of Education in 1990.


     Each of the directors of the Bank also serves as a director of The Greater New York Financial Corporation, a subsidiary of the Bank. Messrs. Keegan and Ruppel and Dr. Connolly also serve as directors of the Greater Investment Services Inc., a subsidiary of The Greater New York Financial Corporation, headquartered in Mineola, New York.

     THE BANK'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTORS (MESSRS. KEEGAN, MARSHALL AND HAEFFNER) UNDER PROPOSAL NUMBER 1.

INFORMATION REGARDING THE BANK'S BOARD OF DIRECTORS

MEETINGS AND COMMITTEES

     Regular meetings of the Bank's Board of Directors are held at least once each month. Special meetings of the Bank's Board of Directors may be called at any time by or at the request of the Chairman of the Board (the 'Chairman') or upon the written request of at least a majority of the Bank's Board of Directors. The Bank's Board of Directors met 29 times during 1996.

     The Bank's Board of Directors acts as a nominating committee for selecting the nominees for election to the Bank's Board of Directors. The Bank's Board of Directors met on January 22, 1997 and nominated three candidates for election at the Annual Meeting as directors, each to serve for a three-year term ending in 2000. Stockholders may independently nominate individuals to serve as directors by following the prescribed procedures and providing timely notice to the Secretary of the Bank, as outlined in the Bank's Bylaws.


     There are  currently  eight standing  committees  of the  Bank's  Board  of
Directors: an Audit Committee, a Supervising Agency Reports Committee, a Real Estate Committee, an Investment Committee, a Search Committee, a Benefits Committee, a Compensation Committee and a CRA Committee. Members of each standing committee are elected by the Bank's Board of Directors upon the recommendation of the Chairman. These elections take place at the annual meeting of the Bank's Board of Directors which is held immediately following the Annual Meeting. The Chairman may appoint, with the approval of the Bank's Board of Directors, such other or special committees as are deemed necessary. The Chairman and Chief Executive Officer of the Bank is chairman and a member of all standing committees of the Bank's Board of Directors except the Audit Committee and the Compensation Committee.


     The following is a brief description of each of the standing committees and the number of times each committee met in 1996:

AUDIT COMMITTEE (10 MEETINGS)

     The Audit Committee examines the records and affairs of the Bank once each year for the purpose of determining the financial condition of the Bank and delivers a report of each such examination to the Bank's Board of Directors and the Bank's regulatory authorities as prescribed by law. In addition, the Audit Committee receives and reviews quarterly reports from the Bank's Auditor and supervises that officer's activities. The Audit Committee currently consists of Messrs. de Neergaard, Peel, Ruppel and Dr. Connolly and Dr. Sorter, none of whom is an officer or a salaried employee of the Bank. The Committee elects its own chairman, currently Dr. Sorter, and meets at least quarterly at his call.

SUPERVISING AGENCY REPORTS COMMITTEE (2 MEETINGS)

     The Chairman refers to the Supervising Agency Reports Committee the reports and official communications of the Superintendent, the FDIC and any other supervising agency with respect to examinations of the Bank. The Supervising Agency Reports Committee examines and reviews such reports and makes such studies and investigations of the assets, affairs and management of the Bank as may be required or necessary to respond to such reports, and reports its findings and recommendations to the Bank's Board of Directors. The Supervising Agency Reports Committee currently consists of Messrs. Keegan, Peel, Marshall, Ward and Dr. Sorter.

REAL ESTATE COMMITTEE (15 MEETINGS)


     The Real Estate Committee reviews the Bank's nonperforming and other problem assets and approves strategies for the resolution of these assets. The Real Estate Committee also reviews proposals for the modification of commercial real estate loans and oversees the real estate joint ventures and the disposition of real estate acquired by the Bank in foreclosure or similar proceedings. The Real Estate Committee reviews proposals for new loans in excess of limits determined by the Bank's Board of Directors. The Real Estate Committee meets at least monthly and currently consists of Messrs. Keegan, de Neergaard, Peel, Ward, Haeffner and Dr. Baker.


INVESTMENT COMMITTEE (12 MEETINGS)

     The Investment Committee reviews the Bank's security transactions, its current and prospective liquidity and interest rate sensitivity positions and changes to the composition of the Bank's investment portfolio. The Investment Committee also reviews and approves the Bank's investment policy and strategy. The Investment Committee meets monthly and currently consists of Messrs. Keegan, Ruppel, Marshall, and Dr. Connolly and Dr. Sorter.

SEARCH COMMITTEE (0 MEETINGS)


     The Search Committee meets as necessary to recruit, interview and recommend to the Bank's Board of Directors candidates for director, Chairman, President, and senior officers of the Bank. The Search Committee currently consists of Messrs. Keegan, Peel, Ruppel and Marshall.


BENEFITS COMMITTEE (2 MEETINGS)

     The Benefits Committee administers the Bank's Pension Plan, Incentive Savings Plan, Directors' Retirement Plan and the Supplemental Executive Retirement Plan and carries out the provisions thereof. The Benefits Committee currently consists of Messrs. Keegan, de Neergaard, Marshall, Haeffner and Dr. Connolly.

COMPENSATION COMMITTEE (6 MEETINGS)


     The Compensation Committee reviews and recommends the cash compensation of each officer and employee of the Bank whose annual salary is $75,000 or greater. The Compensation Committee also approves the annual incentive plans and reviews performance under such plans. In addition, the Compensation Committee administers the Bank's Long-Term Incentive Program and the 1996 Equity Incentive Plan and is responsible for granting stock options, stock appreciation rights and other awards thereunder. The Compensation Committee currently consists of Mr. de Neergaard, Dr. Connolly, Dr. Sorter and Dr. Baker, none of whom is an officer or salaried employee of the Bank. The Committee elects its own Chairman, currently Mr. de Neergaard.



CRA COMMITTEE (3 MEETINGS)



     The CRA Committee reviews the Bank's performance under the Community Reinvestment Act and the regulations issued thereunder. The CRA Committee currently consists of Messrs. Keegan, de Neergaard, Ward and Dr. Baker.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During 1996, each director attended at least 75% of the aggregate of the total number of meetings of the Bank's Board of Directors held during the period for which he or she was a director and the total number of meetings held by all committees on which such director served.

BENEFICIAL OWNERSHIP OF THE BANK'S VOTING STOCK

BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information in respect of the shares of Bank Common Stock and Bank Series A Preferred Stock beneficially owned by each director of the Bank, by each named executive officer of the Bank identified in the Summary Compensation Table included below and by all directors and executive officers of the Bank as a group as of February 28, 1997.

                                                                                             SHARES OF BANK
                                                                  SHARES OF                     SERIES A
                                                                 BANK COMMON    PERCENT OF     PREFERRED     PERCENT OF BANK
                                                                    STOCK      BANK COMMON       STOCK          SERIES A
                                                                 BENEFICIALLY     STOCK       BENEFICIALLY   PREFERRED STOCK
                 NAME                            TITLE           OWNED(1)(2)   OUTSTANDING      OWNED(3)     OUTSTANDING(3)
--------------------------------------  -----------------------  -----------   ------------  --------------  ---------------
Gerard C. Keegan......................  Chairman. President and
                                          Chief Executive
                                          Officer, Director        258,088        1.86%          15,906           1.08%
William F. de Neergaard...............  Director                    59,000          *              0                0
James G. Peel.........................  Director                    12,400(4)       *              0                0
C. Stephen Connolly, M.D..............  Director                    90,972(5)       *              0                0
Philip F. Ruppel......................  Director                     7,000          *              0                0
George H. Sorter......................  Director                    43,350          *              0                0
Nicholas A. Marshall..................  Director                    17,000          *              0                0
William F. Ward.......................  Director                    17,967(6)       *              0                0
Peter C. Haeffner, Jr.................  Director                    17,000          *              0                0
Gwendolyn Calvert Baker...............  Director                    18,024(6)       *              0                0
Michael J. Henchy.....................  Executive Vice
                                          President and Chief
                                          Administration
                                          Officer                   85,502          *            12,278             *
Daniel J. Harris......................  Executive Vice
                                          President and Chief
                                          Lending Officer           44,587          *            5,089              *
Philip A. Cimino......................  Senior Vice President
                                          and Chief Investment
                                          Officer                   66,892          *            10,814             *
Philip T. Spies.......................  Senior Vice President
                                          and Controller            55,531          *            11,552             *
                                                                   960,332        6.75%          93,435           6.32%
All directors and executive officers
  as a group (22 persons)(7)..........

                                           PERCENT OF BANK
                                        COMMON STOCK AND BANK
                                         SERIES A PREFERRED
                 NAME                     STOCK OUTSTANDING
--------------------------------------  ---------------------
Gerard C. Keegan......................
                                                1.79%
William F. de Neergaard...............            *
James G. Peel.........................            *
C. Stephen Connolly, M.D..............            *
Philip F. Ruppel......................            *
George H. Sorter......................            *
Nicholas A. Marshall..................            *
William F. Ward.......................            *
Peter C. Haeffner, Jr.................            *
Gwendolyn Calvert Baker...............            *
Michael J. Henchy.....................
                                                  *
Daniel J. Harris......................
                                                  *
Philip A. Cimino......................
                                                  *
Philip T. Spies.......................
                                                  *
                                                6.71%
All directors and executive officers
  as a group (22 persons)(7)..........


------------

*  Less than 1%.

(1) For purposes of this and the following table, under the rules of the FDIC, a person is considered to 'beneficially own' any shares of common stock (a) over which that person exercises sole or shared voting or investment power or (b) of which that person has the right to acquire beneficial ownership at any time within sixty days. As used herein, 'voting power' is the power to vote or direct the voting of shares and 'investment power' is the power to dispose of or direct the disposition of shares. Unless otherwise indicated, all persons named in the table above have sole voting and investment power or share voting and investment power with members of their immediate family.


(2) The total number of shares shown includes shares beneficially owned in the Bank Stock Fund (the 'Bank Stock Fund') by Mr. Keegan (42,801), Mr. Henchy (10,229), Mr. Cimino (11,931), Mr. Spies (4,714) and by the executive officers who are not directors (14,193) under The Greater New York Savings Bank Incentive Savings Plan (the 'Savings Plan'). Directors who are not officers are not eligible to participate in the Savings Plan. All shares in the Bank Stock Fund are voted by the


                                              (footnotes continued on next page)

(footnotes continued from previous page)

    trustee of the Savings Plan in its sole discretion. The total number of shares includes shares beneficially owned by Mr. Keegan (11,872), Mr. Henchy (8,316), Mr. Harris (1,012), Mr. Cimino (7,086), Mr. Spies (7,832) and by
    the other executive officers who are not directors (13,491) under The Greater New York Savings Bank Employee Stock Ownership Plan (the 'ESOP'). Directors who are not officers are not eligible to participate in the ESOP. These shares are voted by the beneficial owners of such shares. The total number of shares shown also includes 4,000 shares for each non-employee director, which shares are subject to options exercisable on April 26, 1997, and shares subject to exercise of presently exercisable options held by Mr. Keegan (191,250), Mr. Henchy (66,430), Mr. Harris (42,375), Mr. Cimino
    (47,875), Mr. Spies (36,875) and by the other executive officers who are not directors (170,450).



(3) As of February 28, 1997, the Bank's current named executive officers and approximately 500 other current or former officers and employees of the Bank, had in the aggregate beneficial ownership of 649,045 shares of Bank Series A Preferred Stock which have been allocated to their respective accounts under the ESOP. Of these shares, 93,435 have been allocated to the Bank's executive officers which is 14.4% of the allocated shares (not including certain forfeitures to be allocated on December 31, 1997). Pursuant to the terms of the ESOP, the balance of the unallocated shares of Bank Series A Preferred Stock held in the ESOP's suspense account will be allocated to the accounts of employees of the Bank as the debt incurred by the ESOP to purchase such shares is paid. For a more complete description of the ESOP including voting and investment powers of employees, including such officers, with respect to such shares, see 'Employee Stock Ownership Plan' below.


(4) Mr. Peel disclaims beneficial ownership of 2,400 shares held jointly with his wife which are included in the total number of shares shown.

(5) Dr. Connolly disclaims beneficial ownership of 19,500 shares owned by his wife or his wife's IRA which are included in the number of shares shown.


(6) Includes 5,524 phantom stock units held for Dr. Baker and 1,967 phantom stock units held for Mr. Ward in The Greater New York Savings Bank Non-Employee Director's Deferred Compensation Plan.


(7) One executive officer disclaims beneficial ownership of 1,000 shares owned by a member of his immediate family which are included in the number of shares shown.

                            ------------------------

     The FDIC Rules and Regulations require the Bank's directors, executive officers and holders of more than 10% of the Bank Common Stock to file with the FDIC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Bank. The Bank believes that during the fiscal year ended December 31, 1996, its directors, executive officers and holders of more than 10% of the Bank Common Stock complied with all filing requirements.

BY OTHERS

     As of February 28, 1997, management of the Bank knew of no person, except as set forth below, who is the beneficial owner of more than 5% of any class of the Bank's voting securities:


                                                                                                        PERCENT OF
                                                                                                         COMBINED
                                                                     AMOUNT AND                        COMMON STOCK
                                                                      NATURE OF                        AND SERIES A
                                                                     BENEFICIAL         PERCENT         PREFERRED
  TITLE OF CLASS                 NAME AND ADDRESS                   OWNERSHIP(1)        OF CLASS          STOCK
-------------------  ----------------------------------------  -----------------------  --------       ------------
Bank Common          Merrill Lynch & Co., Inc.                 1,000,600 shares            7.32%(2)        6.60%(2)
  Stock............  800 Scudders Mill Road                    (shared voting and/or
                     Plainsboro, New Jersey 08536                dispositive power)
Bank Common          Dimensional Fund Advisors Inc.            787,00 shares (sole         5.75%(3)        5.19%(3)
  Stock............  1299 Ocean Ave., 11th Floor               voting and/or
                     Santa Monica, California 90401              dispositive power)
Bank Series A        United States Trust Company of New York,  1,478,077 shares           100.0%(4)       12.22%(4)
  Preferred          solely as Trustee                           (shares voted by ESOP
  Stock............  under The Greater New York                  participants)
                     Savings Bank Employee Stock
                     Ownership Plan Trust
                     114 West 47th Street
                     New York, New York 10036


------------


(1) Based upon current filing with the FDIC pursuant to the Exchange Act.



(2) According to such filing Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc., Princeton Services, Inc., Merrill Lynch Asset Management, L.P. and Merrill Lynch Variable Series Fund, Inc. (Basic Value Focus) share voting and dispositive power with regard to all or a portion of such shares. Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc. and Princeton Services, Inc. disclaim beneficial ownership of all of such shares.


(3) Dimensional Fund Advisors Inc. ('Dimensional'), a registered investment advisor, is deemed to have beneficial ownership of 787,000 shares of Bank Common Stock as of February 28, 1997, all of which shares are held in portfolios of the DFA Investment Dimensions Group Inc. and the DFA Investment Trust Company, registered open-end investment companies, or in series of the DFA Investment Trust Company, a Delaware business trust, or in the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which are served by Dimensional Fund Advisors Inc. as investment manager. Dimensional disclaims beneficial ownership of all such shares.


(4) The Bank Series A Preferred Stock votes with Bank Common Stock as a single class, except as otherwise required by law, and represents 9.75% of the voting power of the Bank's voting securities. The Bank Series A Preferred Stock is presently convertible into approximately 1,396,487 shares of Bank Common Stock, which would represent 9.27% of the Bank Common Stock after giving effect to such conversion. See 'Employee Stock Ownership Plan' below.

                             DIRECTOR COMPENSATION


     Directors, other than those who are officers of the Bank, currently receive an annual retainer of $24,000 and a fee of $600 per Board meeting or committee meeting attended. The Chairman of the Audit Committee and the Chairman of the Compensation Committee receive a fee of $700 for each meeting of such committees. Non-employee directors who also serve as directors of the Greater Investment Services Inc. receive an additional annual retainer of $4,000 and a fee of $600 for each meeting of the subsidiary's board of directors attended. Non-employee directors who serve as directors of other subsidiaries of the Bank receive a fee of $600 for each meeting of the board of directors of such subsidiaries which they attend. The Greater maintains The Greater New York Savings Bank Non-Employee Directors' Deferred Compensation Plan pursuant to which non-employee directors may elect to defer payment of their annual retainer and/or meeting fees until the earlier of the date the non-employee director ceases to be a member of the Bank's Board of Directors, or a date elected by the non-employee director. Amounts deferred are credited with a rate of return elected by the non-employee director of either (i) the rate of return received on shares of Bank Common Stock, or (ii) the prime interest rate announced by Citibank, N.A. Non-employee directors are provided with life insurance equal to three times their annual retainer, which insurance is reduced to 60%, 45% and 30% of such amount at ages 65, 70 and 75, respectively, and are offered the option of participation in the Bank's medical insurance plan which covers all of the Bank's full time employees. Directors who are also officers of the Bank do not receive any compensation as directors.



     The Greater maintains the Retirement Plan of The Greater New York Savings Bank for Non-Employee Directors ('Directors' Retirement Plan'), pursuant to which each non-employee director who retires from the Bank's Board of Directors with at least five years of service as a non-employee director is eligible for an annual retirement benefit equal in amount to the basic annual retainer in effect at the director's retirement. The benefit will commence upon termination of service as a non-employee director at or after attainment of age 65. If a non-employee director retires after he has attained age 65 and has completed five or more years of service, the retirement benefit shall be equal to the actuarial equivalent of the normal annual retirement benefit based upon interest rate and mortality assumptions specified in the plan. If a non-employee director who has completed five or more years of service retires from the Bank's Board of Directors, such director may elect to receive an early retirement benefit. This early retirement benefit is payable to retired directors who have attained age 55 and is subject to a 5% reduction for each year (prorated for partial years) that his or her pension commencement date precedes age 65. In the event of a 'change in control' (as defined in the Directors' Retirement Plan), each non-employee director upon termination of service as a director shall be
entitled  to  receive  an  annual   retirement  benefit  (as  described   above)
irrespective of whether he has completed five years of service and without reduction for commencement thereof prior to attainment of age 65. The benefits, which are secured by an irrevocable trust with United States Trust Company of New York, are payable in the form of a joint and survivor annuity if the non-employee director is married to an eligible spouse on the date that benefits commence. A benefit of equal value is paid to the surviving spouse for life. If a non-employee director with five years of service has not attained age 55 at the time of his death, the surviving spouse shall commence receiving benefits upon the date such director would have attained age 55 subject to the 5% reduction factor discussed above. Each non-employee director, however, may elect to receive the actuarial equivalent of the annual pension benefit described above in the form of a lump sum distribution, a life annuity option or an installment payment option. If a non-employee director is not married to an eligible spouse on the date benefits commence, the non-employee director will receive benefits in equal monthly installments. The Directors' Retirement Plan is administered by the Benefits Committee of the Bank's Board of Directors. The Bank has transferred funds from its general assets to the trust to fund the benefits payable under the Directors' Retirement Plan. As of February 28, 1997, the trust had assets valued at $6,119,117.


     The Greater has also established the 1996 Non-Employee Directors Stock Option Plan (the 'Directors Option Plan'), which was approved by the Superintendent and the Bank's stockholders in 1996. The Directors Option Plan was adopted to encourage qualified persons to become and remain non-employee directors of the Bank and to provide the non-employee directors with a more direct stake in its success.

     Under the terms of the Directors Option Plan, 200,000 shares of authorized but unissued Bank Common Stock have been reserved for issuance to members of the Board of Directors, who are not also serving as employees of the Bank or any of its subsidiaries as of the date of the option grant. The members of the Bank's Board of Directors who were not officers of the Bank received options to purchase 4,000 shares of Common Stock at an exercise price of $11.50, which represented the closing price of the Bank Common Stock on April 26, 1996, the date of the Bank's 1996 Annual Meeting of Stockholders. At the 1997 Annual Meeting of Stockholders and at each subsequent Annual Meeting of Stockholders thereafter, each non-employee director will automatically be granted options to purchase 4,000 shares of Bank Common Stock at an exercise price equal to the Fair Market Value (as defined in the Directors Option Plan) of the Bank's Common Stock on the date of such grant. All options granted are exercisable on the earlier of the first anniversary of the grant date of such option or the director's death or disability, provided in each case, the grantee remained a director at all times since such grant. There were no options exercised during the year ended December 31, 1996.

     All options granted under the Directors Option Plan expire 10 years following the date of grant. However, if a person ceases to be a director while holding an unexpired option, such option shall terminate, provided that such option may be exercised, to the extent vested, by such person, or in the event of the director's death or incompetence by the appropriate legal representative, at any time up to the earlier of (i) 30 days after the date such person ceased to be a director (if for any reason other than death), (ii) one year after the death of the director or (iii) the expiration of the term of the option.

     The Directors Option Plan may be amended from time to time by the Bank's Board of Directors. Any such amendment shall be subject to the approval of the Superintendent. The rights and obligations under any option granted before an amendment shall not be altered or impaired by any such amendment without the written consent of the optionee. If the Directors Option Plan is subsequently amended, such amendment will be presented to the stockholders for ratification for any amendment which (i) increases the number of options which would be granted to a director (subject to certain antidilution provisions contained in the Plan), (ii) increases the maximum number of shares for which options may be granted under the Directors Option Plan (subject to certain antidilution provisions contained in the plan), (iii) changes the vesting conditions, terms of exercisability, timing, amount, or exercise price (subject to certain antidilution provisions contained in the plan) at which options may be exercised, (iv) extends the period during which options may be granted or exercised beyond that originally provided, (v) changes the persons eligible to participate in the Directors Option Plan or (vi) requires amendment to the Bank Restated Organization Certificate.

                        REPORT ON EXECUTIVE COMPENSATION
                         OF THE COMPENSATION COMMITTEE

     The Compensation Committee (the 'Compensation Committee' or the 'Committee') is presently comprised of four non-employee directors, each of whom is a 'Non-Employee Director' within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Committee and its legal counsel meet regularly at the call of its Chairman and in conjunction with its employee benefits advisor, the Actuarial and Benefits Consulting Group of Deloitte & Touche ('D&T'). The Committee has responsibility to review benefits for all employees and all compensation matters impacting all officers earning more than $75,000 a year.

     The overall compensation structure of The Greater is aimed at establishing a total compensation package that remains competitive with compensation levels at similar institutions and that rewards strong individual performance only if there is strong Bank performance. The objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals contained in the Bank's strategic plan, to align executive and stockholder interests through equity-based plans, and to provide a compensation package that recognizes and rewards individual contributions.

     Compensation Philosophy. For executive officers, it is the intent of the Compensation Committee to utilize significant incentive compensation linked to the annual and long-term performance of the Bank. The purpose is to attract and retain the best available talent by employing compensation programs which help to achieve Bank and stockholder goals. Underlying the Committee's compensation philosophy is a careful cost/benefit analysis of each element of executive compensation. Base compensation is designed to ensure the retention of high performing officers in a competitive marketplace. The Annual Incentive Plans are intended to provide an annual cash award which is dependent on the achievement of the goals by both the Bank and the individual officer. The Long-Term Incentive Program and the 1996 Equity Incentive Plan are stock option plans that directly link the long-term compensation of the officer with the long-term performance of the Bank's common stock.

                            ------------------------

     During a period commencing with the imposition by the FDIC of a Cease and Desist Order in January, 1992 until the FDIC replaced it with a Memorandum of Understanding in May, 1994, the Committee did not regularly adjust executive compensation. Although the Cease and Desist Order did not require it, executive officers' salaries were frozen throughout the pendency of the Cease and Desist Order and no bonuses were paid during that period. This was consistent with the Board's strategy to effect appropriate changes in The Greater's financial position.

     In 1994, D&T was retained to advise and assist the Compensation Committee in establishing revised compensation levels for the executive officers. The 1994 review of base and incentive compensation performed for the Compensation Committee noted that The Greater's traditional compensation philosophy (the 75th percentile of financial institutions) had been reduced to closer to the 50th percentile, primarily because of the salary freeze and the absence of bonus payments referred to above. Accordingly, once The Greater had been relieved of the requirements of the Cease and Desist Order, the Committee determined that compensation was to be targeted at the 75th percentile of similarly sized banks in the United States.

     To determine base compensation for the last two quarters of 1996 and the first two quarters of 1997, the Compensation Committee, in it efforts to insure that the performance of the officers is consistent with the goals and objectives of The Greater, focused on the 75th percentile of a New York City-based peer group. The intent was to have the base compensation of officers set at this level and the incentive compensation (both long-term and short-term) to be keyed to (i) the overall profitability of the Bank and its efficiency, as compared with its peers, and (ii) the accomplishment of individual performance goals evaluated by the officer's direct supervisors and, in the case of Mr. Keegan, the Compensation Committee.

     The Bank's executive compensation program provides for base salaries, annual incentive bonuses linked to pre-established financial goals pursuant to an annual incentive plan, long-term stock incentives designed to promote equity ownership in the Bank by its executive officers pursuant to stock option plans and retirement benefits. The following is a discussion of each of the components of the executive compensation program.


     Salaries. In determining the base salary of all executive officers, the Compensation Committee considers a variety of factors, including the executive's level of responsibility and individual performance, internal fairness, salary levels for comparable positions at the 75th percentile at institutions within the Bank's peer group and market conditions. Executive salaries are reviewed annually.



     Annual Incentive Awards. Annual incentive compensation consists of bonuses paid pursuant to the 1996 Annual Incentive Plan covering all officers. The Bank's 1996 Annual Incentive Plan is conditioned on the Bank's net income before extraordinary items and tax benefits being higher in 1996 than during 1995 and is based on the extent to which the Bank's 'efficiency ratio' exceeds the efficiency ratio of a peer group over the twelve month period ending with the third quarter of 1996 and the officer's achievement of individual goals.
'Efficiency ratio' means 'other operating expenses' as a percentage of net revenue. The maximum award payable under the plan's formula ranges from 7.5% to 45% of the officer's 1996 base salary (as defined in the plan). A similar plan, which is described under 'Employee Benefits Plans' on page 29 of the Proxy Statement/Prospectus, has been adopted for 1997.


     Long-Term Incentive Compensation. Another component of the Bank's executive compensation strategy is the Long-Term Incentive Program, a stock option plan which was adopted in 1987 (the '1987 Plan'). Under the 1987 Plan the
Compensation Committee may grant to executives stock options and other stock-based awards offering them the possibility of future value, depending on the executive's continued employment by the Bank and the long-term price appreciation of the Bank Common Stock. The size of the grants are based in part on peer institution comparables and in part on the executive officer's performance and position in the organization. There were 1,031,235 shares of Bank Common Stock reserved for issuance under the 1987 Plan. As of December 31, 1996, 23,095 shares remained available for issuance under the 1987 Plan. The balance of the shares have been the subject of Compensation Committee grants to Bank officers, 649,000 shares of which have been granted to the current executive officers.

     The Greater  also established  the 1996  Equity Incentive  Plan (the  '1996
Plan'),  a  stock  option  plan  which  was  approved  by  the  New  York  State
Superintendent of Banks and the Bank's stockholders in 1996. The 1996 Plan reserved 1,000,000 shares of authorized but unissued Bank Common Stock to be issued as part of the Bank's executive compensation strategy. The 1996 Plan is administered by the Compensation Committee. The Compensation Committee may grant stock options and other stock-based awards offering the possibility of future value, depending on the executive's continued employment by the Bank and the long-term price appreciation of the Bank Common Stock. As of December 31, 1996, 619,000 shares remained available for issuance under the 1996 Plan. The balance of the shares have been the subject of Compensation Committee grants to Bank officers, 265,000 shares of which have been granted to the current executive officers.


     Retirement Benefits. Retirement benefits are designed to provide for an adequate level of income to an officer following his or her retirement from the Bank based upon length of service with the organization and are deemed to be an integral component in the compensation package for any executive officer. Retirement benefits are provided under The Greater New York Savings Bank Employee Stock Ownership Plan, the Plan of Pensions and Retirement Benefits of The Greater New York Savings Bank, The Greater New York Savings Bank Supplemental Executive Retirement Plan, and The Greater New York Savings Bank Incentive Savings Plan. See 'Executive Compensation -- Employee Benefit Plans' starting on page 29 of the Proxy Statement/Prospectus for a description of such plans.


     Compensation of Chief Executive Officer. In assessing appropriate types and amounts of compensation for the Chief Executive Officer, the Compensation Committee evaluates both corporate and individual performance. Factors included in such evaluation are: maximizing stockholder wealth, development and maintenance of an active and participatory interaction between the Bank's Board of Directors and management, initiation and implementation of successful business strategies, formation and management of an effective management team, overall direction, administration, and coordination of the activities of the Bank, establishment and maintenance of policies that insure adequate management development and provide for capable management succession, development and maintenance of a sound plan of corporate organization, interaction  with  regulatory  agencies,  representation  of  the  Bank  to  the financial community, industry groups and the general public and interrelationship with the Bank's Board of Directors.

     In June 1996, the Compensation Committee recommended to the Bank's Board of Directors that the Chief Executive Officer's base salary for the remainder of 1996 and the first half of 1997 be $550,000. The Committee's recommendation was based upon its evaluation of the Bank's and Mr. Keegan's performance in terms of the criteria listed above. The Board of Directors concurred with the Committee's analysis and with its recommendation to increase Mr. Keegan's salary. This increase is reflective of the Compensation Committee's philosophy that executive officers of the Bank, including the Chief Executive Officer, should be compensated at a level commensurate with the 75th percentile of the financial institutions comprising its peer group. When the Compensation Committee met in June, 1996, to consider stock option grants for Bank officers, it granted Mr. Keegan an option to purchase 100,000 shares of Bank Common Stock (with in tandem limited stock appreciation rights) with an exercise price equal to the fair market value of such stock on the date of grant. In granting the option to Mr. Keegan, the Compensation Committee reviewed the guidelines described above under 'Long-Term Incentive Compensation', evaluated his performance against the performance criteria described above and considered data showing total compensation for Mr. Keegan and comparable chief executive officers at competing institutions.

     After reviewing the Bank's 1996 results in the context of the Bank's financial goals, the Compensation Committee concluded, based on its evaluation of performance factors, that Mr. Keegan performed with skill and diligence during 1996. Mr. Keegan successfully implemented the Bank's business strategies and the result was improved operating financial performance for the Bank in 1996. The Compensation Committee determined that Mr. Keegan was integral to the progress of the Bank, including the termination of the Memorandum of Understanding, and deserved a significant amount of the credit for the Bank's success. For performance in 1996 and in accordance with the 1996 Annual Incentive Plan, the Compensation Committee approved and recommended a cash bonus of $165,000 for Mr. Keegan. The Board of Directors concurred and such amount was paid in February, 1997.

CONCLUSION

     The Compensation Committee believes that the compensation amounts and awards recently established for the Bank's executive officers reflect appropriate levels, given the significant achievements of the Bank and the individual contributions of management in 1996.

                                          William F. de Neergaard, Chairman
                                          C. Stephen Connolly
                                          George H. Sorter
                                          Gwendolyn Calvert Baker

                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of the four above-named outside directors. None of these directors was a party to any reportable interlock during 1996.

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total stockholder return on the Bank Common Stock from December 31, 1991 to December 31, 1996 with the cumulative returns of both a broad-market index and a peer group index. The broad-market index chosen was the Nasdaq U.S. Public Companies Index and the peer group index chosen was the Nasdaq Banking Index. There can be no assurance that stock performance will continue into the future with the same or similar trends depicted in the performance graph.

                              [PERFORMANCE GRAPH]



                                                                FISCAL YEARS ENDED DECEMBER 31*
                                                        ------------------------------------------------
                                                        1991    1992    1993    1994     1995      1996
                                                        ----    ----    ----    ----    ------    ------

The Greater New York Savings Bank....................   $100    $369    $725    $875    $1,200    $1,368
Nasdaq U.S. Public Companies Index...................    100     116     134     131       185       227
Nasdaq Banking Index.................................    100     146     166     165       246       326

------------

* All returns reflect reinvestment of dividends.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for services in all capacities to the Bank for the fiscal years ended December 31, 1996, 1995 and 1994 of those persons who were at December 31, 1996 (i) the Chief Executive Officer of the Bank and (ii) the other four most highly compensated executive officers of the Bank (collectively with the Chief Executive Officer, the 'named executive officers').

                           SUMMARY COMPENSATION TABLE


                                                                                       LONG-TERM COMPENSATION
                                                                                ------------------------------------
                                                                                        AWARDS
                                                  ANNUAL COMPENSATION           -----------------------
                                           ----------------------------------   RESTRICTED   SECURITIES    PAYOUTS
                                                                 OTHER ANNUAL     STOCK      UNDERLYING   ----------    ALL OTHER
                                                        BONUS    COMPENSATION    AWARD(S)     OPTIONS/       LTIP      COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR   SALARY($)   ($)(1)       ($)(2)        ($)(3)      SARS(#)     PAYOUTS($)      ($)(4)
---------------------------------   ----   ---------   -------   ------------   ----------   ----------   ----------   ------------

Gerard C. Keegan ................   1996    512,500    165,000      --             --          100,000      --             93,774
  Chairman, President and Chief     1995    420,000    213,750      --             --           50,000      --             58,157
  Executive Officer                 1994    365,000    300,000      --             --           --          --             48,013
Michael J. Henchy ...............   1996    222,500     47,000      --             --           20,000      --             36,394
  Executive Vice President and      1995    195,000     63,000      --             --           20,000      --             26,991
  Chief Administrative Officer      1994    180,000    150,000      --             --           --          --             23,678
Daniel J. Harris ................   1996    222,500     47,000      --             --           20,000      --             36,962
  Executive Vice President and      1995    195,000     63,000      --             --           20,000      --             26,991
  Chief Lending Officer             1994    150,000     60,000      --             --           --          --             19,876
Philip A. Cimino ................   1996    157,500     21,450      --             --           15,000      --             23,958
  Senior Vice President and Chief   1995    142,500     30,000      --             --           10,000      --             19,680
  Investment Officer                1994    135,000     90,000      --             --           --          --             17,884
Philip T. Spies .................   1996    157,000     20,930      --             --           15,000      --             23,833
  Senior Vice President and         1995    147,750     30,600      --             --           10,000      --             20,419
  Controller                        1994    142,500     50,000      --             --           --          --             18,882


------------

(1) The bonuses reported for 1995 and 1996 consist of payments made under short-term incentive plans covering all Bank officers and are reported in the years during which the named executive officers rendered services to which the bonuses relate, even though the amounts shown were actually paid during the next calendar years. The bonuses reported for 1994 were made in recognition of the efforts of the named executive officers to eliminate the conditions which gave rise to a Cease and Desist Order ('Order'). Such bonuses were contingent upon the termination or setting aside of such Order, which was terminated in June, 1994. In granting the 1994 bonuses. the Board also considered the fact that the named executive officers had been subject to a salary and bonus freeze since January 1, 1991.

(2) For 1996, 1995 and 1994, there were no (i) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year, (ii) payments of above-market or preferential earnings on deferred compensation,
    (iii) payments of earnings with respect to long-term incentive plans prior to settlement or maturation, (iv) tax payment reimbursements, or (v) preferential discounts on stock.

(3) No restricted common stock was granted to any of the named executive officers in 1996, 1995 or 1994.


(4) Includes value of allocations (including forfeitures) of cash, Bank Common Stock and Bank Series A Preferred Stock to the ESOP during 1996, 1995 and 1994, respectively, for Messrs. Keegan: $19,072, $20,758 and $19,876;
    Henchy: $19,072, $20,758 and $19,876; Harris: $19,072, $20,758 and  $19,876;
    Cimino:  $19,072,  $19,680  and  $17,884; and  Spies:  $19,072,  $20,419 and
    $18,882. Also includes allocations to the Bank's Supplemental Executive Retirement Plan for contributions that could not be made to the ESOP due to the limitations of the Internal Revenue Code during 1996, 1995 and 1994, respectively, for Messrs. Keegan: $74,702, $37,399 and $28,282; Henchy:
    $17,322, $6,233 and $3,946; Harris: $17,890, $6,233 and $0; Cimino:  $4,886,
    $0 and $0; and Spies: $4,761, $0 and $0. The Bank Series A Preferred Stock was valued at $14.00, $14.00 and $13.00 at December 31, 1996, 1995 and 1994,
    respectively. The Common Stock was valued at $13.625, $12.00 and $8.75 at December 31, 1996, 1995 and 1994, respectively.

                        STOCK OPTION/SAR GRANTS IN 1996

     The following table provides information concerning the grant of options under the 1996 Equity Incentive Plan to purchase Bank Common Stock and in tandem limited stock appreciation rights (the 'SARs') to the named executive officers during the year ended December 31, 1996.


                                                                INDIVIDUAL GRANTS
                                          -------------------------------------------------------------
                                                             % OF TOTAL                                    GRANT DATE
                                            NUMBER OF       OPTIONS/SARS                                     VALUE
                                            SECURITIES       GRANTED TO                                    ----------
                                            UNDERLYING      EMPLOYEES IN    EXERCISE                       GRANT DATE
                                           OPTIONS/SARS        FISCAL        PRICE                          PRESENT
                 NAME                     GRANTED (#)(1)      YEAR(2)     (PER SHARE)     EXPIRATION DATE     VALUE(3)
---------------------------------------   --------------    ------------  -----------    ---------------    ----------

Gerard C. Keegan.......................       100,000           26.04%      $ 11.125      June 26, 2006     $344,000
Michael J. Henchy......................        20,000            5.21         11.125      June 26, 2006       68,800
Daniel J. Harris.......................        20,000            5.21         11.125      June 26, 2006       68,800
Philip A. Cimino.......................        15,000            3.91         11.125      June 26, 2006       51,600
Philip T. Spies........................        15,000            3.91         11.125      June 26, 2006       51,600


------------

(1) The options granted in 1996 are non-qualified stock options and are exercisable 40% after the first year from the grant date, 55% on January 1, 1998, 70% on January 1, 1999, 85% on January 1, 2000 and 100% on January 1, 2001. Under the terms of the 1996 Equity Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.

(2) The Bank granted options representing 384,000 shares of Bank Common Stock to employees in 1996.

(3) The estimated value shown was determined by application of the Black-Scholes option pricing model, which model was considered the most appropriate for purposes of comparative disclosure in accordance with the regulations of the FDIC and the Securities and Exchange Commission. The estimated value does not necessarily reflect the Bank's view of the appropriate value for purposes of financial reporting. Use of this model should not be viewed in any way as a forecast of the future performance of the Bank Common Stock, volatility or dividend policy. The following assumptions were made for purposes of calculating the original Grant Date Present Value: an option term of 6 years, volatility at .2345, dividend yield at 2.32% and an interest rate of 6.76%. The real value of the options in this table depends on the actual performance of the Bank Common Stock during the applicable period.

                 AGGREGATED STOCK OPTION/SAR EXERCISES IN 1996
                      AND 1996 YEAR-END OPTION/SAR VALUES


     The following table provides information on option/SAR exercises in 1996 by the named executive officers and the values of such officers' unexercised options/SARs under the 1987 Plan and the 1996 Plan at December 31, 1996.



                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED IN-
                                                                     OPTIONS/SARS AT              THE-MONEY OPTIONS/SARS
                                   SHARES                           FISCAL YEAR-END(#)              AT YEAR-END($)(1)
                                 ACQUIRED ON       VALUE       ----------------------------    ----------------------------
             NAME                EXERCISE(#)    REALIZED($)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------------   -----------    -----------    -----------    -------------    -----------    -------------
Gerard C. Keegan..............           0              0        180,000         137,500        1,522,186        436,563
Michael J. Henchy.............       6,570         18,889         61,930          35,000          487,523        124,625
Daniel J. Harris..............           0              0         34,500          38,000          290,359        154,016
Philip A. Cimino..............       6,000         17,250         45,250          23,250          370,119         82,219
Philip T. Spies...............      12,465         33,063         38,785          23,250          349,108         82,219


------------

(1) The value of unexercised options is based upon the difference between the exercise price and the $13.625 per share price of the Bank Common Stock on December 31, 1996.

EMPLOYMENT AGREEMENTS

     The Greater has entered into employment agreements with Mr. Keegan and the other four named executive officers. The initial term of Mr. Keegan's agreement is five years (three years in the case of the agreements with the other named executive officers) with automatic one-year renewals at the end of each year of the agreement unless the Bank notifies the named executive officer to the contrary at least three months prior to a scheduled renewal, but in no event will the term (including renewals) extend beyond the earlier of a named executive officer's actual retirement date or upon attainment of age 65. Each agreement specifies the compensation and benefits, and duties and responsibilities applicable to such individual during the employment.

     Upon involuntary termination of the named executive officer's employment by the Bank, other than for 'cause' (as defined in each agreement), or termination by the named executive officer following a breach by the Bank of any material provision of the agreement, the named executive officer will be entitled to (i) an amount equal to the base salary due to the named executive officer over the remainder of the employment term, such amount payable in equal bi-weekly payments over the remaining term of the agreement; (ii) an amount in respect of his outstanding stock options (whether or not then vested) equal to the spread between the option price and the market price of the Bank's stock upon the date of termination in exchange for surrender of the stock option; (iii) continued welfare benefit plan coverage for the remainder of the employment term; and (iv) a lump sum payment equal in amount to the present value of the additional benefits, if any, which would have been contributed or accrued, as the case may be, under the Bank's tax-qualified plans and Supplemental Executive Retirement Plan had the named executive officer continued in employment to the end of his employment term. In the event of the death of a named executive officer during the term of his employment agreement, his designated beneficiary (or if none, his estate) shall receive a lump sum death benefit equal to three times his annual base salary then in effect. Payments under the employment agreement will be offset by any payments made under the 'Change in Control' Severance Agreement between the Bank and the named executive officer.

     Each agreement requires the named executive officer covered thereby to mitigate damages by seeking comparable employment within six months of the date that his employment with the Bank terminates.

'CHANGE IN CONTROL' SEVERANCE AGREEMENTS

     The Greater has entered into agreements with Mr. Keegan and the other named executive officers, which agreements become operative only in the event of a 'change in control' of the Bank (as defined in each agreement) and a subsequent involuntary termination of the named executive officer's employment by the Bank, other than for 'cause' (as defined in each agreement), or termination by the officer for 'good reason' (as defined in each agreement). The agreement for Mr. Keegan provides that, in the event of such a termination of employment during the term of the agreement or, if later, within two years following a 'change in control' that occurs during the term of the agreement, he will be entitled to (i) an amount equal to three times the aggregate of his then current base salary plus his highest annual bonus awarded in the three years preceding the 'change in control'; (ii) an amount in respect of his outstanding stock options (whether or not then vested) equal to the spread between the option price and the greater of market price or the highest price paid in connection with the 'change in control'; (iii) an amount equal to the unvested portion of his accrued benefit or account balance, as the case may be, under the Bank's tax-qualified and non-qualified defined benefit plans and defined contribution plans; (iv) two years of continuing coverage, at the Bank's expense, under the Bank's health and welfare plans; (v) an amount equal to the prorated value of outstanding performance units, if any, under the Bank's 1987 Plan; and (vi) if Mr. Keegan, at the time of his termination of employment, is age 55 or older and has satisfied the early retirement eligibility standard set forth in the Retirement Plan maintained by the Bank, an amount equal to the amount by which the present value of his benefits under the Retirement Plan and the Supplemental Plan would have increased had there been no actuarial reduction in his benefits because of early retirement. The agreement also provides for a tax 'gross-up' payment in the event that any portion of the benefits is taxable under Section 4999 of the Internal Revenue Code of 1986, as amended (the 'Code'). The term of Mr. Keegan's agreement is for three years with automatic one-year renewals at the end of each year of the agreement unless the Bank notifies Mr. Keegan to the contrary at least three months prior to a scheduled renewal.

     The Bank has also entered into similar agreements with the other four named executive officers of the Bank. These agreements provide for a severance payment equal to two times salary and bonus (as determined in clause (i) of the preceding paragraph). In all other material respects, the agreements of other named executive officers are identical to the agreement for Mr. Keegan.

EMPLOYEE BENEFIT PLANS


     1997 Annual Incentive Plan. The Board of Directors established an Incentive Plan covering all officers of the Bank on January 1, 1997. Under the plan, such officers may receive cash awards based upon the achievement of certain measures of performance by the individual officer and the Bank during 1997. The Bank's performance will be measured by comparing its 'efficiency ratio,' adjusted for extraordinary items, to the efficiency ratio of a peer group over the twelve-month period ending with the third quarter of 1997. The individual's performance will be measured by his or her achievement of agreed-upon goals. The maximum award payable under the plan's formula ranges from 7.5% to 45% of the officer's base salary at year end 1997. Payments may range from $0 to the maximum described above. The maximum payout will be made only if the Bank and the individual officer achieve the highest levels of performance under the plan. No payout will be made unless the Bank's annual net income before extraordinary items ('annual net income') for 1997 exceeds its annual net income for 1996.


     Retirement Plan. The Plan of Pensions and Retirement Benefits of The Greater New York Savings Bank (the 'Retirement Plan') is maintained for the benefit of all employees who have completed at least 1,000 hours of service during the 12 consecutive month period commencing on their first day of employment or any anniversary thereof. Directors who are not officers of the Bank are not eligible to participate in the Retirement Plan. The Retirement Plan is administered by the Benefits Committee of the Board of Directors. Fiduciary Trust Company International serves as Plan Trustee for the Retirement Plan. The Retirement Plan is designed to be qualified under Section 401(a) of the Code.

     The Retirement Plan provides normal retirement benefits for each participant who terminates employment with the Bank upon or after attaining the normal retirement age, which is the later of (i) age 65 or (ii) if the employee is hired after age 60, the earlier of (x) the completion of five years of credited service or (y) the fifth anniversary of participation in the plan. The amount of the normal retirement allowance, when paid in the form of a single-life annuity, is equal to 2% of the participant's average annual compensation during the 60 consecutive months of highest compensation multiplied by the number of years of credited service with The Greater. Benefits are not subject to any deduction for social security or other offsets. The normal retirement allowance under the Retirement Plan may not be more than 60% of the participant's average annual compensation during the three consecutive years in which the participant's compensation, as defined in the Retirement Plan, was the highest. Retirement Plan benefits are also payable upon death, disability (as defined in the Retirement Plan) and upon qualified early retirement (subject to actuarial reduction).

     The following table sets forth the estimated annual benefits payable under the Retirement Plan upon retirement at age 65 in calendar year 1997, expressed in the form of single-life annuity, in the compensation and credited service classifications specified.


                        ANNUAL BENEFITS FOR YEARS OF CREDITED SERVICE
                                       INDICATED(1)(2)
                 ------------------------------------------------------------
COMPENSATION        15           20           25           30           35
------------     --------     --------     --------     --------     --------
    $125,000     $ 37,500     $ 50,000     $ 62,500     $ 75,000     $ 75,000
     150,000       45,000       60,000       75,000       90,000       90,000
     175,000       52,500       70,000       87,500      105,000      105,000
     200,000       60,000       80,000      100,000      120,000      120,000
     225,000       67,500       90,000      112,500      135,000      135,000
     250,000       75,000      100,000      125,000      150,000      150,000
     300,000       90,000      120,000      150,000      180,000      180,000
     400,000      120,000      160,000      200,000      240,000      240,000
     500,000      150,000      200,000      250,000      300,000      300,000
     600,000      180,000      240,000      300,000      360,000      360,000
     700,000      210,000      280,000      350,000      420,000      420,000
     800,000      240,000      320,000      400,000      480,000      480,000
     900,000      270,000      360,000      450,000      540,000      540,000


------------

(1) Normal retirement benefits are limited to 60% of the average annual compensation during the three consecutive years in which the participant's compensation was the highest.

(2) These are hypothetical benefits based upon the Retirement Plan's normal benefit formula. Any portion of such benefits not payable under the Retirement Plan due to the limitations imposed by the Code on tax-qualified plans are payable under The Greater New York Savings Bank Supplemental Executive Retirement Plan.
                            ------------------------

     The following table sets forth the years of credited service under the Retirement Plan as of March 31, 1997 for each of the individuals named in the Cash Compensation Table.

                                                                         CREDITED SERVICE
                                                                   ----------------------------
                                                                      YEARS         MONTHS
                                                                   -----------  ---------------
Gerard C. Keegan.................................................          26              1
Michael J. Henchy................................................          26              8
Daniel J. Harris.................................................           5              2
Philip A. Cimino.................................................          24              3
Philip T. Spies..................................................          11              7


     Savings Plan. The Bank maintains the Savings Plan, which is a defined contribution plan, for the benefit of employees who have completed at least one year of service with the Bank. Directors who are not officers of the Bank are not eligible to participate in the Savings Plan. The Savings Plan is intended to be qualified under Sections 401(a) and (k) of the Code.


     The Savings Plan provided for pre-tax participant contributions and matching contributions by the Bank through March 10, 1989. Prior to March 11, 1989, participants could elect to contribute up to nine percent of their base pay on a pre-tax basis, subject to the requirements of Section 401(k) of the Code. Pre-tax participant contributions have not been permitted after March 10, 1989.

     Prior to March 11, 1989, matching contributions were made by the Bank to the Savings Plan equal in amounts to 100 percent of participant's pre-tax contributions, but not in excess of six percent of the participant's compensation for the year. As of March 10, 1989, the Bank ceased making any further matching contributions to the Savings Plan, as a result of the adoption of the ESOP.

     Separate accounts are maintained for participant pre-tax contributions, participant after-tax contributions (which were permitted prior to January 1, 1989) and the Bank's matching contributions. All contributions are held by United States Trust Company of New York, the trustee of the Savings Plan. Participants direct the investment of amounts credited to their accounts among six types of investment funds, including a 'Bank Stock Fund' which invests only in Bank Common Stock. Purchases of Bank Common Stock by the trustee are made in the open market. The trustee votes all shares in the Bank Stock Fund in its sole discretion.


     Employee Stock Ownership Plan. The Bank has established the ESOP for employees who have completed one year of service with the Bank. The ESOP is intended to qualify under Sections 401(a) and 4975(e)(7) of the Code. The Bank's Board of Directors authorized Marine Midland Bank, N.A., the former trustee of the ESOP, to undertake a 15-year loan in the amount of $22.9 million from a consortium of five third-party lenders, the proceeds of which were used by the trustee to purchase 1,761,538 shares of Bank Series A Preferred Stock from The Greater. The Bank also made an initial contribution to the ESOP of 2,775 shares of Bank Series A Preferred Stock with respect to which approximately five shares per participant were immediately allocated to participants' accounts. As the ESOP loan is repaid each year, approximately one-fifteenth of the shares originally purchased will be released from a special ESOP suspense account at the end of that year and allocated to participants' accounts in a nondiscriminatory manner in accordance with the Code. Repayment of the ESOP loan has been guaranteed by the Bank, and that guarantee has been secured by the Bank's pledge of FNMA and FHLMC certificates to the trustee.


     The Bank Series A Preferred Stock pays cumulative dividends of $1.0725 per share per year, has one vote per share and votes with the Bank's Common Stock as a single class except as otherwise required by law. Bank Series A Preferred Stock is convertible into shares of Bank Common Stock at a conversion price of $13.76 with each share of Bank Series A Preferred Stock valued at $13.00 for such purpose. This conversion price is subject to standard anti-dilution adjustments. The Bank Series A Preferred Stock is subject to redemption by The Greater after July 1, 1992 at prices declining ratably from $13.70 per share at that time to $13 per share after July 1, 1999. The Bank Series A Preferred Stock is not transferable without the consent of The Greater.

     Each year, the Bank is obligated to make contributions to the ESOP in an amount equal to the principal and interest which must be repaid to the lenders for such year. Subject to certain limitations under the Code, the contributions by the Bank are tax deductible. At the election of the Bank, dividends paid on the unallocated shares held by the ESOP and purchased with the loan proceeds may be used to repay the loan, for which the Bank would receive a tax deduction. In addition, the Bank may make additional contributions to the ESOP at its discretion. No employee contributions are permitted under the ESOP.

     Separate accounts are maintained for each participant in the ESOP. The shares credited to a participant's account become 20% vested after two years of vesting service, and an additional 20% vested for each year thereafter, so a participant is fully vested after six years of vesting service. Credit is given for all service with the Bank (and its subsidiaries and affiliated corporations), including for periods prior to the effective date of the ESOP.

     The ESOP provides that each participant has the right to instruct the ESOP trustee confidentially how to vote the shares allocated to his account. The unallocated shares and the allocated shares for which no participant instructions are received are voted proportionally based upon the voting instructions received on the allocated shares. Pass-through voting rights also apply with respect to tender or exchange offers made for the Bank's stock. However, in such cases, allocated shares for which no participant instructions are received are not tendered or exchanged. The unallocated shares are tendered or exchanged in the same proportion as the allocated shares.

     Distributions from the ESOP following termination of employment are made in a lump sum or in installments over a period not to exceed five years. A participant entitled to a distribution from his account has the right to direct the trustee to either (i) sell to the Company the Bank Series A Preferred Stock, or (ii) convert such shares into Bank Common Stock, whichever shall result in greater value to the participant. The cash or the Bank Series A Preferred Stock so converted to Bank Common Stock is distributed to such participants. Terminated participants who have fewer than 100 shares in their accounts may elect to receive their distributions in cash rather than shares of Bank Common Stock. The ESOP is administered by the ESOP Administrative Committee, comprised of senior officers of the Bank.

     Supplemental Executive Retirement Plan. The Greater New York Savings Bank Supplemental Executive Retirement Plan (the 'Supplemental Plan') is a supplemental retirement plan intended (i) to compensate participants in the Retirement Plan whose benefits thereunder are limited pursuant to Sections 401(a)(17) or 415 of the Code, and (ii) to compensate participants in the ESOP whose benefits are limited under the aforementioned sections of the Code. The normal form of supplemental pension benefit is an actuarially reduced joint and survivor annuity for married participants and an actuarially reduced 15 year term certain annuity for unmarried participants. However, participants may elect to receive their supplemental pension benefit in a lump sum, life annuity or installment payment option, each of which is the actuarial equivalent of the normal form of supplemental pension benefit. Supplemental pension benefits are payable in a lump sum in the event of a 'change in control' of the Bank. See 'Employee Benefit Plans -- Retirement Plan' and the table therein setting forth the estimated annual benefits payable under the Retirement Plan for an illustration of the benefits that may be accrued under the Retirement Plan absent the limitations of Sections 401(a)(17) and 415 of the Code.

     A participant in the Supplemental Plan is also entitled to receive a supplemental ESOP benefit equal to the fair market value of (i) the number of shares of stock that would have been contributed to the ESOP on behalf of the participant but for Sections 415 and 401(a)(17) of the Code over (ii) the number of shares of stock actually contributed to the ESOP on behalf of the participant. Fair market value will be determined as of December 31st of each year. Interest will be credited semi-annually on the fair market value on all supplemental ESOP benefits and all interest earned thereon at an annual interest rate of 8 1/4%. Supplemental ESOP benefits are payable in a lump sum on the earlier of (i) the participant's termination of service or (ii) the participant's death.


     The Supplemental Plan is administered by the Benefits Committee of the Board of Directors. The Bank has established an irrevocable trust with United States Trust Company of New York as Trustee to which the Bank has transferred funds from its general assets to be used to fund supplemental pension benefits and supplemental ESOP benefits under the Supplemental Plan. Under the terms of the Trust Agreement, the assets of the trust established for the Supplemental
Plan will be used for paying benefits under the Supplemental Plan. As of February 28, 1997, the trust had assets valued at $1,853,481.


CERTAIN TRANSACTIONS

     From time to time, the Bank makes loans to its officers (other than its executive officers) and employees, as well as to members of their immediate families and their associates, to the extent consistent with applicable laws and regulations. The Bank makes loans to full time employees and officers in connection with the purchase or refinance of their primary residence or a home equity loan at a reduced interest rate and with reduced fees ('Employee Loans'). Upon termination of employment, the interest rate will revert to the otherwise applicable rate. All other loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collection or present other unfavorable features. The Bank as a matter of policy does not make loans to its directors and executive officers.

                  PROPOSAL NUMBER 2: APPROVAL OF THE PROPOSED
                      AGREEMENT AND PLAN OF REORGANIZATION

PLAN OF REORGANIZATION

     Pursuant to the Reorganization, Bancorp will become the holding company for the Bank and all outstanding Bank Common Stock, Bank Series A Preferred Stock and Bank Series B Preferred Stock will be converted, on a one-for-one basis, into all of the outstanding Bancorp Common Stock, Bancorp Series A Preferred Stock and Bancorp Series B Preferred Stock, respectively. A copy of the Plan of Reorganization is attached as Appendix A and is incorporated herein by reference. The following discussion is qualified in its entirety by reference to the Plan of Reorganization.


     Bancorp is a newly-organized Delaware corporation that was formed by the Bank for the purpose of effecting the Reorganization, and therefore it has no operating history. As part of the Reorganization, Bancorp will organize Interim Bank as its wholly-owned subsidiary. If the Plan of Reorganization is approved by the holders of the Bank Common Stock and the holders of the Bank Series A Preferred Stock, voting together as a single class, and all other conditions set forth in the Plan of Reorganization are satisfied, on the Effective Date (as defined below) of the Reorganization, Interim Bank will be merged with and into the Bank, with the Bank as the surviving savings bank.


     After the Reorganization, the Bank will continue its existing business and operations, as a subsidiary of Bancorp. The consolidated capitalization, assets, liabilities, income, stockholders' equity and financial statements immediately following the Reorganization will be substantially the same as those of the Bank immediately prior to the consummation of the Reorganization. Immediately following the Reorganization, Bancorp's Board of Directors will be identical to that of the Bank and the Directors will hold the same term of office on the Bancorp Board as they hold on the Bank Board of Directors and the senior executive officers of Bancorp will be certain officers of the Bank. It is also expected that the organization of Bancorp's Board of Directors and its committees will be substantially similar to that of the Bank's Board of Directors as discussed under 'Proposal Number 1: Election of Directors.' The Bank Restated Organization Certificate and Bank Bylaws will continue in effect and will not be affected in any manner by the Reorganization. The Bank will continue to operate under the name 'The Greater New York Savings Bank.' The Bank's deposit accounts will continue to be insured under the Bank Insurance Fund of the FDIC. The corporate existence of the Bank will continue unaffected and unimpaired by the Reorganization, except that all of the outstanding capital stock of the Bank will be owned by Bancorp.

     The holders of Bank Common Stock, Bank Series A Preferred Stock and Bank Series B Preferred Stock will own all of the outstanding Bancorp Common Stock, Bancorp Series A Preferred Stock and Bancorp Series B Preferred Stock, respectively, after the Effective Date of the Reorganization, having received that stock in exchange for their shares of Bank Capital Stock.

REASONS FOR REORGANIZATION

     The Board of Directors believes that the Reorganization will provide greater financial, investment and operating flexibility than is currently enjoyed by the Bank.


     Under Section 593(e) of the Internal Revenue Code, any amounts paid by the Bank to its stockholders to repurchase shares of Bank Common Stock, Bank Series A Preferred Stock or Bank Series B Preferred Stock would result in adding the aggregate repurchase price to the Bank's taxable income and thereby result in a Federal tax liability to the Bank of approximately 35% of such purchase price. These repurchase provisions do not apply to a holding company such as Bancorp. After the Reorganization, Bancorp would have greater flexibility to undertake a repurchase program without suffering such adverse tax consequences and would expect to consider such a program.



     Immediately following the Reorganization, Bancorp will be a 'unitary' savings and loan holding company (i.e., a savings and loan holding company with only one depository institution subsidiary) and as such generally will not be restricted in the types of businesses in which it may engage. For additional information regarding the implications of being a savings and loan holding company, see 'Regulation of Bancorp and Acquisitions of Its Stock.' While the Bank, as a New York State-chartered capital stock savings bank, enjoys certain 'leeway' authority that permits equity and other investments in a broad range of businesses and activities, this leeway authority is subject to a limitation of 1% of assets in any one leeway investment and an aggregate of 5% of assets in all leeway investments. The Bank's leeway authority is further encumbered by provisions of the Federal Deposit Insurance Corporation Improvement Act of 1992 that limit the ability of nonmember state banks to make investments, or engage as principal in activities, that would not be permissible for a national bank. Bancorp would not be subject to such limitation on its investments in non-banking activities. In addition, Bancorp would not be subject to the limitations on investments in and lending to service corporations to which the Bank is currently subject. Although there are no plans at present for Bancorp to diversify into businesses that are not currently permitted for the Bank itself or to invest in businesses conducted by the Bank beyond the Bank's current authority, the Bank's Board of Directors believes that, if it is deemed appropriate in the future, the holding company structure will provide greater flexibility and facilitate such diversification or expansion.


     In addition, Bancorp (directly or through subsidiaries other than the Bank) may be able to conduct certain businesses currently conducted by the Bank or its subsidiaries without certain of the capital costs or other regulatory restrictions currently imposed on the Bank and its subsidiaries. Although it is not expected that Bancorp, after the Reorganization, will initially have significant assets other than the capital stock of the Bank, the Bank in the future could transfer portions of its existing operations to separate subsidiaries of Bancorp. There are no plans at present with respect to the transfer of any such operations or the establishment of separate operating subsidiaries of Bancorp. Any transactions between the Bank and Bancorp will be subject to substantial regulatory limitations. See 'Regulation of Bancorp and Acquisitions of Its Stock.'


     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED REORGANIZATION AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE PLAN OF REORGANIZATION.

DESCRIPTION OF REORGANIZATION

     The Reorganization will be accomplished through the following steps:

          1. Bancorp has been incorporated under the laws of the State of Delaware as a wholly-owned subsidiary of the Bank.

          2. Bancorp will organize Interim Bank as its wholly-owned subsidiary.

          3. Interim Bank will be merged into the Bank, with the Bank as the receiving and surviving savings bank.

          4. As part of the merger, shares of Bank Common Stock, Bank Series A Preferred Stock and Bank Series B Preferred Stock outstanding prior to the merger (other than shares of Bank Common Stock or Bank Series A Preferred Stock held by persons who perfect their dissenters' rights in accordance with the New York Banking Law) will be converted, on a one-for-one basis, into shares of Bancorp Common Stock, Bancorp Series A Preferred Stock and Bancorp Series B Preferred Stock, respectively, with the result that Bank stockholders (other than those who have exercised their dissenters' rights) will become the sole stockholders of Bancorp.

          5. The shares of Bancorp Common Stock held by the Bank will be canceled.

          6. The shares of common stock of Interim Bank outstanding prior to the merger will be converted into shares of common stock of the Bank, with the result that after the merger all of the issued and outstanding capital stock of the Bank will be owned by Bancorp.

TREATMENT OF THE BANK STOCK CERTIFICATES

     After the Reorganization is consummated, Bank stock certificates (other than those representing dissenting shares) will automatically represent the same number of shares of Bancorp Common Stock, Bancorp Series A Preferred Stock or Bancorp Series B Preferred Stock as the number of shares of Bank Common Stock, Bank Series A Preferred Stock or Bank Series B Preferred Stock, respectively, previously represented by such stock certificates, and the holders of such certificates (other than those representing dissenting shares) will have all of the rights of holders of Bancorp Common Stock, Bancorp Series A Preferred Stock or Bancorp Series B Preferred Stock, as the case may be. After the Reorganization is consummated, Bank stockholders (other than dissenting stockholders) will be entitled, but not required, to exchange their Bank stock certificates for new certificates evidencing the same number of shares of Bancorp Common Stock, Bancorp Series A Preferred Stock or Bancorp Series B Preferred Stock. ChaseMellon Stockholder Services, L.L.C., Overpeck Centre, 85 Challenger Road, Ridgefield Park, NJ 07660 is the transfer agent and registrar for Bank Common Stock and Bank Series B Preferred Stock and will act in the same capacity for Bancorp Common Stock and Bancorp Series B Preferred Stock. The Greater is the transfer agent and registrar for the Bank Series A Preferred Stock. After the Reorganization, Bancorp will act in such capacity for the Bancorp Series A Preferred Stock.

RESALE OF SHARES


     The Bancorp Common Stock and Bancorp Series A Preferred Stock have been registered under the Securities Act, thereby allowing, except in the case of 'affiliates' of the Bank or Bancorp, such shares to be traded freely and without restriction by those holders of Bank Common Stock and Bank Series A Preferred Stock who receive such shares following consummation of the Reorganization and who are not deemed to be 'affiliates' (as defined under the Securities Act, but generally including directors, certain executive officers and persons who are beneficial owners of more than 10 per centum of such stock) of Bancorp or the Bank. Bancorp Series A Preferred Stock is to be issued only to the ESOP trustee and is subject to restrictions on transfer contained in the Bancorp Amended and Restated Certificate of Incorporation. The Registration Statement on Form S-4, of which this Proxy Statement/Prospectus is a part, does not cover any resales by 'affiliates' of Bancorp or the Bank.


MARKET FOR BANCORP COMMON STOCK

     Bancorp will apply to have Bancorp Common Stock approved for quotation on the Nasdaq National Market. It is anticipated that the shares of Bancorp Common Stock received by holders of Bank Common Stock in the Reorganization will be so quoted, under the trading symbol 'GRTR', after the Effective Date of the Reorganization. As a result, it is anticipated that the holders of Bank Common Stock will be able to trade their shares of Bancorp Common Stock without interruption. As is currently the case with respect to the Bank Series A Preferred Stock and the Bank Series B Preferred Stock, Bancorp does not intend to list the Bancorp Series A Preferred Stock or the Bancorp Series B Preferred Stock on a national securities exchange or to qualify such stock for trading on the automated quotation system of the National Association of Securities Dealers.


EFFECT OF REORGANIZATION ON CAPITALIZATION OF THE BANK; CAPITALIZATION OF
BANCORP



     The principal effect of the Reorganization on the capitalization of the Bank will be that its stockholders' equity relating to the Bank Series A Preferred Stock and the Bank Series B Preferred Stock will become Bank Common Stock stockholder's equity and its stockholder's equity will be reduced by approximately $1 million that will be contributed to Bancorp prior to the Reorganization for expenses relating to the Reorganization and Bancorp's initial operations. The expenses incurred in connection with the Reorganization are expected to be capitalized and amortized over a period of five years. On a pro forma basis after giving effect to the Reorganization, the Bank's Tier 1 regulatory capital ratios will increase because the resulting stockholder's equity from the exchange of the Bank Series A Preferred stock will become Bank Common Stock stockholder's equity, whereas the Series A Preferred Stock does not qualify as Tier 1 capital of the Bank because it is cumulative. Although as a savings and loan holding company, Bancorp will not be subject to any specific regulatory capital requirements, its consolidated regulatory capital ratios would approximate those of the Bank on a pro forma basis as of December 31, 1996. As of December 31, 1996, the Bank had Tier 1 and total risk-based capital ratios of 12.99% and 14.62%, respectively, and a Tier 1 leverage ratio of 7.06% which resulted in it being considered 'well-capitalized' for regulatory purposes. The historical and pro forma capitalization of the Bank and the pro forma capitalization of Bancorp after giving effect to the Reorganization as of December 31, 1996 is as follows ($ in thousands):



                                                                              BANK
                                                                     -----------------------     BANCORP
                                                                     HISTORICAL    PRO FORMA    PRO FORMA
                                                                     ----------    ---------    ---------
Series A Preferred Stock..........................................    $  19,336    $  --        $ 19,336
ESOP Debt Guarantee...............................................      (14,230)    (14,230)     (14,230)
Series B Preferred Stock..........................................       47,312       --          47,312
Common Stock......................................................       13,534           1       13,534
Common Stock Paid in Capital......................................      102,883     182,065      102,883
Surplus and Undivided Profits.....................................       40,843      40,843       40,843
Net Unrealized (Loss) Gain on Securities Available for Sale, Net
  of Taxes........................................................          (30)        (30 )        (30 )
                                                                     ----------    ---------    ---------
          Total Stockholder('s)(s') Equity........................    $ 209,648    $208,649     $209,648
                                                                     ----------    ---------    ---------
                                                                     ----------    ---------    ---------



RIGHTS OF DISSENTING STOCKHOLDERS IN THE REORGANIZATION



     Any holder of Bank Common Stock or Bank Series A Preferred Stock entitled to vote on the Plan of Reorganization who does not vote in favor thereof has the right to receive payment of the fair value of such stockholder's shares of Bank Common Stock or Bank Series A Preferred Stock upon compliance with the provisions of section 6022 of the NYBL. Failure to comply strictly with the procedures set forth in that section will cause the stockholder to lose dissenters' rights. The following summary of the applicable provisions of section 6022 of the NYBL is not intended to be a complete statement thereof and is qualified in its entirety by reference to the full text of section 6022 of the NYBL, which is attached as Appendix B.



     Any Bank stockholder intending to enforce his or her right to receive payment for shares of Bank Common Stock or Bank Series A Preferred Stock may not vote in favor of the Plan of Reorganization and must file with The Greater before or at the annual meeting (but before the stockholders' vote), written objection to the Plan of Reorganization and to the related exchange of Bank Common Stock for Bancorp Common Stock and Bank Series A Preferred Stock for Bancorp Series A Preferred Stock. The objection must state that the stockholder intends to demand payment for his or her shares of Bank Common Stock or Bank Series A Preferred Stock if the reorganization is consummated. Each stockholder who has filed such an objection will be notified of the approval of the plan within ten (10) days following the date of any approval by the Bank stockholders. Any such stockholder who elects to dissent must, within twenty
(20) days of the giving of such notice, file with The Greater a written notice of such election containing the information required under section 6022 of the NYBL, and simultaneously or within one month thereafter, must submit the certificate representing shares of Bank Common Stock or Bank Series A Preferred Stock for placement of the appropriate legend thereon. A stockholder may not dissent as to less than all of the shares of Bank Common Stock and Bank Series A Preferred Stock held by the stockholder.



     Upon filing a Notice of Election to dissent, a stockholder will cease to have any of the rights of a stockholder of Bank Common Stock or Bank Series A Preferred Stock, including dividend rights, except the right to be paid the fair value of his or her shares and such other rights as are granted under the NYBL. Withdrawal of any election to dissent will require the written consent of The Greater. If the Reorganization is not consummated, dissenting stockholders will have no right to payment for shares and will be reinstated with all rights of a stockholder of Bank Common Stock and/or Bank Series A Preferred Stock.



     Within seven (7) days after the later of the expiration of the period within which stockholders may file their written election to dissent or the consummation of the reorganization, The Greater may make a written offer to all dissenting stockholders of the Bank to pay a specified amount, which it considers to be a fair amount, for each share of Bank Common Stock or Bank Series A Preferred Stock held by dissenting stockholders. If, within thirty (30) days of such offer, any dissenting stockholder and The Greater agree on the price to be paid for the stockholder's shares of Bank Common Stock or Bank

Series A Preferred Stock, the agreed upon payment will be made within sixty (60) days of the written offer and upon surrender of the certificates representing such shares.



     If a written offer is not made within the specified period or if there is no agreement with the dissenting stockholder on the price to be paid, then The Greater may institute a special court proceeding to determine the rights of dissenting stockholders and to fix the fair value of shares of Bank Common Stock or Bank Series A Preferred Stock. If such proceeding is not instituted, then any dissenting stockholder who has not accepted an offer must initiate a similar court proceeding within thirty (30) days of the last date on which The Greater could have initiated such a court proceeding. If the required court proceeding is not instituted within the thirty (30) day period, a dissenting stockholder shall lose all dissenters' rights unless the court directs otherwise.


CONDITIONS TO THE REORGANIZATION


     The Plan of Reorganization sets forth several conditions that must be met before the Reorganization will be consummated, including the following: (i) all required approvals of the stockholders of the Bank, Bancorp and Interim Bank shall have been obtained; (ii) approval of the Reorganization by the OTS, the FDIC, the Superintendent and any other governmental agency having jurisdiction; and (iii) receipt of an opinion of counsel to the Bank or a ruling from the Internal Revenue Service (the 'IRS') generally to the effect that the Reorganization will be treated as a non-taxable transaction under the Code. See 'Tax Consequences of Reorganization' below. The Plan of Reorganization may be terminated at any time prior to the Effective Date at the option of the Bank's Board of Directors for any reason, whether before or after any Bank stockholder approval of the Plan of Reorganization. For example, the Bank's Board of Directors will have the right to terminate the Plan of Reorganization if the number of stockholders exercising dissenter's rights would necessitate payments in amounts greater than the Bank's Board of Directors may deem appropriate.


     THE MANAGEMENT OF THE BANK HAS NO REASON TO BELIEVE THAT THE REQUIRED REGULATORY APPROVALS WILL NOT BE OBTAINED. HOWEVER, THERE CAN BE NO ASSURANCE THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED, AND, IF THE REORGANIZATION IS APPROVED, THERE CAN BE NO ASSURANCE AS TO THE DATE OF ANY SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES THE BANK'S BOARD OF DIRECTORS TO BELIEVE THAT THE REORGANIZATION, AS SO MODIFIED, IS NOT IN THE BEST INTEREST OF THE BANK AND ITS STOCKHOLDERS.

EFFECTIVE DATE

     The 'Effective Date' of the Reorganization will be the later of (i) the date designated by The Greater to the Superintendent as the date on which the Reorganization shall be effective or (ii) the date on which the Superintendent files the Plan of Reorganization. Management expects the Effective Date to occur in the second quarter of 1997.

AMENDMENT OF PLAN OF REORGANIZATION


     The Boards of Directors of the Bank, Bancorp and Interim Bank may amend the Plan of Reorganization if they determine for any reason that such amendment would be advisable. Such amendment may occur at any time prior to the consummation of the Reorganization, whether before or after approval of the Plan of Reorganization by the holders of Bank Common Stock and the holders of Bank Series A Preferred Stock, except that, after such approval, the Plan of Reorganization will not be amended in any respect deemed by the Bank's Board of Directors to be materially adverse to either the holders of Bank Common Stock or Bank Series A Preferred Stock.


EFFECT OF REORGANIZATION ON BENEFIT PLANS


     Upon consummation of the Reorganization, Bancorp is expected to assume the rights and obligations of the Bank under the Bank's Supplemental Plan, ESOP,
Savings Plan, 1987 Plan, Directors' Retirement Plan, Retirement Plan, Non-Employee Directors' Deferred Compensation Plan, 1996 Plan, 1997 Annual Incentive Plan and the Directors Option Plan (providing for the granting of options to purchase 4,000 shares of Bank Common Stock at the 1997 Annual Meeting of Stockholders and at each subsequent Annual Meeting of Stockholders thereafter). In addition, following the consummation of the Reorganization, Bancorp is expected to assume the obligations of the Bank to deliver or make available shares of Bank Common Stock under any other agreement, plan or program to which The Greater or any of its subsidiaries is a party. In accordance with the foregoing, upon the consummation of the Reorganization, any reference to Bank Common Stock or Bank Series A Preferred Stock under any such assumed agreement, plan or program maintained by The Greater or any of its subsidiaries is expected to become a reference to Bancorp Common Stock or Bancorp Series A Preferred Stock, as the case may be.

ACCOUNTING TREATMENT OF REORGANIZATION

     The assets, liabilities and stockholders' equity of the Bank will be carried forward on the consolidated financial statements of Bancorp at the respective amounts carried on the Bank's books on the Effective Date of the Reorganization.

TAX CONSEQUENCES OF REORGANIZATION


     The following discussion assumes that the Bank will have current or accumulated earnings and profits in excess of the aggregate amount of cash payments received by holders of Bank Common Stock in redemption of Bank Rights.


     The Plan of Reorganization is expected to have the following federal income tax consequences:

          1. No gain or loss will be recognized by holders of Bank Common Stock upon the exchange of their Bank Common Stock solely for Bancorp Common Stock. See ' -- Taxation of Rights Redemption', below.

          2. No gain or loss will be recognized by holders of Bank Series A Preferred Stock upon the exchange of their Bank Series A Preferred Stock solely for Bancorp Series A Preferred Stock.

          3. No gain or loss will be recognized by holders of Bank Series B Preferred Stock upon the exchange of their Bank Series B Preferred Stock solely for Bancorp Series B Preferred Stock.

          4. No gain or loss will be recognized by The Greater, Bancorp or Interim Bank as a result of the merger of Interim Bank with and into The Greater, with The Greater as the surviving savings bank.

          5. The aggregate basis of the Bancorp stock received by each Bank stockholder in the Reorganization will be the same as the aggregate basis of the Bank stock exchanged therefor.

          6. The holding period of the Bancorp Stock received by each Bank stockholder in the Reorganization will include the holding period of Bank stock exchanged therefor, provided that such stockholder held such Bank stock as a capital asset on the date of the Reorganization.


     Consummation of the Reorganization is conditioned upon, among other things, the receipt by the Bank of an opinion of counsel or a ruling from the IRS generally to the effect set forth above. Sullivan & Cromwell, counsel to Bancorp and the Bank, has indicated that based on customary certificates to be delivered by management of Bancorp and the Bank, it expects to be able to render such an opinion.


     If the Bank does not have sufficient earnings and profits as described above, it is possible that a holder of Bancorp Common Stock would recognize gain to the extent of, or such holder's basis in the Bancorp Common Stock received in the Reorganization would be reduced by, the amount of cash received by such holder in redemption of Rights.

     The exchange of Bank Common Stock or Bank Series A Preferred Stock for cash by a holder of such stock who exercises dissenters' appraisal rights will be a taxable transaction to such holder for federal income tax purposes (and may also be a taxable transaction under applicable state, local, foreign and other tax laws). To the extent that the Bank pays dissenters for their shares of Bank Common Stock or Bank Series A Preferred Stock, the Bank will be subject to tax on amounts paid to dissenters according to Section 593(e)(2) of the Code.

     Taxation of Rights Redemption. Receipt of a cash payment in redemption of a Bank Right should be treated as a dividend taxable as ordinary income if the Bank has sufficient earnings and profits as described above. In the absence of such earnings and profits, it is possible such amounts would be non-taxable return of basis or taxable gain.


     The foregoing constitutes only a general description of certain tax consequences of the Reorganization without regard to the particular facts and circumstances of specific stockholders. Each Bank stockholder should consult his or her own tax counsel or advisor as to the specific foreign, federal, state and local tax consequences of the Reorganization to such stockholder.

PAYMENT OF DIVIDENDS; HOLDING COMPANY STRUCTURE

     The ability of the Bank to pay dividends on Bank Common Stock, Bank Series A Preferred Stock and Bank Series B Preferred Stock is restricted by the NYBL and FDIC rules, regulations and policy. Under the NYBL, dividends may be declared and paid by the Bank only out of its net profits, determined under regulatory accounting practices. The approval of the Superintendent is required if the total of all dividends declared in any calendar year will exceed net profits for that year plus retained net profits for the preceding two years less any required transfer to surplus. Under these restrictions, as of December 31, 1996, the Bank could pay dividends of approximately $22 million.

     The NYBL further provides that no dividends may be declared, credited or paid that would reduce stockholders' equity below the amount required in the liquidation account that was established upon the Bank's conversion from mutual to stock form. The required amount of the liquidation account stood at $2.8 million as of December 31, 1996 and is reduced annually. According to FDIC rules, regulations and policy, no dividends may be paid on Bank Common Stock, Bank Series A Preferred Stock or Bank Series B Preferred Stock if the Bank is not in compliance with all applicable capital requirements or if the payment of such dividends would cause the Bank's capital to fall below required levels or exceed operating earnings. In addition, no dividends may be declared or paid on Bank Common Stock unless full dividends have been paid on the outstanding Bank Series A Preferred Stock and Bank Series B Preferred Stock for the most recently concluded dividend period.


     After the Reorganization, Bancorp's ability to pay dividends will not be directly subject to the restrictions on the Bank's ability to pay dividends described above. Bancorp will instead be limited by certain restrictions generally imposed on Delaware corporations (i.e., dividends may be paid only out of a Delaware corporation's surplus, as defined by Delaware law, or if there should be no surplus, its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year) and, with respect to dividends on the Bancorp Common Stock, by provisions of the Bancorp Amended and Restated Certificate of Incorporation to the effect that no dividends may be declared or paid on Bancorp Common Stock unless full dividends have been paid on the outstanding Bancorp Series A Preferred Stock and Bancorp Series B Preferred Stock for the most recently concluded dividend period.


     The principal (and initially exclusive) source of income of Bancorp, however, is expected to consist of dividends, if any, from the Bank, which will continue to be subject to the existing regulatory restrictions on the Bank's ability to pay dividends. Accordingly, Bancorp's ability to pay dividends will depend on whether the Bank is permitted to, and actually does, pay dividends to Bancorp. Any dividend that the Bank may pay to Bancorp following the Reorganization may be used by Bancorp for purposes other than the payment of dividends to Bancorp stockholders.


     Because Bancorp is a newly-organized corporation, Bancorp's Board of Directors has not considered or adopted a dividend policy with respect to the Bancorp Common Stock it will issue in the Reorganization. However, it is expected that the dividend policy of Bancorp will be similar to that of the Bank. Based on the number of shares of Bank Series A Preferred Stock and Bank Series B Preferred Stock outstanding as of December 31, 1996, the aggregate annual dividends estimated to be payable on the Bancorp Series A Preferred Stock and the Bancorp Series B Preferred Stock would be $7.6 million.



     Because Bancorp is a holding company, the rights of Bancorp to participate in any distribution of assets of any subsidiary, including the Bank, upon its liquidation or reorganization or otherwise (and thus the ability of Bancorp's stockholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that Bancorp itself may be a creditor of that subsidiary with recognized claims. Claims on Bancorp subsidiaries by creditors other than Bancorp will include substantial obligations with respect to deposit liabilities and purchased funds.


CERTAIN DIFFERENCES IN STOCKHOLDER RIGHTS


     The Bank is a New York State-chartered capital stock savings bank subject to the provisions of the NYBL. Bancorp is a Delaware corporation subject to the provisions of the DGCL. Holders of Bank Capital Stock, whose rights are governed by the Bank Restated Organization Certificate, the Bank Bylaws and the NYBL, and who have not properly exercised dissenters' rights will, upon consummation of the Reorganization, become holders of Bancorp Capital Stock and, on the Effective Date, their rights as stockholders will be determined by the Bancorp Amended and Restated Certificate of Incorporation, the Bancorp Bylaws and the DGCL. The privileges and rights of the holders of Bancorp Common Stock under the Bancorp Amended and Restated Certificate of Incorporation and Bancorp Bylaws are substantially the same as the privileges and rights of the holders of the Bank Common Stock under the Bank Restated Organization Certificate and Bank Bylaws. The terms, designations, preferences, limitations, privileges and rights of the holders of Bancorp Series A Preferred Stock and the Bancorp Series B Preferred Stock under the Bancorp Amended and Restated Certificate of Incorporation and Bancorp ByLaws are substantially identical to those of the Bank Series A
Preferred Stock and Bank Series B Preferred Stock under the Bank Restated Organization Certificate and Bank ByLaws. Nonetheless, certain differences will exist, for the most part between the Bancorp Common Stock and the Bank Common Stock.



     The following is a summary of the material differences in the rights of stockholders of the Bank under the Bank Restated Organization Certificate, the Bank Bylaws and the NYBL, on the one hand, and the rights of stockholders of Bancorp under the Bancorp Amended and Restated Certificate of Incorporation, the Bancorp Bylaws and the DGCL, on the other hand. The following discussion does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the governing laws, the Bank Restated Organization Certificate, the Bank Bylaws, the Bancorp Amended and Restated Certificate of Incorporation and the Bancorp Bylaws. The Bancorp Amended and Restated Certificate of Incorporation and the Bancorp Bylaws are attached as Exhibits 1 and 2, respectively, to Appendix A.


LIMITATION OF DIRECTOR AND OFFICER LIABILITY


     Bancorp. Section 102(b)(7) of the DGCL permits the inclusion of a provision in the certificate of incorporation of a Delaware corporation which eliminates or limits the personal liability of a director of such corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) for a breach of the DGCL provision relating to unlawful payment of dividends or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit. The Bancorp Amended and Restated Certificate of Incorporation contains a provision so eliminating the liability of Bancorp directors to Bancorp or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption is not permitted under the DGCL. Such provision absolves Bancorp directors from liability for monetary damages to Bancorp or Bancorp's stockholders for breaches of their duty of due care, even if it involved gross negligence, unless the conduct falls within one of the statutory limitations.


     Bank. There is no analogous provision in the Bank Restated Organization Certificate as such a provision is not permitted under the NYBL.

REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

     Bancorp. Under the DGCL, the approval of the Bancorp Board and the holders of a majority of the outstanding shares of capital stock of Bancorp entitled to vote are required for Bancorp to merge or consolidate with another corporation or sell all or substantially all of its assets or voluntarily liquidate, except as described below. Bancorp may, however, acquire another corporation or bank (including through a merger with the Bank or another subsidiary of Bancorp), for cash or stock, in a transaction that does not require any stockholder approval.

     Bank. The NYBL provides that a merger, a voluntary liquidation, or a sale of assets by the Bank must be approved by the vote of at least two-thirds (66 2/3%) of the stock of the Bank unless, in the case of a merger into the Bank, the total assets of the merging entity do not exceed 10% of the total assets of the Bank and the plan of merger does not change the name or the authorized shares of capital stock of the Bank or make or require any other change or amendment for which the approval or consent of shareholders of the Bank would be required under the NYBL.

BUSINESS COMBINATION/STOCKHOLDER RIGHTS PLAN PROVISIONS

     Bancorp. Section 203 of the DGCL provides that a person or entity that owns 15% or more of the outstanding voting stock of a Delaware corporation (an 'Interested Stockholder') may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such person or entity became an Interested
Stockholder, unless an exemption described below is applicable. The term 'business combination' is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute exempts  the following  transactions from  the requirements  of
Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an Interested Stockholder, (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he or she became an Interested Stockholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers or by certain employee stock plans, (iii) any business combination with an Interested Stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder, (iv) business combinations with Interested Stockholders who become interested when the corporation is not covered by the statute and (v) certain business combinations that are proposed after the corporation had received other acquisition proposals and that are approved or not opposed by a majority of certain continuing members of the board of directors.

     Under the DGCL there is no statutory minimum beneficial ownership threshold requirement for a stockholder rights plan to be authorized as there is under the NYBL as described below.

     Bank. The NYBL has no comparable business combination statute which is applicable to the Bank. For a stockholder rights plan to be authorized under the NYBL the beneficial ownership threshold at which a stockholder's rights may become void must be at least 20%. See "Bancorp Rights Plan".


APPRAISAL RIGHTS

     Bancorp. Pursuant to Section 262 of the DGCL, a stockholder of Bancorp, including those not entitled to vote, will generally be entitled to appraisal rights in connection with a merger, consolidation or similar transaction in which the vote of the stockholders of Bancorp is required. No such appraisal rights, however, are available for the shares of any class or series of stock if
(i) such class or series is either (a) listed on a stock exchange or quoted on the Nasdaq National Market (as the Bancorp Common Stock is expected to be) or
(b) held of record by more than 2,000 holders and (ii) such class or series receives stock in such transaction.

     Bank. Pursuant to Section 6022 of the NYBL, a stockholder of the bank who is entitled to vote on a merger, consolidation or similar transaction, and who does not vote in favor of such action, is generally entitled to appraisal rights, pursuant to which such stockholder has the right to demand payment of the fair or appraised value of the stock. See 'Rights of Dissenting Stockholders in the Reorganization,' below.

OTHER CONSTITUENCIES


     Bancorp. The Bancorp Amended and Restated Certificate of Incorporation contains a provision similar to that contained in Section 7015 of the NYBL entitling the Bancorp Board of Directors to consider in taking any action, including action relating to a potential change of control transaction, both long term and short term interests of Bancorp and its stockholders and the effect on constituencies other than the stockholders of Bancorp. The DGCL does not contain such a provision.



     Bank. The Bank Restated Organization Certificate contains a provision requiring the Bank's Board of Directors, when evaluating a change of control proposal presented to the Bank, to give due consideration to, among other things, the possible effects on constituencies other than the stockholders of the Bank. In addition, Section 7015 of the NYBL as described above contains a provision specifically permitting the Bank's Board of Directors to consider in taking any action, including in the context of a change in control, both the long term and short term interests of the Bank and its stockholders and various constituencies.


INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Bancorp. Under Section 145 of the DGCL, a Delaware corporation may fully indemnify its directors, officers, employees and agents if such persons have acted in good faith and in a manner such persons reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, have no reasonable cause to believe such person's conduct was unlawful. The Bancorp Bylaws provide that Bancorp shall indemnify its directors, officers, employees and agents to the full extent permitted by law.


     Bank. Section 7019 of the NYBL allows indemnification of directors and officers (but not employees) unless such persons have breached their duty under
Section 7015 of the NYBL. Section 7015 of the NYBL provides that directors and officers shall discharge the duties of their respective positions in good faith and with that degree of diligence, care and skill which an ordinarily prudent man would exercise under similar circumstances, in like positions. The Bank Bylaws provide for the full indemnification of the Bank's directors, officers and employees to the extent permitted by law.

     The NYBL requires that (i) stockholders be notified of any expenses or other amounts paid to a director or officer by way of indemnification otherwise than by court order or stockholder action and (ii) the Superintendent be notified of any amounts to be paid to a director or officer by way of indemnification at least 30 days prior to such payment.

DESCRIPTION OF BANCORP CAPITAL STOCK


     General. The Bancorp Amended and Restated Certificate of Incorporation authorizes the issuance of capital stock consisting of up to 45 million shares of common stock, $1.00 par value, and up to 10 million shares of preferred stock, $1.00 par value, including up to 1,800,000 shares of Bancorp Series A Preferred Stock, up to 2,000,000 shares of Bancorp Series B Preferred Stock and up to 150,000 shares of junior preferred stock. The Bancorp Board of Directors has the power from time to time to issue additional shares of Bancorp Common Stock or preferred stock authorized by the Bancorp Amended and Restated Certificate of Incorporation without obtaining approval of Bancorp's stockholders. The rights, qualifications, limitations and restrictions on each series of preferred stock issued will be determined by Bancorp Board of Directors and approved as required by the Delaware General Corporation Law or otherwise, at the time of issuance and may include, among other things, rights in liquidation, rights to participating dividends, voting and convertibility to Bancorp Common Stock. The following descriptions of Bancorp Capital Stock are qualified in their entirety by reference to the Bancorp Amended and Restated Certificate of Incorporation and exhibits attached thereto which are a part thereof.


     Bancorp Common Stock. Shares of Bancorp Common Stock will be fully-paid and non-assessable. Upon consummation of the Reorganization, holders of Bancorp Common Stock along with holders of the Bancorp Series A Preferred Stock, voting together as a class, will be entitled to one vote per share on all matters upon which stockholders have the right to vote. With the exception of the limited voting rights of holders of Bancorp Series B Preferred Stock described below and certain limited class voting rights of the Bancorp Series A Preferred Stock described below, the holders of Bancorp Common Stock and Bancorp Series A Preferred Stock will possess exclusive voting rights in Bancorp. Stockholders will not be entitled to cumulate their votes for the election of directors.

     In the event of any liquidation, dissolution, or winding up of Bancorp, the holders of the Bancorp Common Stock will be entitled to receive, after payment of all debts and liabilities of Bancorp (including all deposits and accrued interest thereon), after the rights, if any, of preferred stockholders, all assets of Bancorp available for distribution in cash or in kind. Holders of the Bancorp Common Stock will not be entitled to preemptive rights with respect to any shares of Bancorp that may be issued. The Bancorp Common Stock will not be subject to redemption and is not convertible.


     As is the case with the Bank Restated Organization Certificate and Bank Bylaws, the Bancorp Amended and Restated Certificate of Incorporation and Bancorp Bylaws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of Bancorp, including provisions (i) classifying the Bancorp Board of Directors into three classes with each class to serve for three years with one class being elected annually; (ii) authorizing the Bancorp Board of Directors to fix the size of the Bancorp Board between seven (7) and thirty (30) directors; (iii) authorizing directors to fill Bancorp Board of Directors vacancies up to a maximum of one-third of the entire Board of Directors that occur between annual meetings;
(iv) providing that the directors may be removed only for cause and only by the affirmative vote of at least eighty (80) percent of the shares entitled to be voted in the election of directors; (v) requiring that any action taken by written consent of the stockholders without a meeting be unanimous; (vi) allowing the Bancorp Board of Directors to give due consideration to constituencies other than the Bancorp stockholders in evaluating acquisition or merger proposals; (vii) providing that certain of the foregoing provisions may only be amended by the affirmative vote of 66 2/3 percent or eighty (80) percent of the shares entitled to be voted; and (viii) setting forth specific conditions under which: (a) business may be transacted at an annual meeting of stockholders; and (b) persons may be nominated for election as directors of Bancorp at an annual meeting of stockholders.



     The foregoing provisions could impede a change of control of Bancorp. In particular, classification of the Bancorp Board of Directors has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the Bancorp Board of Directors. Furthermore, allowing the Bancorp Board of Directors to consider non-stockholder constituencies may have the effect of increasing the Bancorp Board of Directors' discretion to reject acquisition or merger proposals.



     In addition to the foregoing, in certain instances the issuance of authorized but unissued shares of Bancorp Common Stock and Bancorp preferred stock may have an anti-takeover effect. The authority of the Bancorp Board of Directors to issue Bancorp preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the Bancorp Board of Directors to prevent a change of control despite a shift in ownership of Bancorp Common Stock. In addition, the Bancorp Board of Directors' authority to issue additional shares of Bancorp Common Stock may help deter or delay a change of control by increasing the number of shares needed to gain control.



     Bancorp Series A Preferred Stock. The Bancorp Amended and Restated Certificate of Incorporation authorizes Bancorp to issue up to 1,800,000 shares of Series A ESOP Convertible Preferred Stock. The terms of the Bancorp Series A Preferred Stock are virtually identical (except for the fact the Bank is replaced as the issuer by Bancorp) to those of the Bank Series A Preferred Stock. The Bancorp Series A Preferred Stock, upon issuance in the Reorganization, will be fully paid and nonassessable. The holders of Bancorp Series A Preferred Stock will be subordinate to the rights of Bancorp's general creditors. The Bancorp Series A Preferred Stock will not be subject to any mandatory redemption, sinking fund, or other obligation of Bancorp to redeem or retire the Bancorp Series A Preferred Stock. Such Stock will be issued pursuant to The Greater New York Savings Bank ESOP, which was established to benefit employees of Bancorp and its subsidiaries, and will be held exclusively by the Bancorp ESOP Trustee for the benefit of participating employees of Bancorp and its subsidiaries.


     Rank. The Bancorp Series A Preferred Stock will rank senior to the Bancorp Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up. The Bancorp Series A Preferred Stock will not rank junior to any other series of Bancorp's preferred stock as to the payment of dividends or the distribution of assets on liquidation, dissolution or winding-up.

     As used below, 'Parity Stock' refers to issuances of equity securities by Bancorp ranking on a parity with the Bancorp Series A Preferred Stock. 'Junior Stock' refers to issuances of equity securities by Bancorp which do not constitute Parity Stock.

     Cumulative Dividends. The holders of shares of Bancorp Series A Preferred Stock are entitled to receive cash dividends in an amount equal to $1.0725 per share per annum, payable in equal proportions on the first day of January and July of each year (the 'Series A Dividend Payment Date') commencing on the first such date occurring after the date on which Bancorp acquires all of the outstanding shares of capital stock of The Greater (the 'Holding Company Formation'). Preferred dividends accrue on outstanding shares of the Bancorp Series A Preferred Stock from the date of the last dividend payment date on the Bank Series A Preferred Stock. Preferred dividends will accrue on a daily basis whether or not Bancorp shall have earnings or surplus at the time, but preferred dividends accrued for any period less than a full semi-annual period will be computed on the basis of a 360-day year of 30-day months. Accumulated but unpaid preferred dividends will cumulate as of the Series A Dividend Payment Date on which they first become payable, but no interest will accrue on accumulated but unpaid preferred dividends. So long as any Bancorp Series A Preferred Stock is outstanding, no dividend will be declared or paid or set apart for payment on any Parity Stock, unless there will have been or contemporaneously are declared and paid or set apart for payment on the Bancorp Series A Preferred Stock, like dividends for all dividend payment periods of the Bancorp Series A Preferred Stock ending on or before the dividend payment date of such Parity Stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period on such Parity Stock next preceding such dividend payment date. Bancorp may not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, any Junior Stock until full cumulative dividends on the Bancorp Series A Preferred Stock will have been paid or declared and set apart.

     There can be no assurance that any dividend on Bancorp Series A Preferred Stock will be declared or, if so, in what amount. Further, there can be no assurance that dividends, once declared, will continue for any future period. The declaration and payment of future dividends on Bancorp Series A Preferred Stock will be subject to business conditions, the earnings and financial condition of Bancorp and the judgment of the Bancorp Board. Dividends will also be affected by dividend restrictions and limitations imposed by the Delaware General Corporation Law and by the ability of The Greater to pay dividends to Bancorp. See 'Payment of Dividends.'

     Liquidation Preference. In the event of any liquidation, dissolution or winding up of Bancorp, voluntary or involuntary, the holders of Bancorp Series A Preferred Stock will be entitled to receive out of the assets of Bancorp available for distribution to stockholders, before any distribution of assets is made to the holders of Bancorp Common Stock or other Junior Stock, liquidating distributions in the amount of $13.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to the date fixed for distribution. If, upon any voluntary or involuntary liquidation, dissolution or winding up of Bancorp, the amounts payable with respect to the Bancorp Series A Preferred Stock and any Parity Stock are not paid in full, the holders of the Bancorp Series A Preferred Stock and of such Parity Stock will share ratably in any such distribution of assets of Bancorp in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidation distribution and all accumulated and unpaid dividends to which they are entitled, the holders of Bancorp Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of Bancorp. All distributions made with respect to the Bancorp Series A Preferred Stock in connection with such liquidation, dissolution or winding up of Bancorp will be made pro rata to the holders entitled thereto. Neither the merger or consolidation of Bancorp with or into any other corporation, nor the merger or consolidation of any other corporation with or into Bancorp, nor the sale, transfer or lease of all or any portion of the assets of Bancorp, will be deemed to be a dissolution, liquidation or winding-up of the affairs of Bancorp.

     Optional Redemption. The Bancorp Series A Preferred Stock is redeemable at the option of Bancorp for cash, in whole or in part, at any time and from time to time, at the following redemption prices per share if redeemed during the 12-month period beginning July 2, in each of the following years, to the extent that Bancorp has funds legally available therefor:

                          DURING THE TWELVE-MONTH PERIOD                              PRICE PER
                                 BEGINNING JULY 2                                       SHARE
-----------------------------------------------------------------------------------   ---------
     1996..........................................................................    $ 13.30
     1997..........................................................................    $ 13.20
     1998..........................................................................    $ 13.10

and thereafter at $13.00 per share, plus, in each case, an amount equal to all accumulated and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price will be made by Bancorp in cash or shares of Bancorp Common Stock, or a combination thereof. From and after the date fixed for redemption, dividends on shares of Bancorp Series A Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of Bancorp will cease, except the right to receive the redemption price. If less than all of the outstanding shares of Bancorp Series A Preferred Stock are to be redeemed, Bancorp will either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or will select the shares to be redeemed by lot, as may be determined by the Bancorp Board.

     Notice of redemption will be sent to the holders of Bancorp Series A Preferred Stock at the address shown on the books of Bancorp or any transfer agent for the Bancorp Series A Preferred Stock by first-class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. In the event of a modification to the Internal Revenue Code of 1986, as amended, which has the effect of precluding Bancorp from claiming a tax deduction for dividends paid on the Bancorp Series A Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Bancorp Series A Preferred Stock are initially issued, Bancorp may, in its sole discretion and notwithstanding anything to the contrary described above, elect to redeem such shares for the amount payable in respect of the shares upon liquidation of Bancorp as described above in 'Liquidation Preference'. Upon surrender of the certificates for any shares so called for redemption and not previously converted, such shares will be redeemed by Bancorp at the date fixed for redemption and at the redemption price.

     Conversion Rights. A holder of shares of Bancorp Series A Preferred Stock will be entitled, at any time prior to the close of business on the date fixed for redemption of such shares, to cause any or all of such shares to be converted into shares of Bancorp Common Stock, at a conversion price equal to $13.76 per share of Bancorp Common Stock, with each share of Bancorp Series A Preferred Stock being valued at $13.00 for such purpose, and which price will be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the 'Conversion Price').

     In addition, a holder of shares of Bancorp Series A Preferred Stock will be entitled to cause any or all of such shares to be converted into shares of Bancorp Common Stock at a conversion rate equal to the quotient of (a) $13.00 per share of Bancorp Series A preferred Stock plus accumulated and unpaid dividends thereon to the date fixed for conversion, divided by (b) the Common Stock Market Value (as defined below), at any time and from time to time upon notice to Bancorp given not less than five (5) business days prior to the date fixed by the holder in such notice for such conversion, but only when and to the extent unavoidably necessary (i) for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with the Bancorp ESOP to participants in the Bancorp ESOP; (ii) for such holder to make payment of principal, interest or premium due and payable (whether as scheduled or upon acceleration) on any indebtedness incurred for the benefit of the Bancorp ESOP by the holder, the Bancorp ESOP or a trust under the Bancorp ESOP; or (iii) in the event the Bancorp ESOP is determined by the Internal Revenue Service not to be qualified within the meaning of Sections 401(a), the applicable provisions of 409, and 4975(e)(7) of the Internal Revenue Code of 1986, as amended; provided, however, that if the 'fair market value' of a share of Bancorp Series A Preferred Stock (the 'Preferred Stock Fair Market Value') exceeds $13.00 at

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the  time of any such conversion, then such shares of Bancorp Series A Preferred
Stock will be converted into shares of Bancorp Common Stock at a conversion rate equal to the quotient of (a) the Preferred Stock Fair Market Value plus accumulated and unpaid dividends thereon to the date fixed for conversion, divided by (b) the Common Stock Market Value (as defined below); provided, however, that Bancorp may at its election substitute for any such conversion a cash payment per share of Bancorp Series A Preferred Stock sought to be converted equal to the greater of (x) $13.00 and (y) the Preferred Stock Fair Market Value, plus, in either case, accumulated and unpaid dividends thereon.


     'Common Stock Market Value' means the average of the last reported sales prices quoted on the Nasdaq National Market (or, in case no sale occurs on a given day, the average of the reported closing bid and asked prices shall be substituted for the last reported sales price), regular way, of publicly traded shares of Bancorp Common Stock over the five consecutive trading days immediately preceding the date of conversion.

     Bancorp is not obligated to deliver fractional share or shares of Bancorp Common Stock upon conversion, but a cash adjustment will be paid in respect of such fractional interests.

     Whenever Bancorp issues shares of Bancorp Common Stock upon conversion, Bancorp will also issue together with each share of Bancorp Common Stock any options, warrants or other rights theretofore issued and then outstanding with respect to any shares of Bancorp Common Stock.

     Consolidation, Merger or Similar Transactions. In the event that Bancorp consummates any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Bancorp Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting company (including Bancorp) that constitutes 'qualifying employer securities' with respect to a holder of Bancorp Series A Preferred Stock within the meaning of Section 409(l) of the Internal Revenue Code of 1986, as amended, and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Bancorp Series A Preferred Stock of such holder will be assumed by and will become preferred stock of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Bancorp Series A Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Bancorp Series A Preferred Stock will be convertible into the qualifying employer securities so receivable by a holder of the number of shares of Bancorp Common Stock into which such shares of Bancorp Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Bancorp Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction
(provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share will be the kind and amount so receivable per share by a plurality of the non-electing shares). The rights of the Bancorp Series A Preferred Stock as preferred stock of such successor or resulting company will successively be subject to adjustments pursuant to the ESOP after any such transaction as nearly equivalent to the adjustments provided for by the ESOP prior to such transaction. Bancorp will not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Bancorp Series A Preferred Stock will be assumed and authorized by the successor or resulting company as aforesaid.

     In addition, in the event that Bancorp consummates any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Bancorp Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to above) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Bancorp Series A Preferred Stock will, without any action on the part of Bancorp or any holder thereof, be deemed converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number

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
of shares of Bancorp Common Stock into which such shares of Bancorp Series A Preferred Stock could have been converted at such time if the Conversion Price were the same as the redemption price then in effect pursuant to the table set forth above plus an amount equal to all accumulated and unpaid dividends thereon to the date fixed for such deemed conversion (the 'Merger Conversion Price') and each share of Bancorp Series A Preferred Stock will, by virtue of such transaction and on the same terms as apply to the holders of Bancorp Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Bancorp Common Stock into which such shares of Bancorp Series A Preferred Stock could have been converted immediately prior to such transaction at the Merger Conversion Price if such holder of Bancorp Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share will be the kind and amount so receivable per share by a plurality of the non-electing shares).

     Anti-dilution Adjustments. The Conversion Price is subject to adjustment in certain events, including: (i) the issuance of Bancorp Common Stock as a dividend or distribution on Bancorp Common Stock; (ii) the combination, subdivision or reclassification of the Bancorp Common Stock; (iii) the issuance to holders of Bancorp Common Stock of rights or warrants entitling them to subscribe for or purchase Bancorp Common Stock at less than the Fair Market Value (as hereinafter defined) of the Bancorp Common Stock on the date of such issuance; (iv) the issuance, sale or exchange of shares of Bancorp Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Bancorp Common Stock and other than pursuant to any employee or director incentive or benefit plan or arrangement of Bancorp or any subsidiary thereof) for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such shares on the date of such issuance, sale or exchange; (v) the issuance, sale or exchange of any right or warrant to purchase or acquire shares of Bancorp Common Stock (including as such a right or warrant to purchase any security convertible into or exchangeable for shares of Bancorp Common Stock), other than any such issuance to holders of shares of Bancorp Common Stock as a dividend or distribution and other than pursuant to any employee or director incentive or benefit plan or arrangement of Bancorp or any subsidiary thereof, for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Non-Dilutive Amount (as hereinafter defined); (vi) the making of an Extraordinary Distribution (as hereinafter defined) in respect of the Bancorp Common Stock; or (vii) the effecting of a Pro Rata Repurchase (as hereinafter defined) of Bancorp Common Stock. In addition to the foregoing adjustments, if Bancorp makes any dividend or distribution on the Bancorp Common Stock or issues any Bancorp Common Stock, other capital stock or other security of Bancorp or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the conditions described above, the Bancorp Board of Directors may, but will not be required to, make such adjustments in the Conversion Price as it considers to be equitable. In addition, Bancorp is entitled to make such additional adjustments in the Conversion Price as are necessary in order that any dividend or distribution in shares of capital stock of Bancorp, subdivision, reclassification or combination of shares of Bancorp stock or any recapitalization of Bancorp shall not be taxable to holders of Bancorp Common Stock. Bancorp is not required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment will be carried forward and will be made no later than the time of, and together with, the next subsequent adjustment so carried forward that will amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

     'Extraordinary   Distribution'  is  any   dividend  or  other  distribution
(effected while any of the shares of Bancorp Series A Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as

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
determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Bancorp Common Stock outstanding on the record date for determining the stockholders entitled to receive such Extraordinary Distribution and (ii) of any shares of Bancorp capital stock (other than shares of Bancorp Common Stock), certain other securities of Bancorp, evidences of indebtedness of Bancorp or any other person or any other property (including shares of any subsidiary of Bancorp), or any combination thereof. The Fair Market Value of an Extraordinary Distribution will be the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such twelve-month period and not previously included in the calculation of an adjustment.

     'Fair Market Value' means, as to shares of Bancorp Common Stock or any other class of capital stock or securities of Bancorp or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). The 'Current Market Price' of publicly traded shares of Bancorp Common Stock or any other class of capital stock or other security of Bancorp or any other issuer for a day means the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on such National Market, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on each such day have not been reported through Nasdaq, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Bancorp Board of Directors or a committee thereof on each trading day during the Adjustment Period. The 'Adjustment Period' means the period of five consecutive trading days, selected by the Bancorp Board of Directors or a committee thereof, during the twenty trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The 'Fair Market Value' of any security which is not publicly traded or of any other property means the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Bancorp Board of Directors or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Bancorp Board of Directors or such committee available to make such determination, as determined in good faith by the Bancorp Board of Directors or such committee.

     'Non-Dilutive Amount' in respect of an issuance, sale or exchange by Bancorp of any right or warrant to purchase or acquire shares of Bancorp Common Stock (including any security convertible into or exchangeable for shares of Bancorp Common Stock) means the remainder of (i) the product of the Fair Market Value of a share of Bancorp Common Stock on the day preceding the first announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Bancorp Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Bancorp Common Stock; provided, however, that in no event will the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Bancorp Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Bancorp Common Stock will be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by Bancorp.

     'Pro Rata Repurchase' means any purchase of shares of Bancorp Common Stock by Bancorp or any subsidiary thereof, whether for cash, shares of Bancorp capital stock, other securities of Bancorp, evidences of indebtedness of Bancorp or any other person or any other property (including shares of a

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

Bancorp subsidiary), or any combination thereof, effected while any of the shares of Bancorp Series A Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act, or any successor provision of law, or any similar provisions of any law or regulation applicable to companies having the same regulatory status as does Bancorp, or pursuant to any other offer available to substantially all holders of Bancorp Common Stock; provided, however, that no purchase of shares by Bancorp or any subsidiary thereof made in open market transactions will be deemed a Pro Rata Repurchase. Shares are deemed to have been purchased by Bancorp or any subsidiary thereof 'in open market transactions' if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Bancorp Series A Preferred Stock are initially issued by Bancorp or on such other terms and conditions as the Bancorp Board of Directors or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Bancorp Common Stock.


     Whenever an adjustment to the Conversion Price of the Bancorp Series A Preferred Stock is required, Bancorp will place on file with the transfer agent for the Bancorp Common Stock and the Bancorp Series A Preferred Stock, if any, and with the Secretary of Bancorp, a statement signed by two officers of Bancorp stating the adjusted Conversion Price and the resulting conversion ratio of the Bancorp Series A Preferred Stock. Such statement will set forth in reasonable detail such facts as are necessary as to the reason and manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment, Bancorp will mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of Bancorp Series A Preferred Stock.

     Voting Rights. The holders of Bancorp Series A Preferred Stock will be entitled to vote on all matters submitted to a vote of the holders of Bancorp Common Stock, voting together with the holders of Bancorp Common Stock as one class. Each share of the Bancorp Series A Preferred Stock will be entitled to one vote per share.


     Holders of Bancorp Series A Preferred Stock will have no special voting rights and their consent will not be required (except to the extent they are entitled to vote with holders of Bancorp Common Stock) for the taking of any corporate action; provided, however, that the vote of at least two-thirds of the outstanding shares of Bancorp Series A Preferred Stock, voting separately as a series, will be necessary to adopt any alteration, amendment or repeal of any provision of the Amended and Restated Certificate of Incorporation (including any such alteration, amendment or repeal effected by any merger or consolidation in which Bancorp is the surviving or resulting corporation) if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the shares of Bancorp Series A Preferred Stock so as to affect them adversely.


     The ESOP provides that each participant has the right to instruct the ESOP trustee confidentially how to vote the shares allocated to his account. The unallocated shares and the allocated shares for which no participant instructions are received are voted proportionally based upon the voting instructions received on the allocated shares. Pass-through voting rights also apply with respect to tender or exchange offers made for the Bank's stock. However, in such cases, allocated shares for which no participant instructions are received are not tendered or exchanged. The unallocated shares are tendered or exchanged in the same proportion as the allocated shares.


     Bancorp Series B Preferred Stock. The Bancorp Amended and Restated Certificate of Incorporation authorizes Bancorp to issue up to 2,000,000 shares of Bancorp Series B Preferred Stock. Except for its issuer, the Bancorp Series B Preferred Stock is substantially identical to the Bank Series B Preferred Stock. The Bancorp Series B Preferred Stock, upon issuance in the Reorganization will be fully paid and nonassessable. The holders of Bancorp Series B Preferred Stock will have no preemptive rights. The rights of the holders of Bancorp Series B Preferred Stock will be subordinate to the rights of Bancorp's general creditors. The Bancorp Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund, or other obligation of Bancorp to redeem or retire the Bancorp Series B Preferred Stock.


     Rank. The Bancorp Series B Preferred Stock will rank prior to Bancorp Common Stock and to all other classes and series of equity securities of Bancorp (collectively, 'Junior Stock'), now or hereafter

                                       49


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
authorized, other than Parity Stock and Senior Stock (as hereinafter defined) with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of Bancorp. 'Parity Stock' means any class or series of equity securities of Bancorp expressly designated as ranking, with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution or winding up of Bancorp, on a parity with the Bancorp Series B Preferred Stock. 'Senior Stock' means any class or series of equity securities of Bancorp expressly designated as ranking, with respect to dividend rights and rights upon the liquidation, dissolution or winding up of Bancorp, as senior to the Bancorp Series B Preferred Stock. Bancorp Series A Preferred Stock is designated as Senior Stock and Bancorp Junior Preferred Stock is designated as Junior Stock.


     Noncumulative Dividends. Holders of shares of Bancorp Series B Preferred Stock will be entitled to receive, when, as and if declared by the Board or a duly authorized committee thereof out of funds of Bancorp legally available for payment therefor, noncumulative cash dividends at an annual rate of 12% of the $25.00 liquidation preference per share ($3.00 per share per annum), and no more. Such noncumulative dividends, payable only in cash, will be declared and payable quarterly in equal amounts in arrears, at the rate of $0.75 per share per quarter, to be paid on January 15, April 15, July 15 and October 15 of each year or, if such day is not a business day, on the next business day (each such date, a 'Series B Dividend Payment Date'). The first Series B Dividend Payment Date will be July 15, 1997. Each declared dividend shall be payable to holders of record of the Bancorp Series B Preferred Stock as they appear on the stock books of Bancorp (or of any transfer agent for the Bancorp Series B Preferred Stock) at the close of business on such record dates, not more than fifty (50) calendar days nor less than ten (10) calendar days preceding the Series B Dividend Payment Date therefor, as determined by the Board of Directors (each such date, a 'Record Date'). The initial period for which dividends shall be paid (the 'Initial Dividend Period') shall commence on the last "Dividend Period Commencement Date" that occurred under the Bank Series B Preferred Stock and shall end on and include the date next preceding the first Dividend Period Commencement Date (as defined below) to occur after the Holding Company Formation. A full dividend shall be paid for the Initial Dividend Period. Thereafter, quarterly dividend periods (each, a 'Dividend Period') shall commence on and include March 1, June 1, September 1 and December 1 of each year (each such date, a 'Dividend Period Commencement Date') and shall end on and include the date next preceding the Dividend Period Commencement Date of the following Dividend Period.


     The right of holders of Bancorp Series B Preferred Stock to receive dividends is noncumulative. Accordingly, if the Bancorp Board fails to declare a dividend payable on a Series B Dividend Payment Date, then holders of the Bancorp Series B Preferred Stock will have no right to receive a dividend in respect of the Dividend Period ending on such Series B Dividend Payment Date, and Bancorp will have no obligation to pay the dividend accrued for such period, whether or not dividends are declared and payable on any future Series B Dividend Payment Dates.

     No full dividends may be declared or paid or set apart for payment on any Parity Stock for any dividend period unless full dividends on the Bancorp Series B Preferred Stock for the Dividend Period ending on the same day as such dividend period will have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment. If, with respect to any Dividend Period, dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) on the Bancorp Series B Preferred Stock and any other Parity Stock, dividends declared on the Bancorp Series B Preferred Stock and other Parity Stock shall only be declared pro rata, such that the amount of dividends declared per share on the Bancorp Series B Preferred Stock and other Parity Stock shall bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends for such Dividend Period per share on shares of the Bancorp Series B Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior Dividend Periods) and other Parity Stock bear to each other. Full dividends on the Bancorp Series B Preferred Stock must be declared and paid or set apart for payment for the most recently concluded Dividend Period before (i) any dividends (other than dividends payable in Bancorp Common Stock or other Junior Stock) may be declared or paid or set aside for payment, or other distribution made upon the Bancorp Common Stock or on any other Junior Stock or (ii) any Junior Stock is redeemed (or any monies are paid to or made available for a sinking fund for the redemption

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
of any shares of any such Junior Stock) or any Junior Stock is purchased or otherwise acquired by Bancorp for any consideration except by conversion into or exchange for Junior Stock.


     There can be no assurance that any dividend on the Bancorp Series B Preferred Stock will be declared or, if so, in what amount. Further, there can be no assurance that dividends, once declared, will continue for any future Dividend Period. The declaration and payment of future dividends on the Bancorp Series B Preferred Stock will be subject to business conditions, the earnings and financial condition of Bancorp and the judgment of the Bancorp Board. Dividends will also be affected by dividend restrictions and limitations imposed by the Delaware General Corporation Law and by the ability of The Greater to pay dividends to Bancorp. See Payment of Dividends; Holding Company Structure.'


     Liquidation Preference. In the event of any liquidation, dissolution or winding up of Bancorp, voluntary or involuntary, the holders of Bancorp Series B Preferred Stock will be entitled to receive out of the assets of Bancorp available for distribution to stockholders, before any distribution of assets is made to the holders of Bancorp Common Stock or other Junior Stock, liquidating distributions in the amount of $25.00 per share, plus an amount per share equal to all accrued, undeclared and unpaid dividends thereon from the Dividend Period Commencement Date next preceding the date fixed for such liquidation, dissolution or winding up; provided, however, that the holders of Bancorp Series B Preferred Stock and any Parity Stock will be entitled to such liquidating distributions only after payment in full of liquidating distributions of holders of shares of any Senior Stock. If, upon any voluntary or involuntary liquidation, dissolution or winding up of Bancorp, the amounts payable with respect to the Bancorp Series B Preferred Stock and any Parity Stock are not sufficient to satisfy the full liquidation rights of all the outstanding shares thereof, the holders of the Bancorp Series B Preferred Stock and of such Parity Stock will share ratably in any such distribution of assets of Bancorp in proportion to the full respective preferential amounts to which they are entitled (which, in the case of Parity Stock, may include accumulated dividends). After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Bancorp Series B Preferred Stock will not be entitled to any further participation in any distribution of assets of Bancorp. All distributions made with respect to the Bancorp Series B Preferred Stock in connection with such liquidation, dissolution or winding up of Bancorp will be made pro rata to the holders entitled thereto. Neither the merger or consolidation of Bancorp with or into any other entity, nor the merger or consolidation of any other entity with or into Bancorp, nor the sale, transfer or lease of all or any portion of the assets of Bancorp, will be deemed to be a liquidation, dissolution or winding up of Bancorp.

     Optional Redemption. The Bancorp Series B Preferred Stock will not be redeemable before October 1, 2003. On or after October 1, 2003, the Bancorp Series B Preferred Stock is redeemable at the option of Bancorp, in whole or in part, at any time and from time to time, at the redemption prices set forth below in cash, plus in each case, an amount in cash equal to all accrued and unpaid dividends thereon, whether or not declared, from the Dividend Period Commencement Date next preceding the date fixed for redemption (the 'Redemption Date') to, but excluding, the Redemption Date (without accumulation of unpaid dividends for prior Dividend Periods):

         REDEMPTION PRICE                             REDEMPTION PRICE
YEAR        PER SHARE                 YEAR               PER SHARE
-----    ----------------     --------------------    ----------------

2003         $ 27.250                 2009                $ 25.900
2004           27.025                 2010                  25.675
2005           26.800                 2011                  25.450
2006           26.575                 2012                  25.225
2007           26.350         2013 and thereafter           25.000
2008           26.125

If fewer than all the outstanding shares of the Bancorp Series B Preferred Stock are to be redeemed, Bancorp will select those to be redeemed pro rata, by lot, or by such other method as the Bancorp Board of Directors, in its sole discretion, determines to be equitable.

     Notice of any redemption shall be given by first-class mail, postage prepaid, mailed at least twenty (20) days but not more than sixty (60) days prior to the Redemption Date to each holder of record of

Bancorp Series B Preferred Stock to be redeemed at such holder's address as the same shall appear on the stock books of Bancorp (or of any transfer agent for the Bancorp Series B Preferred Stock). If on or before the Redemption Date specified in such notice, all funds necessary for such redemption have been set aside by Bancorp, separate and apart from its other funds, in trust for the account of holders of shares of Bancorp Series B Preferred Stock to be redeemed, then, on and after the Redemption Date, notwithstanding that any certificates for shares of Bancorp Series B Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of Bancorp Series B Preferred Stock so called for redemption will be deemed to be no longer outstanding and the holders of such shares will cease to be stockholders of Bancorp and shall have no voting or other rights with respect to such shares, except for the right to receive out of the funds so set aside in trust the amount payable on redemption thereof, without interest, upon surrender of their certificates.

     Conversion Rights. The holders of shares of Bancorp Series B Preferred Stock will not have any rights to convert such shares into shares of any other class or series of capital stock or into any other securities of, or any interest in, Bancorp.

     Voting Rights. Except as indicated below and except as required by applicable law, the holders of the Bancorp Series B Preferred Stock will not be entitled to vote for any purpose.


     As long as any shares of the Bancorp Series B Preferred Stock remain outstanding, unless the vote of the holders of a greater number of such shares is required by law, the affirmative vote of the holders of at least two-thirds of the votes entitled to be cast with respect to the then-outstanding shares of the Bancorp Series B Preferred Stock, voting as a class, will be necessary to
(i) amend, alter or repeal or otherwise change any provision of the Bancorp Amended and Restated Certificate of Incorporation (including any such amendment, alteration, repeal or change effected by any merger or consolidation in which Bancorp is the surviving or resulting corporation) if such amendment, alteration, repeal or change would materially and adversely affect the rights, preferences, powers or privileges of the Bancorp Series B Preferred Stock, or
(ii) authorize, create or issue or increase the authorized or issued amount of any class or series of Senior Stock or any warrants, options or other rights convertible into or exchangeable for any class or series of Senior Stock. The creation or issuance of Parity Stock or Junior Stock, or the distribution of assets upon a voluntary or involuntary liquidation, dissolution or winding up of Bancorp, or a merger, consolidation, reorganization or other business combination in which Bancorp is not the surviving or resulting corporation, or an amendment which substitutes the surviving or resulting corporation in a merger or consolidation for Bancorp or which increases the number of shares of preferred stock which Bancorp is authorized to issue, shall not be deemed to be a material and adverse change to the rights, preferences, powers or privileges of the Bancorp Series B Preferred Stock requiring a vote of the holders thereof. No vote of the Bancorp Series B Preferred Stock will be required if the Bancorp Series B Preferred Stock is to be redeemed in whole on a Redemption Date occurring on or prior to the date of occurrence of any event otherwise requiring a class vote by the Bancorp Series B Preferred Stock.


     If six full quarterly dividends on the Bancorp Series B Preferred Stock, whether or not consecutive, are not paid, the holders of Bancorp Series B Preferred Stock and the holders of any other class or series of Parity Stock as to which the payment of dividends is in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable for six quarterly dividend periods (or if dividends are payable other than on a quarterly basis, the number of dividend periods, whether or not consecutive, containing in the aggregate not less than five hundred forty (540) calendar days) and upon which by its terms the same right to elect two directors has been conferred and is exercisable (the 'Voting Parity Stock'), will have the exclusive right, voting together as a single class, to elect two directors for newly created directorships of Bancorp, each director to be in addition to the number of directors constituting the Bancorp Board immediately prior to the accrual of such right (the remaining directors to be elected by the other class or classes of stock entitled to vote therefor), at each meeting of stockholders duly held for the purpose of electing directors. At any time when the right to elect such directors is vested, Bancorp may, and upon the written request of the holders of record of not less than twenty percent (20%) of the total number of shares of the Bancorp Series B Preferred Stock and such Voting Parity Stock then outstanding will, call a special meeting of the holders of such shares to fill such newly-created directorships. The right of holders of Bancorp Series B Preferred Stock to elect directors will continue until dividends on the Bancorp Series B Preferred Stock have been paid for four consecutive Dividend Periods, at which time such voting rights of the holders of the Bancorp Series B Preferred Stock and the Voting Parity Stock will, without further action, terminate, subject to revesting in the event of each and every subsequent failure of Bancorp to pay such dividends for the requisite number of periods as described above; provided, however, that if, at the time of termination of the election right of the holders of the Bancorp Series B Preferred Stock, there will be outstanding any Voting Parity Stock having similar voting rights which remain in effect, the term of any directors elected by the holders of the Bancorp Series B Preferred Stock and such Voting Parity Stock shall continue until such time as the voting right of the holders of such Voting Parity Stock shall terminate by its terms.

     The term of office of all directors elected by the holders of the Bancorp Series B Preferred Stock and the Voting Parity Stock in office at any time when the aforesaid voting right is vested in such holders will terminate upon the election of their successors at any meeting of stockholders for the purpose of electing directors; provided, however, that, without further action and unless otherwise required by law, any directors who shall have been elected by the holders of the Bancorp Series B Preferred Stock and the Voting Parity Stock as provided herein may be removed at any time, either with or without cause by the affirmative vote of the holders of record of a majority of the outstanding shares of the Bancorp Series B Preferred Stock and the Voting Parity Stock, voting together as a single class. Upon termination of the aforesaid voting right in accordance with the foregoing provisions, the term of office of all directors elected by the holders of the Bancorp Series B Preferred Stock and the Voting Parity Stock pursuant thereto then in office will, without further action, terminate unless otherwise required by law. Upon such termination, the number of directors constituting the Bancorp Board will, without further action, be reduced by two, subject always to the increase of the number of directors pursuant to the foregoing provisions in the case of the future right of such holders of the Bancorp Series B Preferred Stock and the Voting Parity Stock to elect directors as provided above.

     Unless otherwise required by law, in the case of any vacancy occurring among the directors so elected, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant, and if all directors so elected by the holders of the Bancorp Series B Preferred Stock and the Voting Parity Stock shall cease to serve as directors before their term shall expire, the holders of the Bancorp Series B Preferred Stock and the Voting Parity Stock then outstanding may, at a meeting of such holders duly held, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

     The directors elected by the holders of the Bancorp Series B Preferred Stock and the Voting Parity Stock in accordance with the foregoing provisions will be entitled to one vote per director on any matter.


     The Bancorp Amended and Restated Certificate of Incorporation provides that the Bancorp Board of Directors will be divided into three classes and that the number of directors in each class will be as nearly equal in number as possible. The Bancorp Amended and Restated Certificate of Incorporation also provides that the directors to be elected by the Bancorp Series B Preferred Stock and the Voting Parity Stock, voting together as a class, will not become members of the three classes of directors otherwise required by the Bancorp Amended and Restated Certificate of Incorporation. The Bancorp Amended and Restated Certificate of Incorporation provides that if for any reason the holders of the Bancorp Series B Preferred Stock and the Voting Parity Stock would not be able to elect the specified number of directors at the next annual meeting of stockholders in the manner described above, Bancorp will use its best efforts to take all actions necessary to permit the full exercise of such voting rights which will include, if necessary, taking action to increase the authorized number of directors standing for election at such next annual meeting of stockholders or seeking to amend, alter or change the Bancorp Amended and Restated Certificate of Incorporation and By-laws. If such directors were required by law to be classified, then such directors could not be removed from office except for cause and then only with the vote of 80% of the votes eligible to be cast, and any vacancies would be required to be filled by a majority of the directors then in office.



     In connection with any matter on which holders of the Bancorp Series B Preferred Stock are entitled to vote as one class or otherwise pursuant to law or the provisions of the Bancorp Amended and Restated Certificate of Incorporation, including, without limitation, the election of directors as set forth above, each holder of the Bancorp Series B Preferred Stock will be entitled to one vote for each share of the Bancorp Series B Preferred Stock held by such holder.


     No Other Rights. The shares of Bancorp Series B Preferred Stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above and in the Bancorp Amended and Restated Certificate of Incorporation or as otherwise required by law.



     Bancorp Junior Preferred Stock. The Bancorp Amended and Restated Certificate of Incorporation authorizes the issuance of Bancorp Junior Preferred Stock. Bancorp Junior Preferred Stock is only issuable in connection with the Bancorp Rights Plan. See 'Bancorp Rights Plan'. When issued, the Bancorp Junior Preferred Stock will rank junior to all other series of Bancorp's preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series provide otherwise. The Bancorp Junior Preferred Stock will rank junior to the Bancorp Series A Preferred Stock and the Bancorp Series B Preferred Stock.



     Dividends on the Bancorp Junior Preferred Stock will be cumulative to the greater of (a) $1.00 or (b) subject to adjustment, 100 times the aggregate per share amount of all cash dividends declared on Bancorp Common Stock, and 100 times the aggregate per share amount of all non-cash dividends or other distributions declared on Bancorp Common Stock other than a dividend payable in shares of Bancorp Common Stock or a subdivision of the outstanding shares of Bancorp Common Stock.



     The holders of Bancorp Junior Preferred Stock shall have no voting rights except as required by law.


     The Bancorp Junior Preferred Stock has preference over the Bancorp Common Stock with respect to the distribution of assets in the event of a liquidation, dissolution, or winding up of Bancorp. The liquidation preference of the Bancorp Junior Preferred Stock is $100 per share, plus an amount equal to accrued and unpaid dividends and distributions.

     If Bancorp enters into any consolidation, merger, combination or other transaction in which shares of Bancorp Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then the shares of Bancorp Junior Preferred Stock will at the same time be similarly exchangeable or changeable in an amount equal to 100 times the aggregate amount of consideration received by the holders of Bancorp Common Stock. Holders of the Bancorp Junior Preferred Stock are not entitled to preemptive rights with respect to any shares of Bancorp that may be issued.

BANCORP RIGHTS PLAN


     Rights Agreement. On June 14, 1990, the Bank's Board of Directors adopted the Bank Rights Plan and declared a dividend distribution of one Bank Right for each outstanding share of Bank Common Stock to holders of record at the close of business on June 25, 1990. Each Bank Right entitles the registered holder to purchase from the Bank, upon the occurrence of certain triggering events, one-hundredth of a share of Junior Participating Preferred Stock, par value $1.00 per share of the Bank, at a purchase price of $24, subject to adjustment. The Bank Rights Plan has been amended to exclude the Reorganization from the provisions of the Bank Rights Plan and the Bank Rights will be redeemed in compliance with the terms of the Bank Rights Plan prior to the Effective Date of the Reorganization. The consideration for such redemption is expected to be $.01 in cash payable on each share of Bank Common Stock as of the Effective Date. As a result of such payment, Bancorp may reduce its next dividend on shares of Bancorp Common Stock payable on or about the time of the consummation of the Reorganization by $.01 per share. Prior to the consummation of the
Reorganization, Bancorp will adopt the Bancorp Rights Plan which is substantially similar to the Bank Rights Plan (except that it will be with respect to Bancorp Capital Stock) and each share of Bancorp Common Stock issued in the Reorganization will have one Bancorp Right attached to it.


     Under the Bancorp Rights Plan, the Bancorp Rights will be attached to all Bancorp Common Stock certificates representing shares then outstanding, and no separate rights certificates will be distributed. The Bancorp Rights will separate from the Bancorp Common Stock upon the earlier of (i) 10 days following a public announcement that a person (an 'Acquiring Person') has, individually or with or through its affiliates or associates, acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Bancorp Common Stock (the 'Stock

Acquisition Date'), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of Bancorp Common Stock. The Bancorp Rights are not exercisable until the distribution date and will expire at the close of business on June 25, 2000, unless earlier redeemed by Bancorp as described below.



     In the event that a person becomes the beneficial owner of 20% or more of the then outstanding shares of Bancorp's voting stock (a 'Flip-in Event'), each holder of a Bancorp Right (other than Acquiring Persons and certain related parties) will thereafter have the right to receive, upon exercise, one-hundredth of a share of Bancorp Junior Preferred Stock (or, in certain circumstances, cash, property or other securities of Bancorp). However, Bancorp Rights are not exercisable following the occurrence of a Flip-in Event until such time as the Bancorp Rights are no longer redeemable by Bancorp as set forth below. Although the minimum Flip-In Event threshold under the NYBL is 20%, there is no minimum under the DGCL.


     The Bancorp Rights Plan further provides that in the event that, at any time following the Stock Acquisition Date, (i) Bancorp is acquired in a merger or other business combination transaction in which Bancorp is not the surviving corporation or (ii) 50% or more of Bancorp's assets or earning power is sold or transferred, each holder of a Bancorp Right (other than Bancorp Rights held by Acquiring Persons and certain related parties) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Bancorp Right.

     At any time until ten days following the Stock Acquisition Date, Bancorp may redeem the Bancorp Rights in whole, but not in part, at a price of $.01 per Bancorp Right. Immediately upon the action of Bancorp's Board of Directors ordering redemption of the Bancorp Rights, the Bancorp Rights will terminate and the only right of the holders of Bancorp Rights will be to receive the $.01 redemption price.

     In addition, at any time after the occurrence of a Flip-in Event, Bancorp's Board of Directors may exchange the Bancorp Rights (other than Bancorp Rights owned by an Acquiring Person and certain related parties, which will become void), in whole or in part, at an exchange ratio of one Bancorp Common Share, and/or other equity securities deemed to have the same value as one Bancorp Common Share, per Bancorp Right, subject to adjustment.

MANAGEMENT OF BANCORP

     The directors of Bancorp upon consummation of the Reorganization will be the same as the directors of The Greater on the Effective Date. The terms of the Bancorp directors upon consummation of the Reorganization will correspond with each such director's remaining term as a director of The Greater. See 'Election of Directors.' Approximately one-third of the members of Bancorp's Board of Directors and the Bank's Board of Directors are to be elected each year.

     Upon consummation of the Reorganization, the executive officers of Bancorp will be the following persons, each of whom is also an executive officer of the
Bank:


             NAME                                         OFFICE WITH BANCORP
------------------------------  ------------------------------------------------------------------------
Gerard C. Keegan..............  Chairman of the Board, President and Chief Executive Officer
Michael J. Henchy.............  Executive Vice President and Chief Administrative Officer
Daniel J. Harris..............  Executive Vice President
Philip A. Cimino..............  Senior Vice President
Gary DiLorenzo................  Senior Vice President
Michael D. Gornicki...........  Senior Vice President
Philip T. Spies...............  Senior Vice President and Controller
Robert P. Carlson.............  Senior Vice President, Counsel and Secretary


     The principal occupation and business experience during the last five years of each executive officer is set forth below.

     Gerard C. Keegan has been Director, Chairman, President and Chief Executive Officer of the Bank since November 1991. He previously served as Director, President and Chief Operating Officer since July 1988.

     Michael   J.   Henchy  has   been  Executive   Vice  President   and  Chief
Administrative Officer of the Bank since January 1992. Prior to that, he was an Executive Vice President -- Banking Operations since July 1988.

     Daniel J. Harris has been Executive Vice President and Chief Lending Officer of the Bank since February 1996. Prior to that, he was an Executive Vice President and Chief Credit Officer of the Bank since January 1995, and Senior Vice President -- Special Assets of the Bank since February 1992.

     Philip A. Cimino has been Senior Vice President and Chief Investment Officer of the Bank since January 1989.

     Gary DiLorenzo has been Senior Vice President and Chief Credit Officer of the Bank since February 1996. Prior to that, he was Senior Vice President and Auditor of the Bank since January 1992. Mr. DiLorenzo is a Certified Public Accountant.

     Michael D. Gornicki has been Senior Vice President and Auditor of the Bank since February 1996. Prior to that, he was Senior Vice President in charge of Strategic Planning and Risk Management of the Bank from January 1995. Prior to that, he served as a First Vice President from June 1992 in The Office of The Chairman and as a Second Vice President of the Bank from February 1989 in the Controllers Department. Mr. Gornicki is a Certified Public Accountant.

     Philip T. Spies has been Senior Vice President and Controller of the Bank since September 1985. Mr. Spies is a Certified Public Accountant.

     Robert P. Carlson has been Senior Vice President, Counsel and Secretary of the Bank since September 1992. He previously served as Senior Vice President, Deputy Counsel and Assistant Secretary of the Bank from April 1992. Prior to that, he served as Assistant Secretary since 1984.

     Significant Consultants. Bancorp plans to retain the services of an outside consultant, Closter Dock Corp., to perform certain investor relations functions on behalf of Bancorp. Closter Dock Corp. is presently engaged in the same capacity on behalf of the Bank.

     It is not expected that any additional consideration will be paid to such persons for their services to Bancorp.


REGULATION OF BANCORP AND ACQUISITIONS OF ITS STOCK



     Upon consummation of the Reorganization, Bancorp will become subject to regulation as a savings and loan holding company under the Home Owners' Loan Act ('HOLA') instead of regulation as a bank holding company under the Bank Holding Company Act of 1956 (the 'BHC Act') because the Bank has made an election under
Section 10(1) of HOLA to be treated as a 'savings association' for purposes of the savings and loan holding company provisions of Section 10(e) of HOLA. The Bank made this election for several reasons. First, although the Bank has a charter and membership in the FDIC's Bank Insurance Fund ('BIF') that qualify it as a 'bank' for purposes of the BHC Act, it, like many other state-chartered capital stock savings banks that are BIF members, considers itself a 'thrift' with an emphasis on residential and multi-family real estate financing activities. The Bank believes this view is shared both by its customers and the financial community. Thrifts (typically known as 'savings associations') and their holding companies (typically known as 'savings and loan holding companies') have traditionally been regulated, supervised and examined by the OTS and its predecessors. Second, the Bank believes that savings and loan holding companies face a less burdensome regulatory scheme than do bank holding companies. For example, a savings and loan holding company that controls a thrift that meets the 'qualified thrift lender' test described below has no significant restrictions on the types of assets it can acquire or the types of activities in which it can engage and is not subject to any specific regulatory capital requirements as is the case with a bank holding company. Under the BHC Act, a bank holding company's activities are limited to those determined by the Federal Reserve by order or regulation to 'be so closely related to banking or managing or controlling banks as to be a proper incident thereto.' If for some reason, however, Bancorp was unable to obtain the required OTS approvals for the Reorganization, the Bank and Bancorp would consider effecting the Reorganization under the BHC Act with Bancorp becoming a bank holding company. Although the Bank would not seek any additional stockholder approval for such a Reorganization other than the approval sought hereby, this change could result in delays in effecting the Reorganization, and, as is currently the case, no assurances could be given that the required Federal Reserve approval would be obtained.



     As a result of being a savings and loan holding company, Bancorp will be required to register with the OTS and will be subject to OTS regulation, examination and reporting requirements relating to savings and loan holding companies similar in many respects, including with respect to safety and soundness matters, to those applicable to depository institutions such as The Greater. The Greater, as a subsidiary of a savings and loan holding company, will be subject to certain restrictions in its dealings with Bancorp and with other companies affiliated with Bancorp. The Greater also will continue to be subject to the legal and regulatory requirements now applicable to it as a New York State-chartered savings bank, including those of the NYBL and the FDIC. Following the Reorganization, The Greater will continue to be subject to examination by the FDIC and the Superintendent.


     Bancorp's ability to continue to be treated as a savings and loan holding company under current law is dependent upon The Greater continuing to meet the 'qualified thrift lender' test under HOLA (the 'QTL test') which, in general, requires that 65% of its portfolio assets (all assets except goodwill and other intangibles, office property and certain liquid assets up to 20 percent of assets) consist of 'qualified thrift investments' (including, subject to certain limits, residential mortgage and construction loans, home improvement and repair loans, mortgage-backed securities, home equity loans, FHL Bank stock, obligations of the FDIC, the Federal Savings and Loan Corporation, the Resolution Trust Corporation and the FSLIC Resolution Fund, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation stock, consumer loans, certain small business loans and loans to construct, purchase or maintain churches, schools, nursing homes and hospitals, investments in residential housing-oriented service corporations, and 50 percent of mortgages originated and sold within 90 days). At December 31, 1996, the asset composition of The Greater was substantially in excess of that required to qualify it to meet the QTL test.

     If The Greater failed to meet the QTL test it would be required to register as a bank holding company under the BHC Act and generally be subject to significant restrictions on its activities to those that are banking in nature or closely related to banking as determined by the Federal Reserve Board.

     HOLA prohibits a savings and loan holding company, directly or indirectly, from (i) acquiring control of a savings association, another savings and loan holding company or a federal savings bank insured by the FDIC (or holding company thereof), without prior OTS approval; (ii) generally acquiring more than 5% of the voting shares of a savings association or another savings and loan holding company that is not a controlled subsidiary; or (iii) acquiring control of an 'uninsured institution,' as defined in HOLA. No director or officer of a savings and loan holding company or individual owning, controlling or holding power to vote more than 25% of the holding company's voting shares may (i) hold, solicit or exercise proxies in respect of any voting rights in a mutual savings association; or (ii) except with the prior approval of the OTS, acquire control of any savings association that is not a subsidiary of such holding company.

     Under federal law and regulation, transactions between a savings association and its 'affiliates,' which term includes its holding company and other companies controlled by its holding company, are subject to quantitative and qualitative restrictions. Savings associations, which for these purposes would include The Greater, are restricted in their ability to engage in certain types of transactions with their affiliates. These 'covered transactions' include (i) purchasing or investing in securities issued by an affiliate, (ii) lending or extending credit to, or guaranteeing credit of, an affiliate, (iii) purchasing assets from an affiliate, and (iv) accepting securities issued by an affiliate as collateral for a loan or extension of credit. Covered transactions are permitted between a savings association and a single affiliate up to 10% of the capital stock and surplus of the association, and between a savings association and all of its affiliates up to 20% of the capital stock and surplus of the institution. The purchase of low quality assets by a savings association from an affiliate is not permitted. Each loan or extension of credit to an affiliate by a savings association must be secured by collateral with a market value ranging from 100% to 130% (depending on the type of collateral) of the amount of credit extended.

     Notwithstanding the foregoing, a savings association is not permitted to make a loan or extension of credit to any affiliate unless the affiliate is engaged only in activities that the Federal Reserve Board has determined to be permissible for bank holding companies or were permitted by regulation for

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
'multiple' savings and loan holding companies (savings and loan holding companies with more than one savings association subsidiary) on March 5, 1987. Savings associations also are prohibited from purchasing or investing in securities issued by an affiliate, other than of a subsidiary.

     Covered transactions between a savings association and an affiliate, and certain other transactions with or benefiting an affiliate, must be on terms and conditions at least as favorable to the savings association as those prevailing at the time for comparable transactions with non-affiliated companies. This arm's-length requirement applies to all covered transactions, as well as to (i) the sale of securities or other assets to an affiliate, (ii) the payment of money or the furnishing of services to an affiliate, (iii) any transaction in which an affiliate acts as agent or broker or receives a fee for its services to the savings association or to any other person, or (iv) any transaction or series of transactions with a third party if any affiliate has a financial interest in the third party or is a participant in the transaction or series of transactions.

     So long as The Greater remains the sole insured institution subsidiary of Bancorp, Bancorp will be a 'unitary' savings and loan holding company. The types of business activities in which Bancorp may engage as a unitary savings and loan holding company generally will not, under current law, be restricted by HOLA, provided that The Greater continues to satisfy the QTL test.

     If Bancorp were to acquire one or more additional savings associations and operate them as separate subsidiaries, other than combining them with The Greater, Bancorp would become a 'multiple' savings and loan holding company. It then would become subject to limitations on the types of business activities in which it and its subsidiaries may engage. HOLA limits the activities of a multiple savings and loan holding company and its noninsured institution subsidiaries to primarily, among other things, performing management services for the savings association, conducting an insurance agency or escrow business, holding or managing assets owned by or acquired from the savings association and properties used by the savings association, engaging in activities that the Federal Reserve has determined to be permissible for bank holding companies and engaging in activities that had previously been determined by regulators to be permissible activities for a savings and loan holding company (generally corresponding to activities permissible for service corporations of federal savings associations). There is no present intention for Bancorp to become a multiple savings and loan holding company.

     Various legislative proposals have been made in the past and there is currently legislation that has been introduced in Congress that would (i) apply the restrictions on activities applicable to 'multiple savings and loan building companies' and bank holding companies to 'unitary savings and loan building companies' and (ii) eliminate the savings association charter and require savings associations to become banks and simultaneously abolish the OTS and its supervisory role over savings and loan holding companies. Bancorp cannot predict which if any of the foregoing or other similar proposals, if any, will ultimately be enacted or what the specific effect on Bancorp would be. The management of The Greater does not anticipate that any legislation limiting its activities to those permissible for a 'multiple' savings and loan holding company or a bank holding company would prevent Bancorp from engaging in any activity that is material to the current plans for Bancorp.


     The Federal Deposit Insurance Act (the 'FDIA') requires the FDIC to take 'prompt corrective action' in respect of certain depository institutions such as the Bank if they do not meet minimum capital requirements. FDIA establishes five capital tiers: 'well capitalized', 'adequately capitalized', 'undercapitalized', 'significantly undercapitalized' and 'critically undercapitalized'. A depository institution's capital tier depends upon how its capital levels compare to various relevant capital measures and certain other factors, as established by regulation. 'Undercapitalized' depository institutions are subject to growth limitations and are required to submit a capital restoration plan. 'Significantly undercapitalized' institutions are subject to more severe restrictions. The FDIC may not accept a capital restoration plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to five percent of the depository institution's total assets at the time it became 'undercapitalized', and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it is 'significantly undercapitalized'. In the event of a savings and loan holding company's bankruptcy, any commitment by the savings and loan holding company to a federal bank regulatory agency to maintain the capital of a subsidiary depository institution will be assumed by the bankruptcy trustee and entitled to a priority of payment.


     Under the Change in Bank Control Act and HOLA and 12 C.F.R. Part 574 promulgated thereunder, OTS approval (or, in certain cases, non-disapproval) must be obtained before any person may acquire control of a savings and loan holding company such as Bancorp. For such purposes, 'person' includes an individual or an entity, and security holdings of persons acting in concert are aggregated for purposes of applying these provisions. Control is conclusively presumed to exist if, among other things, a person acquires more than 25% of any class of voting stock of a savings and loan holding company or controls in any manner the election of a majority of the directors of the savings and loan holding company. Control is rebuttably presumed to exist if, among other things, a person acquires more than 10% of any class of voting stock (or 25% of any class of stock) of a savings and loan holding company and is subject to any of certain specified 'control factors.' The control factors relate to, among other matters, the percentage of the debt and equity of the savings and loan holding company owned by the person, agreements giving the person influence over a material aspect of the operations of the savings and loan holding company and the number of seats on the board of directors of the savings and loan holding company held by the person or designees of the person. Subject to rebuttal, a person also may be deemed to have control of a savings and loan holding company if such person holds any combination of voting stock and revocable or irrevocable proxies representing more than 25% of any class of voting stock of the savings and loan holding company (excluding proxies held in connection with a solicitation by, or in opposition to, a solicitation on behalf of management, but including a solicitation in connection with the election of directors) and the proxies would enable such person to: (i) elect one-third or more directors of, (ii) cause the stockholders to approve the acquisition or reorganization of, or (iii) exert a continuing influence on a material aspect of the business operations of, an association or its holding company. OTS regulations provide an application procedure to rebut the control presumptions. If the holders of the Bancorp Series A Preferred Stock or Bancorp Series B Preferred Stock become entitled to vote for the election of directors because dividends are in arrears, such classes of shares may each then be deemed a seperate 'class of voting stock' for purposes of the foregoing.

     Under the NYBL, the prior approval of the New York Banking Board or the Superintendent of Banks will be required to acquire 'control' of Bancorp. 'Control' for these purposes means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Bancorp, whether through the ownership of voting stock or otherwise. Control is presumed to exist if a person, directly or indirectly, owns, controls or holds with the power to vote ten per centum or more of the voting stock of Bancorp.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSED AGREEMENT AND PLAN OF REORGANIZATION.


               PROPOSAL NUMBER 3: RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP, the independent auditors of The Greater, were appointed by the Board of Directors of The Greater to continue as independent auditors for the Bank for the fiscal year ending December 31, 1997, subject to the ratification of stockholders at the Annual Meeting. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions. If the Reorganization is consummated, it is expected that KPMG Peat Marwick LLP will also serve as the independent auditors of Bancorp.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE BANK'S INDEPENDENT AUDITORS UNDER PROPOSAL NUMBER 3.

                                 OTHER MATTERS

     As of the date of this Proxy Statement/Prospectus, management does not know of any other matters to be brought before the stockholders at the Annual Meeting. No proposal of new business for consideration at the Annual Meeting may be made by any stockholder, because the deadline required by the Bank's Bylaws for making any such proposal has passed. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

                             STOCKHOLDER PROPOSALS

     Any stockholder wishing to have a proposal considered for inclusion in the Bank's proxy statement and form of proxy relating to the 1998 Annual Meeting of Stockholders to be held on or about April 24, 1998, or on such other date as established by the Bank's Board of Directors, must, in addition to other applicable requirements, set forth such proposal in writing and file it with the Secretary of the Bank on or before December 14, 1997.


     If the proposed Plan of Reorganization is approved and Bancorp is organized into the holding company for the Bank, any stockholder wishing to have a proposal considered for inclusion in Bancorp's proxy statement and form of proxy relating to the 1998 Annual Meeting of Stockholders must, in addition to other applicable requirements, set forth such proposal in writing and file it with the Secretary of Bancorp on or before December 14, 1997.



         SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION



     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Bancorp, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.



                                    EXPERTS



     The consolidated statements of financial condition of the Bank and its subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.


                                 ANNUAL REPORT

     A copy of the Bank's Annual Report to Stockholders for the year ended December 31, 1996 accompanies this Proxy Statement/Prospectus. The Bank's Annual Report to Stockholders serves as its annual disclosure statement, which will be available in the Bank's branches and upon request, starting March 17, 1997.

                                          By Order of the Board of Directors,

                                          /s/ ROBERT P. CARLSON

                                          ROBERT P. CARLSON
                                          Secretary

New York, New York
March 14, 1997

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
                                                                      APPENDIX A

                      AGREEMENT AND PLAN OF REORGANIZATION


     AGREEMENT AND PLAN OF REORGANIZATION (THIS 'AGREEMENT'), DATED AS OF MARCH 11, 1997 AMONG THE GREATER NEW YORK SAVINGS BANK ('GNYSB'), A NEW YORK STATE-CHARTERED STOCK SAVINGS BANK, GREATER NEW YORK BANCORP INC. ('BANCORP'), A DELAWARE CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF GNYSB THAT WAS FORMED UNDER THE LAWS OF THE STATE OF DELAWARE FOR THE PRIMARY PURPOSE OF BECOMING THE SOLE STOCKHOLDER OF A NEWLY-FORMED INTERIM NEW YORK STATE-CHARTERED STOCK SAVINGS BANK, AND SUBSEQUENTLY BECOMING THE SOLE HOLDER OF THE COMMON STOCK OF GNYSB, AND THE GREATER INTERIM SAVINGS BANK ('INTERIM BANK'), AN INTERIM NEW YORK STATE-CHARTERED STOCK SAVINGS BANK WHICH IS BEING FORMED FOR THE SOLE PURPOSE OF CONSUMMATING THE REORGANIZATION (THE 'REORGANIZATION') PROVIDED FOR IN THIS AGREEMENT.


                                   BACKGROUND

     The parties are entering into this Agreement in order to set forth the terms and conditions of the Reorganization by which Bancorp will become the holding company for GNYSB. The result of the Reorganization will be that, as of the Effective Date (as defined in Article 5 below), (a) all of the issued and outstanding shares of capital stock of GNYSB will be held solely by Bancorp, (b) the holders of the issued and outstanding shares of common stock, par value $1.00 per share, of GNYSB ('GNYSB Common Stock'), will become the sole holders of the issued and outstanding shares of common stock, par value $1.00 per share, of Bancorp ('Bancorp Common Stock'), (c) the holders of the issued and outstanding shares of Series A ESOP Convertible Preferred Stock, par value $1.00 per share, of GNYSB ('GNYSB Series A Preferred Stock'), will become the holders of the issued and outstanding shares of Series A ESOP Convertible Preferred Stock, par value $1.00 per share, of Bancorp ('Bancorp Series A Preferred Stock'), (d) the holders of the issued and outstanding shares of 12% Noncumulative Perpetual Preferred Stock, Series B, par value $1.00 per share, of GNYSB ('GNYSB Series B Preferred Stock'), will become the sole holders of the issued and outstanding shares of 12% Noncumulative Perpetual Preferred Stock, Series B, par value $1.00 per share, of Bancorp ('Bancorp Series B Preferred Stock').

     The Reorganization is to be accomplished through the following steps:

          (1) the formation of an interim New York State-chartered stock savings bank, Interim Bank, which will be wholly-owned by Bancorp;

          (2) the merger (the 'Merger') of Interim Bank into GNYSB, with GNYSB as the receiving and surviving corporation; and

          (3) pursuant to the Merger:

             (a) all of the issued and outstanding shares of Bancorp Common Stock held by GNYSB will be cancelled;

             (b) all of the issued and outstanding shares of GNYSB Common Stock will be converted automatically, by operation of law and on a one-for-one basis, into an equal number of issued and outstanding shares of Bancorp Common Stock;

             (c) all of the issued and outstanding shares of GNYSB Series A Preferred Stock will be converted automatically, by operation of law and on a one-for-one basis, into an equal number of issued and outstanding shares of Bancorp Series A Preferred Stock;


             (d) all of the issued and outstanding shares of GNYSB Series B Preferred Stock will be converted automatically, by operation of law and on a one-for-one basis, into an equal number of issued and outstanding shares of Bancorp Series B Preferred Stock; and



             (e) all of the issued and outstanding shares of common stock of Interim Bank will be converted automatically, by operation of law and on a one-for-one basis, into an equal number of issued and outstanding shares of GNYSB Common Stock, which will be all of the issued and outstanding GNYSB Common Stock.

     The foregoing conversion of GNYSB Common Stock into Bancorp Common Stock, GNYSB Series A Preferred Stock into Bancorp Series A Preferred Stock, GNYSB Series B Preferred Stock into Bancorp Series B Preferred Stock and Interim Bank common stock into GNYSB Common Stock (which shall not be further converted into shares of Bancorp Common Stock) is intended to constitute a tax-free exchange under the Internal Revenue Code of 1986, as amended (the 'Code'). The parties, intending to be legally bound, agree as follows:


                                   ARTICLE 1
              MERGER OF INTERIM BANK AND GNYSB AND RELATED MATTERS

     1.1 The Merger. On the Effective Date, Interim Bank shall be merged with and into GNYSB, which shall be the receiving and surviving corporation, pursuant to the Merger, and the separate existence of Interim Bank shall cease. The Merger shall be pursuant to the provisions of, and shall have the effect provided in, the New York Banking Law. On the Effective Date, all assets and property of GNYSB and Interim Bank (including, but not limited to, real, personal and mixed property, tangible and intangible, and interests then owned by GNYSB or Interim Bank, or which would inure to either of them) shall immediately, by operation of law and without any conveyance, transfer or further action, become the property of GNYSB. Commencing as of the Effective Date and continuing thereafter, GNYSB shall be deemed to be a continuation of both GNYSB and Interim Bank. All rights and obligations of Interim Bank shall remain unimpaired and GNYSB shall, on the Effective Date, succeed to all those rights and obligations.


     1.2 Continued Existence of GNYSB. Following the Merger, the existence of GNYSB shall continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities, powers and franchises, and subject to all the duties and liabilities, of a stock savings bank organized under the laws of the State of New York. The Restated Organization Certificate and By-laws of GNYSB, as in effect immediately prior to the Merger, shall continue in full force and effect following the Merger until amended or repealed. GNYSB's name shall not be changed by reason of the Merger and its deposit accounts shall continue to be insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the 'FDIC').


     1.3 Continued Business of GNYSB. From and after the Effective Date, and subject to the actions of the Board of Directors and officers of GNYSB, the business currently conducted by GNYSB shall continue to be conducted by it at the same principal office, branches, and other places of business, as a subsidiary of Bancorp, and the directors and officers of GNYSB immediately prior to the Effective Date shall continue in their respective positions immediately following the Effective Date, with, in the case of directors, the same terms and classes. It is the parties' intention that there be continuity of management and of the operation of GNYSB's business.

     1.4 Further Assurances. GNYSB and Interim Bank each agree that at any time, or from time to time, as and when requested by GNYSB or by its successors or assigns, Interim Bank shall execute and deliver, or cause to be executed and delivered, in its name by its last acting officers or by the corresponding officers of GNYSB (Interim Bank hereby authorizing such officers so to act in its name), all such conveyances, assignments, transfers, deeds and other instruments, and shall take or cause to be taken such further or other action as GNYSB or its successors or assigns may deem necessary or desirable in order to carry out the vesting, perfecting, confirming, assignment or other transfer of the interests, assets, property, privileges, powers, immunities, franchises and other rights referred to in this Article 1, or otherwise to carry out the intent and purpose of this Agreement.


     1.5 Amended and Restated Certificate of Incorporation and By-Laws of Bancorp. Prior to, on and immediately after the Effective Date, the certificate of incorporation of Bancorp shall read in its entirety as set forth in Appendix 1 attached to this Agreement, and the by-laws of Bancorp shall read in their entirety as set forth in Appendix 2 attached to this Agreement.

                                   ARTICLE 2
                              CONVERSION OF STOCK

     2.1 The terms and conditions of the Merger (including, without limitation, the mode of carrying the Merger into effect and the manner and basis of converting GNYSB Common Stock into Bancorp Common Stock, GNYSB Series A Preferred Stock into Bancorp Series A Preferred Stock and GNYSB Series B Preferred Stock into Bancorp Series B Preferred Stock) shall be as follows:

          2.1.1 Bancorp Common Stock Held by GNYSB. On the Effective Date, all shares of Bancorp Common Stock held by GNYSB immediately prior to the Effective Date shall be canceled and shall no longer be deemed to be issued or outstanding for any purpose.


          2.1.2 GNYSB Common Stock. On the Effective Date, each share of GNYSB Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of fully paid and non-assessable Bancorp Common Stock. On the Effective Date, each share of GNYSB Common Stock held in treasury of GNYSB immediately prior to the Effective Date shall, by virtue of the Merger, be cancelled without payment of any consideration therefor.



          2.1.3 GNYSB Series A Preferred Stock. On the Effective Date, each share of GNYSB Series A Preferred Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of fully paid and non-assessable Bancorp Series A Preferred Stock. On the Effective Date, each share of GNYSB Series A Preferred Stock held in treasury of GNYSB immediately prior to the Effective Date shall, by virtue of the Merger, be cancelled without payment of any consideration therefor.


          2.1.4 GNYSB Series B Preferred Stock. On the Effective Date, each share of GNYSB Series B Preferred Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of fully paid and non-assessable Bancorp Series B Preferred Stock. On the Effective Date, each share of GNYSB Series B Preferred Stock held in treasury of GNYSB immediately prior to the Effective Date shall, by virtue of the Merger, be cancelled without payment of any consideration therefor.


          2.1.5 Dissenters' Rights of Appraisal. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of capital stock of GNYSB held by a holder which with respect to such shares has complied with all of the provisions of the New York Banking Law concerning the right of shareholders to dissent from the Merger and require appraisal of their shares shall not be converted as otherwise described in this Article 2, but shall become the right to receive such consideration as may be determined to be due to such holder pursuant to such provisions of the New York Banking Law; provided, however, that any such shares of capital stock of GNYSB outstanding immediately prior to the Effective Date and held by such a holder who shall, after the Effective Date, withdraw his or her demand for appraisal or lose his right of appraisal pursuant to the New York Banking Law shall be deemed to be converted into the consideration such shares of capital stock would otherwise have been converted into under this Article 2.


          2.1.6 Interim Bank Common Stock. On the Effective Date, each share of the common stock of Interim Bank issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, and shall become, one share of fully paid and non-assessable GNYSB Common Stock (and shall not be further converted into shares of Bancorp Common Stock) so that, from and after the Effective Date, all of the issued and outstanding shares of GNYSB Common Stock shall be held by Bancorp.


          2.1.7 Employee Agreements and Benefit Plans. On the Effective Date, Bancorp shall, to the extent it determines appropriate, assume all the rights and obligations of GNYSB under GNYSB's Supplemental Executive Retirement Plan, Employee Stock Ownership Plan, Incentive Savings Plan, Long-Term Incentive Program, Retirement Plan for Non-Employee Directors, Plan of Pensions and Retirement Benefits, Non-Employee Directors' Deferred Compensation Plan, 1996 Equity Incentive Plan, 1997 Annual Incentive Plan and the 1996 Non-Employee Directors Stock Option Plan (providing for the granting to each non-employee director of options to purchase 4,000 shares of Bank Common Stock at the 1997 Annual Meeting of Stockholders and at each subsequent Annual Meeting of Stockholders thereafter). In addition, Bancorp shall, to the extent it determines appropriate, assume the obligations of GNYSB under various employment and severance agreements to which GNYSB is a party with several employees. On the Effective Date, Bancorp also shall, to the extent it determines appropriate, assume any obligations of GNYSB to deliver or make available shares of GNYSB Common Stock and GNYSB Series A Preferred Stock under any agreement, plan or program not referred to in this Section 2.1.7 to which GNYSB or any of its subsidiaries is a party. Any reference to GNYSB Common Stock and GNYSB Series A Preferred Stock under any of the plans listed above or any such other agreement, plan or program maintained by GNYSB or any of its subsidiaries shall, to the extent appropriate, be deemed to be a reference to Bancorp Common Stock and Bancorp Series A Preferred Stock, respectively, and to the extent appropriate, one share of Bancorp Common Stock and one share of Bancorp Series A Preferred Stock shall be issuable in lieu of each share of GNYSB Common Stock and GNYSB Series A Preferred Stock, respectively, required to be issued under any of such agreements, plans or programs, subject to subsequent adjustment as provided therein.


          2.1.8 Reservation for Issuance of Stock. On the Effective Date, the Board of Directors of Bancorp shall be deemed to have reserved for issuance, or authorized the issuance of, as the case may be, (a) a number of shares of Bancorp Common Stock, and such shares shall automatically (by operation of law) be so reserved for issuance, or so authorized, as the case may be, in respect of the GNYSB Series A Preferred Stock and the agreements, plans and programs referred to in Section 2.1.7 equal to the number of shares of GNYSB Common Stock that GNYSB had reserved for issuance, or of which GNYSB had authorized the issuance, as the case may be, in respect of the GNYSB Series A Preferred Stock and such agreements, plans and programs immediately prior to the Effective Date and (b) a number of shares of Bancorp Series A Preferred Stock, and such shares shall automatically (by operation of law) be so reserved for issuance, or so authorized, as the case may be, in respect of agreements, plans and programs referred to in Section 2.1.7 equal to the number of shares of GNYSB Series A Preferred Stock that GNYSB has reserved for issuance, or of which GNYSB had authorized the issuance, as the case may be, in respect of such agreements, plans and programs immediately prior to the Effective Date.


          2.1.9 Stockholder Rights Plan. The Rights (the 'Bank Rights') under the Rights Agreement, dated as of June 14, 1990, as amended by the First Amendment, dated as of August 12, 1996, and the Second Amendment dated as of March 7, 1997 (the 'Rights Agreement'), between GNYSB and The Chase Manhattan Bank (as successor in interest to the Manufacturers Hanover Trust Company), as Rights Agent, will be redeemed immediately prior to the Effective Date and the Rights Agreement will be terminated. Each share of Bancorp Common Stock issued pursuant to Section 2.1.2 shall be issued with a right pursuant to a rights agreement between Bancorp and a rights agent substantially similar to the Rights Agreement.


          2.1.10 Evidence of Ownership.

          (a) From and after the Effective Date, each holder of an outstanding certificate or certificates which theretofore represented shares of GNYSB Common Stock shall, upon surrender of the same to a transfer agent selected by GNYSB, or to any other person then acting as transfer agent or exchange agent for Bancorp Common Stock, be entitled to receive, in exchange therefor, a certificate or certificates representing the number of shares of Bancorp Common Stock into which the shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with this Article 2. Until so surrendered, each such outstanding certificate or certificates which, prior to the Effective Date, represented a number of shares of GNYSB Common Stock shall be deemed for all purposes to evidence the ownership of the same number of shares of Bancorp Common Stock.

          (b) From and after the Effective Date, each holder of an outstanding certificate or certificates which theretofore represented shares of GNYSB Series A Preferred Stock shall, upon surrender of the same to a transfer agent selected by GNYSB, or to any other person then acting as transfer agent or exchange agent for Bancorp Series A Preferred Stock, be entitled to receive, in exchange therefor, a certificate or certificates representing the number of shares of Bancorp Series A

     Preferred Stock into which the shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with this Article 2. Until so surrendered, each such outstanding certificate or certificates which, prior to the Effective Date, represented a number of shares of GNYSB Series A Preferred Stock shall be deemed for all purposes to evidence the ownership of the same number of shares of Bancorp Series A Preferred Stock.

          (c) From and after the Effective Date, each holder of an outstanding certificate or certificates which theretofore represented shares of GNYSB Series B Preferred Stock shall, upon surrender of the same to a transfer agent selected by GNYSB, or to any other person then acting as transfer agent or exchange agent for Bancorp Series B Preferred Stock, be entitled to receive, in exchange therefor, a certificate or certificates representing the number of shares of Bancorp Series B Preferred Stock into which the shares theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with this Article 2. Until so surrendered, each such outstanding certificate or certificates which, prior to the Effective Date, represented a number of shares of GNYSB Series B Preferred Stock shall be deemed for all purposes to evidence the ownership of the same number of shares of Bancorp Series B Preferred Stock.

          2.1.11 Full Satisfaction. All shares of Bancorp Common Stock, Bancorp Series A Preferred Stock and Bancorp Series B Preferred Stock into which shares of GNYSB Common Stock, GNYSB Series A Preferred Stock and GNYSB Series B Preferred Stock, respectively, shall have been converted pursuant to this Article 2 shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares.

          2.1.12 Sole Rights. On the Effective Date, the holders of certificates formerly representing GNYSB Common Stock, GNYSB Series A Preferred Stock or GNYSB Series B Preferred Stock outstanding on the Effective Date shall cease to have any rights with respect to GNYSB Common Stock, GNYSB Series A Preferred Stock or GNYSB Series B Preferred Stock, and their sole rights on and following the Effective Date shall be with respect to the Bancorp Common Stock, Bancorp Series A Preferred Stock or Bancorp Series B Preferred Stock into which their shares of GNYSB Common Stock, GNYSB Series A Preferred Stock or GNYSB Series B Preferred Stock, respectively, shall have been converted by the Merger.

                                   ARTICLE 3
                                   CONDITIONS

     3.1 The obligations of GNYSB, Bancorp and Interim Bank to effect the Merger and otherwise consummate the transactions contemplated by this Agreement shall be subject to satisfaction of each of the following conditions at or prior to the Effective Date:

          3.1.1 Board Approval. On or prior to the Effective Date, the respective Boards of Directors of Bancorp, GNYSB and Interim Bank shall each have duly authorized this Agreement and Bancorp, GNYSB and Interim Bank shall have each duly executed and delivered this Agreement to each other, and such authorizations shall not have been revoked or modified on the Effective Date.

          3.1.2 Stockholder Approval. Any required approval of stockholders shall have been obtained and shall not have been revoked or modified on the Effective Date.

          3.1.3 Approvals; Consents. All approvals and consents, if any, of the New York Superintendent of Banks (the 'Superintendent'), the Office of Thrift Supervision or the Board of Governors of the Federal Reserve System, the FDIC, and any other governmental agency having jurisdiction, and other persons that are, in the opinion of counsel for GNYSB, required for the lawful consummation of the Merger and the issuance and delivery of Bancorp Common Stock, Bancorp Series A Preferred Stock and Bancorp Series B Preferred Stock as contemplated by this Agreement, shall have been obtained and shall not have been revoked on the Effective Date.

          3.1.4 Tax Status. GNYSB shall have received either (a) a ruling from the Internal Revenue Service, acceptable in form and substance to GNYSB and its counsel, or (b) an opinion of its counsel, which in either case may be subject to certain representations made by GNYSB and in either case substantially to the effect that, for federal income tax purposes:

          1. The formation of Interim Bank and its merger with and into GNYSB, with GNYSB as the surviving corporation, will be disregarded for Federal income tax purposes, and the transaction will be treated as a transfer by GNYSB stockholders of their GNYSB stock to Bancorp solely in exchange for stock of Bancorp.


          2.  The transfer  will constitute  an exchange  within the  meaning of section 351 of the Code.


          3. Except to the extent that cash received in redemption of the Bank Rights is treated as a dividend, no gain or loss will be recognized by the stockholders of GNYSB upon the exchange of their GNYSB Common Stock solely for Bancorp Common Stock.



          4. No gain or loss will be recognized by the stockholders of GNYSB upon the exchange of their the Bank Series A Preferred Stock solely for Bancorp Series A Preferred Stock.



          5. No gain or loss will be recognized by the stockholders of GNYSB upon the exchange of their GNYSB Series B Preferred Stock solely for Bancorp Series B Preferred Stock.



          6. No gain or loss will be recognized by GNYSB, Bancorp or Interim Bank as a result of the Reorganization.



          7. The aggregate basis of the Bancorp Common Stock received by each stockholder of GNYSB in the Reorganization will be the same as the aggregate basis of GNYSB Common Stock exchanged therefor.



          8. The aggregate basis of the Bancorp Series A Preferred Stock received by each stockholder of GNYSB in the Reorganization will be the same as the aggregate basis of GNYSB Series A Preferred Stock exchanged therefor.



          9. The aggregate basis of the Bancorp Series B Preferred Stock received by each stockholder of GNYSB in the Reorganization will be the same as the aggregate basis of GNYSB Series B Preferred Stock exchanged therefor.



          10. The holding period of the Bancorp Common Stock received by each stockholder of GNYSB in the Reorganization will include the holding period of GNYSB Common Stock exchanged therefor, provided that such stockholder held such GNYSB Common Stock as a capital asset on the date of the Reorganization.



          11. The holding period of the Bancorp Series A Preferred Stock received by each stockholder of GNYSB in the Reorganization will include the holding period of GNYSB Series A Preferred Stock exchanged therefor, provided that such stockholder held such GNYSB Series A Preferred Stock as a capital asset on the date of the Reorganization.



          12. The holding period of the Bancorp Series B Preferred Stock received by each stockholder of GNYSB in the Reorganization will include the holding period of GNYSB Series B Preferred Stock exchanged therefor, provided that such stockholder held such GNYSB Series B Preferred Stock as a capital asset on the date of the Reorganization.


                                   ARTICLE 4
                             TERMINATION; EXPENSES

     4.1 Termination. This Agreement may be terminated at any time prior to the Effective Date (whether before or after any approval by the stockholders of GNYSB),

          (a) at the option of the Board of Directors of any of GNYSB, Bancorp or Interim Bank if any one or more of the conditions to the obligations of any of them under this Agreement shall not have been satisfied and shall not be waived on or prior to the Effective Date, or

          (b) at the option of the Board of Directors of GNYSB for any reason.

This Agreement also may be terminated at any time prior to the Effective Date by the mutual consent of the Boards of Directors of the parties.

     4.2 No Further Liability. In the event of the termination of this Agreement pursuant to this Article 4, this Agreement shall be void and of no further force or effect, and there shall be no further liability or obligation of any nature on the part of any of the parties or their respective directors, officers, employees or stockholders, by reason of this Agreement or the termination of this Agreement.

     4.3 Costs  and  Expenses. Each  party  shall  pay all  costs  and  expenses
incurred   by  it  in  connection  with  this  Agreement  and  the  transactions contemplated by this Agreement.

                                   ARTICLE 5
                            EFFECTIVE DATE OF MERGER

     The 'Effective Date' for all purposes of this Agreement shall be the later of (a) the date designated by GNYSB to the Superintendent as the date on which the Merger shall be effective and (b) the date on which the Superintendent files this Agreement pursuant to Section 601-b(1) of the New York Banking Law.

                                   ARTICLE 6
                                 MISCELLANEOUS

     6.1 Waiver, Amendment. Any of the terms or conditions of this Agreement that legally may be waived may be waived at any time by any party which is, or the stockholders of which are, entitled to the benefit of such terms or conditions. Any of such terms or conditions may be amended in whole or in part at any time, to the extent not prohibited by applicable law, rules and regulations, by an agreement in writing, executed in the same manner as this Agreement, provided that, after approval by the stockholders of GNYSB, this Agreement shall not be amended in any respect deemed by the Board of Directors of GNYSB to be materially adverse to the stockholders of GNYSB, without the approval of such holders.

     6.2 Counterparts. This Agreement may be executed by the parties in any number of separate counterparts, each of which shall be an original, but such counterparts together shall constitute but one and the same instrument.

     6.3 Headings. The article and section headings contained in this Agreement are for reference purposes only and shall not be deemed to be part of this Agreement or to affect the meaning or interpretation of this Agreement.

     6.4 Execution by Interim Bank. GNYSB and Bancorp acknowledge that, as of the date of this Agreement, Interim Bank may not have received its charter from the Superintendent and therefore would not have the legal capacity to execute and deliver this Agreement. If so, Bancorp agrees to cause Interim Bank to execute and deliver this Agreement promptly following the issuance of Interim Bank's charter by the Superintendent. GNYSB and Bancorp agree to be bound by this Agreement prior to and following such execution and delivery by Interim Bank.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          THE GREATER NEW YORK SAVINGS BANK


                                          By: /S/ GERARD C. KEEGAN

                                               .................................
                                            Gerard C. Keegan
                                            Chairman, President and
                                            Chief Executive Officer

                                          GREATER NEW YORK BANCORP INC.


                                          By: /S/ GERARD C. KEEGAN

                                               .................................
                                            Gerard C. Keegan
                                            Chairman, President and
                                            Chief Executive Officer

                                          THE GREATER INTERIM SAVINGS BANK


                                          By: /S/ GERARD C. KEEGAN*

                                               .................................
                                            Gerard C. Keegan
                                            Chairman, President and
                                            Chief Executive Officer

------------

* To be executed at formation of Interim Bank.

                                                         EXHIBIT 1 TO APPENDIX A


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         GREATER NEW YORK BANCORP INC.


     Greater New York Bancorp Inc., a Delaware corporation, hereby certifies as follows:

                                   ARTICLE I

     The name of the Corporation is Greater New York Bancorp Inc. The date of filing of its original certificate of incorporation with the Secretary of State was February 10, 1997.

                                   ARTICLE II

     This restated certificate of incorporation amends, restates and integrates the provisions of the certificate of incorporation of Greater New York Bancorp Inc. and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by written consent of the sole stockholder of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                                  ARTICLE III

     The text of the certificate of incorporation is hereby amended and restated to read herein as set forth in full:

     FIRST. The name of the Corporation is Greater New York Bancorp Inc.

     SECOND. The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of
Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is fifty-five million (55,000,000), of which forty-five million (45,000,000) shares of the par value of $1.00 per share shall be designated as Common Stock and ten million (10,000,000) shares of the par value of $1.00 per share shall be designated as Preferred Stock. Shares of Preferred Stock may be issued in one or more series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

          (a) the distinctive serial designation of such series which shall distinguish it from other series;

          (b) the number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the board of directors in the resolution or resolutions providing for the issue of such series;

          (c) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

          (d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

          (e) the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (f) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

          (g) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (h) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

          (i) the voting rights, if any, of the holders of the shares of such series.


          Of the ten million (10,000,000) shares designated as Preferred Stock, one million eight hundred thousand (1,800,000) shares shall be designated Series A ESOP Convertible Preferred Stock, two million (2,000,000) shares shall be designated 12% Noncumulative Perpetual Preferred Stock, Series B and two hundred thousand (200,000) shares shall be designated Junior Participating Preferred Stock. The terms of the Series A ESOP Convertible Preferred Stock are set forth in Exhibit A hereto. The terms of the 12% Noncumulative Perpetual Preferred Stock, Series B are set forth in Exhibit B hereto. The terms of the Junior Participating Preferred Stock are set forth in Exhibit C hereto. Exhibits A, B and C are incorporated herein as if set forth in full herein.



     FIFTH. Until such time as the Corporation acquires all of the outstanding shares of capital stock of The Greater New York Savings Bank (the 'Holding Company Formation'), the number of directors shall be one. At and after the time of the Holding Company Formation, the number of directors of the Corporation shall not be less than seven (7) nor more than thirty (30). Within such limitations, the number of directors shall be determined as contemplated by the by-laws of the Corporation. At and after the time of the Holding Company Formation, the directors of the Corporation shall be divided into three (3) classes, as nearly equal in number as reasonably possible, as determined by the board of directors, with the initial term of office of the first class of such directors to expire at the first annual meeting of stockholders after the Holding Company Formation, the initial term of office of the second class of such directors to expire at the second annual meeting of stockholders after the Holding Company Formation and the initial term of office of the third class of such directors to expire at the third annual meeting of stockholders after the Holding Company Formation, with each class of directors to hold office until their successors have been duly elected and qualified. Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, the sole director at the time of the Holding Company Formation shall be entitled to elect the additional directors to the Board of Directors and designate the class in which each director shall serve. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed the directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders in the third year following the year of their election and until their successors have been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain a number of directors in each class as nearly equal as reasonably possible, but no decrease in the number of directors may shorten the term of any incumbent director.


     Any or all of the directors may be removed at any time, but only for cause and by the affirmative vote of at least eighty (80) percent of the total votes eligible to be cast by the holders of all outstanding shares of any class or series of stock of the Corporation entitled to vote generally in the election of directors at a meeting of stockholders expressly called for that purpose. The chairman of the board of directors may be removed, as chairman of the board of directors, at any time with or without cause, only by the vote of at least a majority of the entire board of directors.

     The first sentence of the immediately preceding paragraph may not be amended, modified or repealed except by the affirmative vote of the holders of not less than eighty (80) percent of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for purposes hereof as a single class.

     SIXTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

     SEVENTH. Any action required or permitted to be taken by the holders of any class or series of stock of the Corporation, including but not limited to the election of directors, may be taken by written consent or consents but only if such consent or consents are signed by all holders of the class or series of stock entitled to vote on such action.


     EIGHTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (a) for any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or ommissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for unlawful payments of dividends or unlawful stock purchases or redemptions; or (d) for any transaction from which the director derived an improper personal benefit. No amendment, modification or repeal of this Article Eighth shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.



     NINTH. In taking action, including, without limitation, action which may involve or relate to a change or potential change in the control of the Corporation, the board of directors of the Corporation shall be entitled to consider, without limitation, (a) both the long-term and the short-term interests of the Corporation and its stockholders and (b) the effects that the Corporation's actions may have in the short-term or in the long-term upon any of the following:



          (i) the prospects for potential growth, development, productivity and profitability of the Corporation;



          (ii) the Corporation's current employees;



          (iii) the Corporation's retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation;


          (iv) the Corporation's customers and creditors; and


          (v) the ability of the Corporation to provide, as a going concern, products, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business.


Nothing in this Article Ninth shall create any duties owed by any director to any person or entity to consider or afford any particular weight to any of the foregoing or abrogate any duty of the directors, either statutory or recognized by common law or court decisions. For purposes of this Article Ninth 'control' shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation whether through the ownership of voting stock of such corporation, the ownership of voting stock of any company which possesses such power or otherwise.

     TENTH. The board of directors of the Corporation is expressly authorized to adopt, amend or repeal by-laws of the Corporation; provided, however, that the board shall not have the authority to amend or repeal any by-law which shall have been adopted by the holders of any class or series of stock of the Corporation entitled to vote thereon, unless otherwise provided in such by-law, and provided, further, that any by-law adopted by the board may be amended or repealed by the holders of shares of any class or series of stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose. Notwithstanding the foregoing, any provision of the by-laws which contains a supermajority voting requirement shall only be amended or repealed by a vote of the board of directors or holders of any class or series of stock of the Corporation entitled to vote thereon that is not less than the supermajority voting requirement specified in such provision.
     ELEVENTH. The affirmative vote of at least two-thirds (or such greater proportion as may otherwise be required pursuant to any specific provision of this certificate of incorporation) of the total votes eligible to be cast by the holders of all outstanding shares of any class or series of stock of the Corporation entitled to vote thereon shall be required to amend, alter, rescind, repeal, or adopt any provisions inconsistent with, Articles Fifth, Seventh, Ninth, Tenth, and this Article Eleventh.

     IN WITNESS WHEREOF, Greater New York Bancorp Inc. has caused this certificate to be signed by Gerard C. Keegan, its Chairman, President and Chief Executive Officer, on the 11th day of March, 1997.


                                          GREATER NEW YORK BANCORP INC.

                                          By /S/ GERARD C. KEEGAN
                                             ...................................

                                                      Gerard C. Keegan

                            EXHIBIT A TO THE AMENDED AND RESTATED CERTIFICATE OF
                                  INCORPORATION OF GREATER NEW YORK BANCORP INC.


                                     TERMS
                                       OF
                   SERIES A ESOP CONVERTIBLE PREFERRED STOCK
                                       OF
                         GREATER NEW YORK BANCORP INC.

     SECTION 1. Designation and Amount; Special Purpose Restricted Transfer
Issue.

     (A) The shares of this series of Preferred Stock of the Corporation shall be designated as Series A ESOP Convertible Preferred Stock ('Series A Preferred Stock') and the number of shares constituting such series shall be one million eight hundred thousand (1,800,000) shares.

     (B) Shares of Series A Preferred Stock shall be issued only to a trustee acting on behalf of an employee stock ownership plan or other employee benefit plan of the Corporation and its subsidiaries. In the event of any transfer of shares of Series A Preferred Stock to any person other than any such plan trustee without the prior written consent of the Corporation, the shares of Series A Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock on the terms otherwise provided for the conversion of shares of Series A Preferred Stock into shares of Common Stock pursuant to Section 5 hereof, and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to shares of Series A Preferred Stock hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such shares of Series A Preferred Stock shall be so converted. Certificates representing shares of Series A Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this paragraph (B) of Section 1, shares of Series A Preferred Stock (i) may be converted into shares of Common Stock as provided by Sections 5 and 7 hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by Section 6 hereof.

     SECTION 2. Dividends and Distributions.


     (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ('Preferred Dividends') in an amount per share equal to $1.0725 per share per annum, and no more, payable in as nearly as possible equal proportions on the first day of January and July of each year (each a 'Dividend Payment Date') commencing on the first such date occurring after the date on which the Corporation acquires all of the outstanding shares of capital stock of The Greater New York Savings Bank (the 'Holding Company Formation'), to holders of record at the start of business on such Dividend Payment Date. Preferred Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the date of the last dividend payment on the Series A ESOP Convertible Preferred Stock of The Greater New York Savings Bank. Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time, but Preferred Dividends for any period less than a full semi-annual period shall be computed on the basis of a 360-day year of 30-day months. Accumulated but unpaid Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Preferred Dividends.


     (B) So long as any Series A Preferred Stock shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series A Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Series A Preferred Stock, like dividends for all dividend payment periods of the Series A Preferred Stock ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend payment period on the Series A Preferred Stock and accumulated and unpaid or payable on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Series A Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of, any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Series A Preferred Stock until full cumulative dividends on the Series A Preferred Stock shall have been paid or declared and provided for.

SECTION 3. Voting Rights.

     The holders of shares of Series A Preferred Stock shall have the following voting rights:

          (A) The holders of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together with the holders of Common Stock as one class. Each share of the Series A Preferred Stock shall be entitled to one vote per share.


          (B) Except as otherwise required by law or set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of this Amended and Restated Certificate of Incorporation (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation) if such amendment, alteration or repeal would alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to affect them adversely.


     SECTION 4. Liquidation, Dissolution or Winding-Up.

     (A) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Series A Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series A Preferred Stock in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, liquidating distributions in the amount of $13.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this paragraph 4(A), the holders of shares of Series A Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

     (B) Neither the merger or consolidation of the Corporation with or into any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, transfer or lease of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up of the affairs of the Corporation for purposes of this
Section 4, but the holders of Series A Preferred Stock shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 hereof.

     (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series A Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to the holders of Series A Preferred Stock, at the address shown on the books of the Corporation or any transfer agent for the Series A Preferred Stock.

     SECTION 5. Conversion into Common Stock.


     (A) A holder of shares of Series A Preferred Stock shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Section 6 hereof, to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion price equal to $13.76 per share of Common Stock, with each share of Series A Preferred Stock being valued at $13.00 for such purpose, and which price shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the 'Conversion Price') (that is, a conversion rate initially equivalent to approximately .9448 shares of Common Stock for each share of Series A Preferred Stock so converted but that is subject to adjustment as the Conversion Price is adjusted as hereinafter provided).


     (B) Any holder of shares of Series A Preferred Stock desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the shares of Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation or the transfer agent for the Series A Preferred Stock, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Series A Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any shares of Series A Preferred Stock not to be so converted to be issued, and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

     (C) Upon surrender of a certificate representing a share or shares of Series A Preferred Stock for conversion, the Corporation shall issue and send by hand delivery (with receipt to be acknowledged) or by first-class mail, postage prepaid, to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing shares of Series A Preferred Stock, only part of which are to be converted, the Corporation shall issue and deliver to such holder or such holder's designee a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted.

     (D) The issuance by the Corporation of shares of Common Stock upon a conversion of shares of Series A Preferred Stock into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of
(i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second business day after the surrender of the certificate or certificates for the shares of Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) as provided by this Exhibit A. On and after the effective day of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of shares of Series A Preferred Stock on a Dividend Payment Date if such Dividend Payment Date for such dividend shall coincide with or be on or subsequent to the effective date of conversion of such shares.

     (E) The Corporation shall not be obligated to deliver to holders of Series A Preferred Stock any fractional share or shares of Common Stock issuable upon any conversion of such shares of Series A Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

     (F) Whenever the Corporation shall issue shares of Common Stock upon conversion of shares of Series A Preferred Stock as contemplated by this Section 5, the Corporation shall issue together with each such share of Common Stock any options, warrants or other rights theretofore issued and then outstanding with respect to any shares of Common Stock.

     (G) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of shares of Series A Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series A Preferred Stock then outstanding. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series A Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding and convertible into shares of Common Stock.

     SECTION 6. Redemption at the Option of the Corporation.

     (A) The Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation at any time after the date of issuance, at the following redemption prices per share:

                                                                               PRICE
                      DURING THE TWELVE- MONTH PERIOD                           PER
                              BEGINNING JULY 2                                 SHARE
                           ---------------------                               ------

1996........................................................................   13.30
1997........................................................................   13.20
1998........................................................................   13.10

and thereafter at $13.00 per share, plus, in each case, an amount equal to all accumulated and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph (E) of this Section 6. From and after the date fixed for redemption, dividends on shares of Series A Preferred Stock called for redemption will cease to accrue, such shares will no longer be deemed to be outstanding and all rights in respect of such shares of the Corporation shall cease, except the right to receive the redemption price. If less than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the Corporation shall either redeem a portion of the shares of each holder determined pro rata based on the number of shares held by each holder or shall select the shares to be redeemed by lot, as may be determined by the Board of Directors of the Corporation.

     (B) Unless otherwise required by law, notice of redemption for any redemption made pursuant to this Section 6 will be sent to the holders of Series A Preferred Stock at the address shown on the books of the Corporation or any transfer agent for the Series A Preferred Stock by first-class mail, postage prepaid, mailed not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of the Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock at the time. Upon surrender of the certificates for any shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this Section 6.

     (C) In the event of a modification to the Internal Revenue Code of 1986, as amended, which has the effect of precluding the Corporation from claiming the tax deduction for dividends paid on the Series A Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date shares of Series A Preferred Stock are initially issued, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (A) of this Section 6, elect to redeem such shares for the amount payable in respect of the shares upon liquidation of the Corporation pursuant to Section 4 hereof.

     (D) [Intentionally Omitted]

     (E) The Corporation shall make payment of the redemption price required upon redemption of shares of Series A Preferred Stock for cash, or if the Corporation so elects, in shares of Common Stock, or in a combination of such shares and cash, any such shares to be valued for such purpose at their Fair Market Value (as defined in paragraph (G) of Section 9 hereof, provided, however, that in calculating their Fair Market Value the Adjustment Period shall be deemed to be the five (5) consecutive trading days preceding, and including, the date of redemption).

     SECTION 7. Special Conversion Rights.


     A holder of shares of Series A Preferred Stock shall be entitled to cause any or all of such shares to be converted into shares of Common Stock at a conversion rate equal to the quotient of (A) $13.00 per share of Series A Preferred Stock plus accumulated and unpaid dividends thereon to the date fixed for conversion, divided by (B) the Common Stock Market Value (as defined below), at any time and from time to time upon notice to the Company given not less than five (5) business days prior to the date fixed by the holder in such notice for such conversion, but only when and to the extent unavoidably necessary (i) for such holder to provide for distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, The Greater New York Savings Bank Employee Stock Ownership Plan, as the same may be amended, or any successor plan (the 'Plan') to participants in the Plan; (ii) for such holder to make payment of principal, interest or premium due and payable (whether as scheduled or upon acceleration) on any indebtedness incurred for the benefit of the Plan by the holder, the Plan or a trust under the Plan; or (iii) in the event the Plan is determined by the Internal Revenue Service not to be qualified within the meaning of Sections 401(a), the applicable provisions of Sections 409, and 4975(e)(7) of the Internal Revenue Code of 1986, as amended; provided, however, that if the 'fair market value' of a share of Series A Preferred Stock as of the most recent 'Valuation Date' (as such terms are defined in Article I, Sections 1.18(b) and 1.39 of The Greater New York Savings Bank Employee Stock Ownership Plan, hereinafter referred to as the 'Preferred Stock Fair Market Value') exceeds $13.00 at the time of any such conversion, then such shares of Series A Preferred Stock will be converted into shares of Common Stock at a conversion rate equal to the quotient of (A) the Preferred Stock Fair Market Value plus accumulated and unpaid dividends thereon to the date fixed for conversion, divided by (B) the Common Stock Market Value; provided, further however, that the Company may at its election substitute for any such conversion a cash payment per share of Series A Preferred Stock sought to be converted equal to the greater of (x) $13.00 and (y) the Preferred Stock Fair Market Value, plus, in either case, accumulated and unpaid dividends thereon.


     For the purposes of this Section 7, 'Common Stock Market Value' shall mean the average of the last reported sales prices quoted on the Nasdaq National Market (or, in case no sale occurs on a given day, the average of the reported closing bid and asked prices shall be substituted for the last reported sales price), regular way, of publicly traded shares of Common Stock over the five (5) consecutive trading days immediately preceding the date of conversion.

     SECTION 8. Consolidation, Merger, etc.

     (A) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting company (including the Corporation) that constitutes 'qualifying employer securities' with respect to a holder of Series A Preferred Stock within the meaning of Section 409(l) of the Internal Revenue Code of 1986, as amended, and
Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended, or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the shares of Series A Preferred Stock of such holder shall be assumed by and shall become preferred stock of such successor or resulting company, having in respect of such company insofar as possible the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Section 6 hereof), and the qualifications, limitations or restrictions thereon, that the Series A Preferred Stock had immediately prior to such transaction, except that after such transaction each share of the Series A Preferred Stock shall be convertible, otherwise on the terms and conditions provided by Sections 5 and 7 hereof, into the qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount of qualifying employer securities receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the nonelecting shares). The rights of the Series A Preferred Stock as preferred stock of such successor or resulting company shall successively be subject to adjustments pursuant to Section 9 hereof after any such transaction as nearly equivalent to the adjustments provided for by such section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding shares of the Series A Preferred Stock shall be assumed and authorized by the successor or resulting company as aforesaid.

     (B) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (A) of this Section 8) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of Series A Preferred Stock shall, without any action on the part of the Corporation or any holder thereof, be deemed converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted at such time if the Conversion Price were the same as the redemption price then in effect pursuant to the table set forth in paragraph 6(A) hereof plus an amount equal to all accumulated and unpaid dividends thereon to the date fixed for such deemed conversion (the 'Merger Conversion Price') and each share of Series A Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such transaction at the Merger Conversion Price if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

     SECTION 9. Anti-dilution Adjustments.

     (A) In the event that the Corporation shall, at any time or from time to time while any of the shares of the Series A Preferred Stock are outstanding,
(i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph 9(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

     (B) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

     (C) In the event that the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Fair Market Value of such shares on the date of such issuance, sale or exchange, then, subject to the provisions of paragraphs (E) and (F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event that the Corporation shall, at any time or from time to time while any shares of Series A Preferred Stock are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value on the date of such issuance, sale or exchange less than the Non-Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs (E) and
(F) of this Section 9, the Conversion Price shall be adjusted by multiplying such Conversion Price by the fraction the numerator of which shall be the sum of
(i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (iii) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of
(i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

     (D) In the event the Corporation shall, at any time or from time to time while any of the shares of Series A Preferred Stock are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8 hereof does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs
(E) and (F) of this Section 9, be adjusted by multiplying such Conversion Price by the fraction the numerator of which is (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value (as herein defined) of a share of Common Stock on the record date with respect to an Extraordinary Distribution, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, minus (ii) the Fair Market Value of the Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (A) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (B) the Fair Market Value of a share of Common Stock on the record date with respect to an Extraordinary Distribution or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Series A Preferred Stock (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a share of Series A Preferred Stock may be converted at such time.

     (E) Notwithstanding any other provisions of this Section 9, the Corporation shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least one percent in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent in the Conversion Price.

     (F) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this Section 9, the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph 9(F), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

     (G) The following definitions shall apply to the terms of the Series A Preferred Stock:


          'Extraordinary Distribution' shall mean any dividend or other distribution (effected while any of the shares of Series A Preferred Stock are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds twelve and one-half per cent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution and (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph
     (B) of this Section 9), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof. The Fair Market Value of an Extraordinary Distribution for purposes of paragraph (D) of this Section 9 shall be the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not
     Extraordinary Distributions made during such twelve-month period and not previously included in the calculation of an adjustment pursuant to paragraph (D) of this Section 9.


          'Fair Market Value' shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, the average of the Current Market Prices (as hereinafter defined) of such shares or securities for each day of the Adjustment Period (as hereinafter defined). 'Current Market Price' of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for a day shall mean the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on such National Market, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof on each trading day during the Adjustment Period. 'Adjustment Period' shall mean the period of five (5) consecutive trading days, selected by the Board of Directors of the Corporation or a committee thereof, during the twenty
     (20) trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The 'Fair Market Value' of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee.

          'Non-Dilutive Amount' in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the remainder of (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, minus (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

          'Pro Rata Repurchase' shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the shares of Series A Preferred Stock are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), or any successor provision of law, or any similar provisions of any law or regulation applicable to companies having the same regulatory status as does the Bank, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph 9(G), shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof 'in open market transactions' if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date shares of Series A Preferred Stock are initially issued by the Corporation or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

     (H) Whenever an adjustment to the Conversion Price of the Series A Preferred Stock is required pursuant to the terms of the Series A Preferred Stock, the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Series A Preferred Stock, if there be one, and with the Secretary of the Corporation, a statement signed by two (2) officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio of the Series A Preferred Stock. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price of the Series A Preferred Stock, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of shares of the Series A Preferred Stock.

     SECTION 10. Ranking; Attributable Capital and Adequacy of Surplus; Retirement of Shares.

     (A) The Series A Preferred Stock shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up. The Series A Preferred Stock shall not rank junior to any other series of the Corporation's Preferred Stock as to the payment of
dividends   or  the  distribution  of  assets  on  liquidation,  dissolution  or winding-up.

     (B) The capital of the Corporation allocable to the Series A Preferred Stock for purposes of the Delaware General Corporation Law shall be $1.00 per share. In addition to any vote of stockholders required by law, the vote of the holders of a majority of the outstanding shares of Series A Preferred Stock shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Corporation allocable to the Common Stock for the purpose of the Delaware General Corporation Law if, as a result thereof, the surplus of the Corporation for purposes thereof would be less than the amount of the Preferred Dividends that would accrue on the then outstanding shares of Series A Preferred Stock during the following three (3) years.

     (C) Any shares of Series A Preferred Stock acquired by the Corporation by reason of the conversion or redemption of such shares as provided by the terms of the Series A Preferred Stock, or otherwise so acquired, shall be cancelled.

     SECTION 11. Miscellaneous.

     (A) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of the Series A Preferred Stock) with postage prepaid, addressed: (i) if to the Corporation, to its office at One Penn Plaza, New York, New York 10119 (Attention: Secretary) or to the transfer agent for the Series A Preferred Stock, or other agent of the Corporation designated as permitted by the terms of the Series A Preferred Stock or (ii) if to any holder of the Series A Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.


     (B) The term 'Common Stock' as used in this Exhibit A to the Amended and Restated Certificate of Incorporation means the Corporation's Common Stock of $1.00 par value, as the same exists at the date of filing of this Certificate of Incorporation, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value. In the event that, at any time as a result of an adjustment made pursuant to Section 9 hereof, the holder of any share of the Series A Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of shares of Series A Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 9 hereof, and the provisions of Sections 1 through 8, and 10 and 11 hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.


     (C) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     (D) In the event that a holder of shares of Series A Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series A Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the holder of such Series A Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.


     (E) Unless otherwise provided in this Amended and Restated Certificate of Incorporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the shares of Series A Preferred Stock and any other stock ranking on a parity with the Series A Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series A Preferred Stock and such other stock bear to each other.


     (F) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Series A Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series A Preferred Stock.

                                EXHIBIT B TO AMENDED AND RESTATED CERTIFICATE OF
                                  INCORPORATION OF GREATER NEW YORK BANCORP INC.


                                     TERMS
                                       OF
             12% NONCUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B
                                       OF
                         GREATER NEW YORK BANCORP INC.

     SECTION 1. Designation and Amount.

     (A) The shares of this series of preferred stock shall be designated as 12% Noncumulative Perpetual Preferred Stock, Series B ('Series B Preferred Stock'), and the number of shares constituting such series shall be two million (2,000,000) shares. Shares of Series B Preferred Stock shall have a par value of $1.00 per share.

     (B) The number of authorized shares of Series B Preferred Stock may be reduced from time to time, but not below the number of shares of Series B
Preferred Stock then outstanding, by resolution duly adopted by the Board of Directors. The number of authorized shares of Series B Preferred Stock shall not be increased. Fractional shares of Series B Preferred Stock, rounded to the nearest one-hundredth of a whole number, may be issued.

     SECTION 2. Ranking; Attributable Capital and Adequacy of Surplus.

     (A) With respect to dividend rights, the Series B Preferred Stock shall rank prior to common stock of all classes of the Corporation (collectively, the 'Common Stock') and to all other classes and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding other than Parity Dividend Stock and Senior Dividend Stock. Parity Dividend Stock shall mean any class or series of equity securities of the Corporation expressly designated as ranking, with respect to dividend rights, on a parity with the Series B Preferred Stock, and Senior Dividend Stock shall mean any class or series of equity securities of the Corporation expressly designated as ranking, with respect to dividend rights, as senior to the Series B Preferred Stock. Shares of the Corporation's Series A ESOP Convertible Preferred Stock (the 'Series A Preferred Stock') are hereby designated as Senior Dividend Stock.

     (B) With respect to rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Series B Preferred Stock shall rank prior to the Common Stock and to all other classes and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding other than Parity Liquidation Stock and Senior Liquidation Stock. Parity Liquidation Stock shall mean any class or series of equity securities of the Corporation expressly designated as ranking, with respect to rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, on a parity with the Series B Preferred Stock, and Senior Liquidation Stock shall mean any class or series of equity securities of the Corporation expressly designated as ranking, with respect to rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, as senior to the Series B Preferred Stock. Shares of the Series A Preferred Stock are hereby designated as Parity Liquidation Stock.


     (C) To the extent not expressly prohibited by the Amended and Restated Certificate of Incorporation, the Series B Preferred Stock shall be subject to the creation of Parity Dividend Stock and Parity Liquidation Stock (collectively, 'Parity Stock') and of Common Stock and all other classes and series of equity securities of the Corporation ranking junior to the Series B Preferred Stock with respect to dividend rights ('Junior Dividend Stock') or rights upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation ('Junior Liquidation Stock' and, collectively with Junior
Dividend Stock, 'Junior Stock'). Shares of the Corporation's Junior Participating Preferred Stock are hereby designated as Junior Dividend Stock and as Junior Liquidation Stock. No shares of Senior Dividend Stock or Senior Liquidation Stock shall be created without the consent of the holders of Series B Preferred Stock as provided in Section 6(C) hereof.



     (D) The capital of the Corporation allocable to the Series B Preferred Stock for purposes of the Delaware General Corporation Law shall be $1.00 per share. In addition to any vote of stockholders required by law, the vote of the holders of a majority of the outstanding shares of Series B Preferred

Stock shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Corporation allocable to the Common Stock for the purpose of the Delaware General Corporation Law if, as a result thereof, the surplus of the Corporation for purposes of the Delaware General Corporation Law would be less than the amount of dividends that would accrue on the then-outstanding shares of Series B Preferred Stock during the following three years.


     SECTION 3. Noncumulative Dividends; Priority.


     (A) (i) Subject to the restrictions and limitations on declaration and payment of dividends specified in Section 11, the holders of record of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, noncumulative cash dividends at an annual rate of 12% of the $25.00 liquidation preference per share ($3.00 per share per annum), and no more. Dividends on the Series B Preferred Stock shall be declared and paid in cash only. Such noncumulative cash dividends shall be declared and payable quarterly in arrears in the amount set forth in Section 3(A)(iii) on January 15, April 15, July 15 and October 15 of each year or, if such day is not a Business Day (as defined in
Section 9), on the next Business Day (each such date, a 'Dividend Payment Date'). The first Dividend Payment Date shall be the first such date to occur after the Holding Company Formation. Each declared dividend shall be payable to holders of record of the Series B Preferred Stock as they appear on the stock books of the Corporation (or of any transfer agent for the Series B Preferred Stock) at the close of business on such record dates, not more than fifty (50) calendar days nor less than ten (10) calendar days preceding the Dividend Payment Date therefor, as determined by the Board of Directors (each such date, a 'Record Date'). The initial period for which dividends shall be paid (the 'Initial Dividend Period') shall commence on the last "Dividend Period Commencement Date" that occurred under the 12% Noncumulative Perpetual Preferred Stock, Series B of The Greater New York Savings Bank and shall end on and include the date next preceding the first Dividend Period Commencement Date (as defined below) to occur after the Holding Company Formation. Thereafter, quarterly dividend periods (each, a 'Dividend Period') shall commence on and include March 1, June 1, September 1 and December 1 of each year (each such date, a 'Dividend Period Commencement Date') and shall end on and include the date next preceding the Dividend Period Commencement Date of the following Dividend Period.


        (ii) Dividends on the Series B Preferred Stock shall be noncumulative. If a dividend on the Series B Preferred Stock with respect to any Dividend Period (including the Initial Dividend Period) is not declared by the Board of Directors, the Corporation shall have no obligation at any time to pay a dividend on the Series B Preferred Stock with respect to such Dividend Period, whether or not dividends are declared payable with respect to any future
Dividend Period. The holders of the Series B Preferred Stock shall not be entitled to any dividends in excess of the noncumulative dividends declared by the Board of Directors, as set forth in this paragraph (A).

        (iii) The amount of dividends payable on each share of Series B Preferred Stock for each full Dividend Period during which such share is outstanding shall be $0.75. The amount of dividends payable for any Dividend Period which is less than a full three (3) months shall be computed on the basis of a 360-day year composed of twelve 30-day months and the actual number of days elapsed in such Initial Dividend Period or Dividend Period.

        (iv) The Series B Preferred Stock shall not participate in dividends with the Common Stock.

        (v) The holders of the Series B Preferred Stock shall not be entitled to any interest, or any sum of money in lieu of interest, in respect of any dividend payment or payments on the Series B Preferred Stock declared by the Board of Directors which may be unpaid.

     (B) (i) No full dividends shall be declared or paid or set apart for payment on any Parity Dividend Stock for any Dividend Period unless full dividends have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment thereof set apart for such payment) on the Series B Preferred Stock for such Dividend Period. When dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) for any Dividend Period on the Series B Preferred Stock and any other Parity Dividend Stock, dividends declared on the Series B Preferred Stock and other Parity Dividend Stock shall only be declared pro rata, such that the amount of dividends declared per share on the Series B Preferred Stock and other Parity Dividend Stock shall bear to each other the same ratio that, at the time of such declaration, all accrued and payable but unpaid dividends for such Dividend Period per share on shares of the Series B Preferred Stock (which shall not include any accumulation in respect of unpaid dividends for prior Dividend Periods) and other Parity Dividend Stock bear to each other.

        (ii) The Corporation shall not (a) declare or (b) pay or set apart funds for any dividends or other distributions (other than in Common Stock or other Junior Stock) with respect to any Common Stock or other Junior Dividend Stock of the Corporation, or (c) (except by conversion into or exchange for Junior Stock) repurchase, redeem or otherwise acquire, or set apart funds for the repurchase, redemption or other acquisition of, any Common Stock or other Junior Stock through a sinking fund or otherwise, unless the Corporation shall have, in the case of clause (a) declared, or in the case of clauses (b) or (c) paid or set apart funds for the payment of, full dividends on the Series B Preferred Stock with respect to the same calendar quarter for which (x) the dividend or other distribution is being declared or paid, as the case may be, on the Common Stock or other Junior Stock or (y) the Common Stock or other Junior Stock is being repurchased, redeemed or otherwise acquired.

     (C) Any reference to 'dividends' or 'distributions' in this Section 3 shall not be deemed to include any distribution made in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     SECTION 4. Redemption at the Option of the Corporation.

     (A) (i) The shares of Series B Preferred Stock shall not be subject to mandatory redemption, and shall not be redeemable by the Corporation prior to October 1, 2003. On or after October 1, 2003, shares of Series B Preferred Stock may be redeemed by the Corporation, at its option, in whole or in part, at any time or from time to time, upon notice as provided in paragraph (B) of this
Section 4, by resolution of the Board of Directors, at the redemption prices set forth below in cash, plus, in each case, an amount in cash equal to all accrued and unpaid dividends thereon (whether or not declared) from the Dividend Period Commencement Date next preceding the date fixed for redemption (the 'Redemption Date') to, but excluding, the Redemption Date (without accumulation of unpaid dividends for prior Dividend Periods):

                                   DURING THE                                       REDEMPTION
                               TWELVE-MONTH PERIOD                                    PRICE
                              BEGINNING OCTOBER 1,                                  PER SHARE
                             -----------------------                                ----------

2003.............................................................................    $ 27.250
2004.............................................................................      27.025
2005.............................................................................      26.800
2006.............................................................................      26.575
2007.............................................................................      26.350
2008.............................................................................      26.125
2009.............................................................................      25.900
2010.............................................................................      25.675
2011.............................................................................      25.450
2012.............................................................................      25.225
2013 and thereafter..............................................................      25.000


        (ii) The aggregate redemption price payable to each holder of record of Series B Preferred Stock to be redeemed shall be rounded to the nearest cent ($0.01).


     (B) (i) Notice of any redemption shall be given by first-class mail, postage prepaid, mailed at least twenty (20) days but not more than sixty (60) days prior to the Redemption Date to each holder of record of Series B Preferred Stock to be redeemed at such holder's address as the same shall appear on the stock books of the Corporation (or of any transfer agent for the Series B Preferred Stock). Each such notice shall set forth: (a) the Redemption Date; (b) the redemption price; (c) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) a statement that dividends on the shares of Series B Preferred Stock to be redeemed shall cease to accrue on the Redemption Date. Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives such notice.

        (ii) On or after the Redemption Date, each holder of shares of Series B Preferred Stock to be redeemed shall present and surrender the certificate or certificates for such shares to the Corporation at the place designated in the notice given to such holder, and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled. If fewer than all the shares represented by any such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder of such shares.

        (iii) If such notice of redemption shall have been so mailed, and if, on or before the Redemption Date specified in such notice, all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of shares of Series B Preferred Stock to be redeemed (so as to be and continue to be available therefor), then, on and after the Redemption Date, notwithstanding that any certificates for shares of Series B Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares of Series B Preferred Stock so called for redemption shall be deemed to be no longer outstanding and the holders of such shares shall cease to be shareholders of the Corporation and shall have no voting or other rights with respect to such shares, except for the right to receive out of the funds so set aside in trust the amount payable on redemption thereof, without interest, upon surrender (and endorsement or assignment for transfer, if required by the Corporation) of their certificates.

        (iv) In the event that holders of shares of Series B Preferred Stock that have been redeemed shall not, within two (2) years (or any longer period required by law) after the Redemption Date, claim any amount deposited in trust with a bank or trust company for the redemption of such shares, such bank or trust company shall, upon demand by the Corporation and if permitted by applicable law, pay over to the Corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall, subject to applicable escheat laws, look only to the Corporation for payment of the redemption price thereof, but without interest from the Redemption Date. Any interest accrued on funds deposited in trust as aforesaid shall be paid to the Corporation from time to time.

     (C) If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed shall be selected pro rata or by lot or by such other method as the Board of Directors, in its sole discretion, determines to be equitable.

     (D) Shares of Series B Preferred Stock redeemed, purchased or otherwise acquired for value by the Corporation shall, after such redemption, purchase or acquisition, be retired and cancelled. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors as permitted by law (other than as shares of Series B Preferred Stock).

     (E) The Series B Preferred Stock shall not be subject to the operation of any mandatory purchase, retirement or sinking fund.

     SECTION 5. Liquidation Preference.

     (A) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to receive for each share thereof, out of the assets of the Corporation which are legally available for distribution to shareholders under applicable law, or the proceeds thereof, before any payment or distribution of such assets or proceeds shall be made to holders of shares of Common Stock or any other Junior Liquidation Stock, liquidating distributions in the amount of $25.00 per share, plus an amount per share equal to all accrued, undeclared and unpaid dividends thereon from the Dividend Period Commencement Date next preceding the date fixed for such liquidation, dissolution or winding up (the 'Liquidation Date') to, but excluding, the Liquidation Date (without accumulation of unpaid dividends for prior Dividend

Periods), and no more; provided, however, that the holders of shares of Series B Preferred Stock and any Parity Liquidation Stock shall be entitled to such liquidating distributions only after payment in full of liquidating distributions to holders of shares of any Senior Liquidation Stock. If the amounts available for distribution in respect of shares of Series B Preferred Stock and any Parity Liquidation Stock are not sufficient to satisfy the full liquidation rights of all the outstanding shares thereof, the holders of such outstanding shares of Series B Preferred Stock and such Parity Liquidation Stock shall share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series B Preferred Stock as such shall not be entitled to any further participation in any distribution of assets by the Corporation. All distributions made in respect of the Series B Preferred Stock in connection with such a liquidation, dissolution or winding up of the Corporation shall be made pro rata to the holders of the Series B Preferred Stock entitled thereto.

     (B) Neither the merger or consolidation of the Corporation with or into any other entity, nor the merger or consolidation of any other entity with or into the Corporation, nor the sale, transfer or lease of all or any portion of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section 5.

     (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series B Preferred Stock in such circumstances shall be payable, shall be given by first-class mail, postage prepaid, mailed not less than twenty (20) days prior to any payment date stated therein, to each holder of record of Series B Preferred Stock, at such holder's address as the same shall appear on the stock books of the Corporation (or of any transfer agent for the Series B Preferred Stock).

     SECTION 6. Voting Rights.

     (A) Except as expressly provided in this Section 6, or as otherwise required by applicable law or regulation, the holders of shares of Series B Preferred Stock shall have no voting rights.


     (B) (i) The holders of shares of Series B Preferred Stock shall be entitled to exercise the voting rights provided for in this paragraph (B) of Section 6 (the 'Election Right') upon the occurrence of a 'Voting Event'. It shall be a Voting Event if the Corporation shall have failed to make the payment of full dividends on the Series B Preferred Stock (or the declaration of such full dividends and the setting apart of a sum sufficient for payment thereof) with respect to each of any six (6) Dividend Periods (including the Initial Dividend Period), whether consecutive or not. A Voting Event shall be deemed to have occurred as of the Dividend Payment Date of the Dividend Period that is the sixth (6th) Dividend Period for which the payment of full dividends on the Series B Preferred Stock has not been made (or declared and set apart for payment).


        (ii) Upon the occurrence of a Voting Event, the maximum authorized number of directors of the Corporation, without further action, shall be increased by two (2). The holders of shares of Series B Preferred Stock and the holders of any other class or series of Parity Stock as to which the payment of dividends is in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable for six (6) quarterly dividend periods (or if dividends are payable other than on a quarterly basis the number of dividend periods, whether or not consecutive, containing in the aggregate not less than five hundred forty (540) calendar days) and upon which by its terms the same right to elect two (2) directors has been conferred and is exercisable ('Voting Parity Stock'), shall have the exclusive right, voting together as a single class, to elect the two (2) additional directors at the Corporation's next annual meeting of shareholders or at a special meeting of shareholders as provided below and to reelect two (2) directors at each subsequent annual meeting of shareholders until the Election Right terminates as provided in subsection (iv) of this paragraph (B). At any time when the Election Right shall have so vested, the Corporation may, and upon the written request of the holders of record of not less than 20% of the total number of shares of the Series B Preferred Stock and such Voting Parity Stock then outstanding shall, call a special meeting of the holders of such shares to fill such newly-created directorships for the election of directors. In the case of such a written request, such special meeting shall be held within ninety (90) days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the by-laws of the Corporation, provided that the

Corporation shall not be required to call such a special meeting if such request is received less than one hundred twenty days (120) before the date fixed for the next succeeding annual meeting of share-holders of the Corporation, at which meeting such newly-created directorships shall be filled by the holders of such shares. If, prior to the end of the term of any director elected as aforesaid, a vacancy in the office of such director shall occur by reason of death, resignation, disability or disqualification, the remaining director elected as aforesaid shall appoint a successor to hold office for the unexpired term of such former director, and if both directors elected as aforesaid shall cease to serve as directors before their terms shall expire, the holders of Series B Preferred Stock and any Voting Parity Stock then outstanding may, at a meeting of such holders duly held, elect successors to hold office for the unexpired terms of such directors whose places shall be vacant. The election or appointment of any person as a director pursuant to this Section 6 shall be subject to compliance with any requirement for regulatory approval of (or non-objection to) such person's serving as a director.

        (iii) The majority of the holders of the Series B Preferred Stock and any Voting Parity Stock then outstanding, voting together as a single class, shall have the right at any time to remove without cause and replace any directors which such holders have elected or who have been appointed pursuant to this Section 6.

        (iv) The Election Right of the holders of the Series B Preferred Stock and the term of the directors elected to the Board of Directors pursuant to a particular exercise of such Election Right shall continue until full dividends have been declared and paid for four (4) consecutive Dividend Periods following the vesting of such Election Right, at which time such Election Right and the term of such directors shall, without further action, terminate, subject to revesting of the Election Right upon the occurrence of a subsequent Voting Event; provided, however, that if, at the time of termination of the Election Right of the holders of the Series B Preferred Stock, there shall be outstanding any Voting Parity Stock having similar voting rights which remain in effect, the term of any directors elected by the holders of the Series B Preferred Stock and such Voting Parity Stock shall continue until such time as the voting right of the holders of such Voting Parity Stock shall terminate by its terms. Upon such termination the number of directors constituting the Board of Directors of the Corporation shall, without further action, be reduced by two (2), subject always to increase of the number of directors pursuant to the foregoing provisions in case of the revesting of the Election Right upon the occurrence of a subsequent Voting Event.


        (v) The directors elected pursuant to this Section 6 shall not become members of any of the three (3) classes of directors otherwise required by
Article 6 of the Amended and Restated Certificate of Incorporation. If the Amended and Restated Certificate of Incorporation, the Corporation's by-laws and applicable law were construed to require classification of such directors and as a result, or if for any other reason, the holders of the shares of Series B Preferred Stock and any Voting Parity Stock then outstanding are not able to elect the specified number of directors at the next annual meeting of shareholders in the manner described above, the Corporation shall use its best efforts to take all actions necessary to permit the full exercise of such voting rights (including, if necessary, taking action to increase the authorized number of directors standing for election at such next annual meeting of shareholders or seeking to amend, alter or change the Amended and Restated Certificate of Incorporation or the by-laws of the Corporation).



     (C) (i) So long as any shares of Series B Preferred Stock are outstanding, the Corporation shall not, without the consent of the holders of at least 66 2/3% of the outstanding shares of Series B Preferred Stock, voting together as a single class, (a) amend, alter or repeal or otherwise change any provision of the Amended and Restated Certificate of Incorporation (including any such amendment, alteration, repeal or change effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation) if such amendment, alteration, repeal or change would materially and adversely affect the rights, preferences, powers or privileges of the Series B Preferred Stock, or (b) authorize, create or issue or increase the authorized or issued amount of any class or series of Senior Dividend Stock or Senior Liquidation Stock or any warrants, options or other rights convertible into or exchangeable for any class or series of Series Dividend Stock or Senior Liquidation Stock.


        (ii) The creation or issuance of Parity Stock or Junior Stock, or the distribution of assets upon a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or a merger, consolidation, reorganization or other business combination in which the Corporation is not the surviving or resulting corporation, or an amendment which substitutes the surviving or resulting corporation in a merger or consolidation for the Corporation or which increases the number of shares of preferred stock which the Corporation is authorized to issue, shall not be deemed to be a material and adverse change to the rights, preferences, powers or privileges of the Series B Preferred Stock requiring a vote of the holders of shares of Series B Preferred Stock pursuant to this paragraph (C).

        (iii) No vote of the Series B Preferred Stock shall be required if the Series B Preferred Stock is to be redeemed in whole on a Redemption Date occurring on or prior to the date of occurrence of any event otherwise requiring a class vote by the Series B Preferred Stock.


     (D) Except as provided by law or regulation or the provisions of the Amended and Restated Certificate of Incorporation, the presence at a meeting, in person or by proxy, of shareholders entitled to cast a majority of the shares of Series B Preferred Stock outstanding and entitled to vote on any matter shall constitute a quorum of such shareholders; provided, however, if any matter shall require a vote of holders of shares of Series B Preferred Stock and any Voting Parity Stock, voting together as a single class, the presence at a meeting, in person or proxy, of shareholders entitled to cast a majority of the shares of Series B Preferred Stock and such Voting Parity Stock which is outstanding and entitled to vote on any matter shall constitute a quorum of such shareholders. In connection with any matter on which holders of the Series B Preferred Stock are entitled to vote as one class or otherwise pursuant to law or regulation or the provisions of the Amended and Restated Certificate of Incorporation, each holder of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock held by such holder.


     SECTION 7. No Conversion, Preemptive or Subscription Rights.

     The holders of shares of Series B Preferred Stock shall not have any rights to convert such shares into shares of any other class or series of capital stock or into any other securities of, or any interest in, the Corporation. The Series B Preferred Stock is not entitled to any preemptive or subscription rights with respect to any securities of the Corporation.

     SECTION 8. No Other Rights.


     The shares of Series B Preferred Stock shall not have any powers, designations, preferences and relative, participating, optional and other special rights except as set forth herein or in any other provision of the Amended and Restated Certificate of Incorporation or as otherwise required by applicable law or regulation.


     SECTION 9. Business Day.

     For purposes hereof, the term 'Business Day' shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are obligated or authorized by law or executive order to be closed.

     SECTION 10. Action by Committee of Board of Directors.

     To the extent permitted by applicable law, any action specified herein as being authorized or required to be taken by the Board of Directors may be taken by a duly authorized committee thereof.

     SECTION 11. Compliance with Applicable Law and Other Restrictions.

     Declaration by the Board of Directors and payment by the Corporation of dividends to the holders of the Series B Preferred Stock and the repurchase, redemption or other acquisition by the Corporation of shares of Series B Preferred Stock shall be subject in all respects to any restrictions and limitations placed on dividends, repurchases, redemptions or other distributions by the Corporation under (a) laws, rules, regulations and regulatory conditions or limitations applicable to or regarding the Corporation from time to time and
(b) orders, judgments, injunctions or decrees issued by, or agreements with, federal or state banking authorities with respect to the Corporation from time to time in effect.

     SECTION 12. Miscellaneous.

     (A) All notices referred to herein shall be in writing, and except as otherwise provided all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three (3) Business Days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Exhibit B to the Amended and Restated Certificate of Incorporation) with postage prepaid, addressed: (i) if to the Corporation, to its office at One Penn Plaza, New York, New York 10119 (Attention: Secretary) or to the transfer agent for the Series B Preferred
Stock, if any, or other agent of the Corporation designated as permitted hereunder; or (ii) if to any holder of the Series B Preferred Stock, to such holder at the address of such holder as listed in the stock books of the Corporation (which may include the records of any transfer agent for the Series B Preferred Stock); or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.


     (B) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate to whom payment upon redemption of shares of Series B Preferred Stock should be made or the address to which such payment should be sent, the Corporation shall be entitled to make such payment in the name of the holder of such Series B Preferred Stock as shown on the records of the Corporation and to send such payment to the address of such holder shown on the records of the Corporation.


     (C) Unless otherwise provided in the Amended and Restated Certificate of Incorporation, all payments in the form of dividends, distributions on the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or otherwise made upon the shares of Series B Preferred Stock and any Parity Stock shall be made pro rata, so that amounts paid per share on the Series B Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series B Preferred Stock and such Parity Stock bear to each other.


     (D) The Corporation may appoint, and from time to time discharge and change, a transfer agent and registrar for the Series B Preferred Stock. Upon any such appointment, discharge or change of a transfer agent and registrar, the Corporation shall send notice thereof by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock.

                                EXHIBIT C TO AMENDED AND RESTATED CERTIFICATE OF
                                  INCORPORATION OF GREATER NEW YORK BANCORP INC.


                                     TERMS
                                       OF
                      JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                         GREATER NEW YORK BANCORP INC.


     SECTION 1. Designation and Amount. The shares of such series shall be designated as 'Junior Participating Preferred Stock' and the number of shares constituting such series shall be two hundred thousand (200,000).


     SECTION 2. Dividends and Distributions.


     The holders of shares of Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a 'Quarterly Dividend Payment Date'), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the 'Common Stock') since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Participating Preferred Stock. In the event that the Corporation shall, at any time after the Corporation acquires all of the outstanding shares of capital stock of The Greater New York Savings Bank (such event being the 'Holding
Company Formation' and the date of such event being the 'Rights Declaration Date'), (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.



     SECTION 3. Voting Rights. The holders of shares of Junior Participating Preferred Stock shall not by virtue of their ownership thereof be entitled to vote upon any matter except as provided in Section 10 herein or by applicable law.



     SECTION 4. Certain Restrictions.


     (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Participating Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Participating Preferred Stock, except dividends paid ratably on the Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Participating Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     SECTION 5. Reacquired Shares. Any shares of Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

     SECTION 6. Liquidation, Dissolution or Winding Up.

     (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the 'Liquidation Preference'). Following the payment of the full amount of the Liquidation Preference, no additional distributions shall be made to the holders of shares of Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the 'Common Adjustment') equal to the quotient obtained by dividing (i) the Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the 'Adjustment Number'). Following the payment of the full amount of the Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Junior Participating Preferred Stock and Common Stock, respectively, holders of Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

     (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

     (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     SECTION 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     SECTION 8. No Redemption. The shares of Junior Participating Preferred Stock shall not be redeemable.


     SECTION 9. Ranking. The Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such other series shall provide otherwise.



     SECTION 10. Amendment. The Amended and Restated Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Junior Participating Preferred Stock, voting separately as a class.


     SECTION 11. Fractional Shares. Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Junior Participating Preferred Stock.

                                                         EXHIBIT 2 TO APPENDIX A

                                  THE BY-LAWS
                                       OF
                         GREATER NEW YORK BANCORP INC.

                               TABLE OF CONTENTS


  SECTION                                                                                                 PAGE
------------                                                                                              ----
                                                      ARTICLE I
              OFFICES..................................................................................   A-38

                                                     ARTICLE II
              STOCKHOLDERS.............................................................................   A-38
SECTION 1.    Annual Meetings..........................................................................   A-38
SECTION 2.    Special Meetings.........................................................................   A-38
SECTION 3.    Notice of Meetings.......................................................................   A-38
SECTION 4.    Waiver of Notice.........................................................................   A-38
SECTION 5.    Fixing of Record Date....................................................................   A-38
SECTION 6.    Quorum...................................................................................   A-39
SECTION 7.    Conduct of Meetings......................................................................   A-39
SECTION 8.    Voting...................................................................................   A-39
SECTION 9.    Proxies..................................................................................   A-39
SECTION 10.   Inspectors of Election...................................................................   A-39
SECTION 11.   Nominating Committee; Nominating Procedure...............................................   A-39
SECTION 12.   New Business.............................................................................   A-40

                                                     ARTICLE III
              CAPITAL STOCK............................................................................   A-41
SECTION 1.    Certificates of Stock....................................................................   A-41
SECTION 2.    Transfer Agent...........................................................................   A-41
SECTION 3.    Registration and Transfer of Shares......................................................   A-41
SECTION 4.    Lost, Destroyed and Mutilated Certificates...............................................   A-41
SECTION 5.    Holder of Record.........................................................................   A-41

                                                     ARTICLE IV
              BOARD OF DIRECTORS.......................................................................   A-42
SECTION 1.    Responsibilities; Number of Directors....................................................   A-42
SECTION 2.    Classification of Board..................................................................   A-42
SECTION 3.    Qualifications...........................................................................   A-42
SECTION 4.    Mandatory Retirement.....................................................................   A-42
SECTION 5.    Action by Directors Without a Meeting....................................................   A-42
SECTION 6.    Regular and Annual Meetings..............................................................   A-42
SECTION 7.    Special Meetings.........................................................................   A-42
SECTION 8.    Notice of Special Meetings; Waiver of Notice.............................................   A-42
SECTION 9.    Presence at Meetings by Conference Telephone.............................................   A-43
SECTION 10.   Quorum and Voting Requirements...........................................................   A-43
SECTION 11.   Compensation.............................................................................   A-43
SECTION 12.   Removal..................................................................................   A-43
SECTION 13.   Vacancies................................................................................   A-43
SECTION 14.   Amendments Concerning Classification of the Board........................................   A-43

                                                      ARTICLE V
              COMMITTEES...............................................................................   A-43
SECTION 1.    Compensation Committee...................................................................   A-43
SECTION 2.    Audit Committee..........................................................................   A-44
SECTION 3.    Standing Committees......................................................................   A-44
SECTION 4.    Benefits Committee.......................................................................   A-44
SECTION 5.    Search Committee.........................................................................   A-44
SECTION 6.    Employment of Assistants for Certain Committees..........................................   A-44

  SECTION                                                                                                 PAGE
------------                                                                                              ----
SECTION 7.    Ad Hoc Committees........................................................................   A-44
SECTION 8.    Meetings of Committees; Quorum...........................................................   A-44
SECTION 9.    Removal..................................................................................   A-44

                                                     ARTICLE VI
              OFFICERS.................................................................................   A-44
SECTION 1.    Number...................................................................................   A-44
SECTION 2.    Term; Removal............................................................................   A-45
SECTION 3.    Chairman and Chief Executive Officer.....................................................   A-45
SECTION 4.    President................................................................................   A-45
SECTION 5.    Group Presidents, Vice President and Other Officers......................................   A-45
SECTION 6.    Secretary................................................................................   A-45
SECTION 7.    Counsel..................................................................................   A-46
SECTION 8.    Auditor..................................................................................   A-46

                                                     ARTICLE VII
              DIVIDENDS................................................................................   A-46

                                                    ARTICLE VIII
              INDEMNIFICATION..........................................................................   A-46

                                                     ARTICLE IX
              MISCELLANEOUS............................................................................   A-47
SECTION 1.    Corporate Seal...........................................................................   A-47
SECTION 2.    Securities...............................................................................   A-47
SECTION 3.    Corporation Accounts and Checks..........................................................   A-47
SECTION 4.    Bonds of Officers, Clerks and Employees..................................................   A-47
SECTION 5.    Officers' Authority......................................................................   A-47

                                                      ARTICLE X
              EMERGENCY MANAGEMENT.....................................................................   A-47

                                                     ARTICLE XI
              AMENDMENTS...............................................................................   A-47

                                    BY-LAWS
                        OF GREATER NEW YORK BANCORP INC.

                                   ARTICLE I
                                    OFFICES

     The principal office of Greater New York Bancorp Inc. (the 'Corporation') shall be located in the State of New York, in the Borough of Manhattan, County of New York. The Corporation may also have other offices at such other places as the Board of Directors (the 'Board') from time to time designates or the business of the Corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS


     SECTION 1. Annual Meetings. The annual meeting of the Corporation for the election of directors and the transaction of any other business as may properly come before such meeting shall be held at such time and at such place as may be designated by the Board.


     SECTION 2. Special Meetings. Special meetings of the stockholders, for any purpose, may be called at any time by the Chairman, the President, or by resolution of at least three-fourths of the entire Board and shall be called by the Secretary upon the written request of the holders of record of three-fourths of all the outstanding voting stock of the Corporation. Special meetings shall be held at such time and at such place as may be designated by the Board. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting.

     SECTION 3. Notice of Meetings. Written notice stating the place, day and hour of any meeting of stockholders and the purpose or purposes for which the meeting is called shall be delivered to each stockholder of record entitled to vote at such meeting, either personally or by mail not less than ten (10) nor more than fifty (50) days before the date of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 5 of this Article II, or at such other address as the stockholder shall have furnished in writing to the Secretary. Notice of any special meeting shall indicate that the notice is being issued by or at the direction of the person or persons calling such meeting. When any meeting of stockholders, either annual or special, is adjourned to another time or place, no notice of the adjourned meeting must be given, other than an announcement at the meeting at which such adjournment is taken giving the time and place to which the meeting is adjourned. However, if the adjournment is for more than thirty (30) days, or if after adjournment the Board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record on the new record date.

     SECTION 4. Waiver of Notice. Notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without objecting at the beginning of the meeting to the lack of notice of such meeting, shall constitute a waiver of notice by such stockholder.

     SECTION 5. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose, the Board shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than fifty (50) days and, in the case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 5, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof.

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     SECTION  6. Quorum. The holders of a  majority of the outstanding shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of such shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed. When a quorum is once present to organize a meeting, such quorum is not broken by the subsequent withdrawal of any stockholders.

     SECTION 7. Conduct of Meetings. The Chairman or, in his or her absence, the President or, if both the Chairman and the President are absent or otherwise unable to conduct any such meetings, such other person as shall be appointed by a majority of the Board shall serve as chairman at all meetings of the stockholders. The Secretary or, in his or her absence, such other person as the chairman of the meeting shall appoint, shall serve as secretary of the meeting. The chairman of the meeting shall conduct all meetings of the stockholders in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings. The chairman of the meeting shall also have the authority to adjourn the meeting from time to time and from place to place as he or she may deem necessary and in the best interests of the Corporation.


     SECTION 8. Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy. Except to the extent expressly provided for in the Amended and Restated Certificate of Incorporation, each stockholder entitled to vote shall be entitled to one vote for each share of voting stock registered in his or her name on the transfer books or records of the Corporation as of the record date prescribed in Section 5 of this Article II. Except for the election of directors or as otherwise provided by law, these By-Laws, or the Amended and Restated Certificate of Incorporation, at all meetings of stockholders all matters shall be determined by a majority vote of the stockholders present in person or by proxy and entitled to vote thereat. Directors shall, except as otherwise required by law or the Amended and Restated Certificate of Incorporation, be elected by a plurality of the votes cast by each class of shares entitled to vote at a meeting of stockholders present in person or by proxy and entitled to vote in the election. At any meeting of the stockholders of the Corporation, when ownership of a share of voting stock stands in the name of two or more persons or fiduciaries, in the absence of written directions to the Corporation to the contrary, any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons or fiduciaries in whose names shares of stock stand, the vote or votes to which those persons or fiduciaries are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.


     SECTION 9. Proxies. All proxies shall be in writing, signed by the stockholder or by his or her duly authorized attorney-in-fact, and shall be filed with the Secretary before being voted. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. The attendance at any meeting by a stockholder who shall have previously given a proxy applicable thereto shall not, as such, have the effect of revoking the proxy. The Corporation may treat any duly executed proxy as not revoked and in full force and effect until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date.

     SECTION 10. Inspectors of Election. In advance of any meeting of stockholders, the Board shall appoint one or more persons, other than officers, directors or nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. Such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the meeting shall make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board in advance of the meeting or at the meeting by the chairman of the meeting.

     SECTION 11. Nominating Committee; Nominating Procedure. The Board shall act as a nominating committee for selecting the nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a nominee, the nominating committee shall

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deliver  written nominations to the Secretary at  least sixty (60) days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting of stockholders unless other nominations by stockholders are made in accordance with the provisions of this Section 11. Nominations of individuals for election to the Board at an annual meeting of stockholders may be made by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary as set forth in this Section 11. To be timely, a stockholder's notice shall be delivered to or received by the Secretary not later than December 14, 1997, in the case of individuals to be nominated at the first annual meeting of the Corporation, and not less than ninety (90) calendar days nor more than one hundred and twenty (120) calendar days prior to the anniversary date of the date on which the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders for all subsequent annual meetings. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) such person's written consent to serve as a director, if elected, and (iv) such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (b) as to the stockholder giving the notice (i) the name and address of such stockholder, (ii) the class and number of shares of the Corporation which are owned of record by such stockholder, and (iii) a description of all arrangements or understanding between the stockholder and nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder. At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee together with the required written consent. No person shall be elected as a director of the Corporation by stockholders unless nominated in accordance with the procedures set forth in this Section 11. Ballots bearing the names of all the persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting.



     SECTION 12. New Business. Any new business to be taken up at the annual meeting at the request of the Chairman or the President shall be stated in writing and filed with the Secretary at least fifteen (15) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but, except as provided in this Section 12, no other proposals shall be acted upon at the annual meeting. Any non-management proposal offered by a stockholder may be made at the annual meeting and the same may be discussed and considered, but unless properly brought before the meeting such proposal shall not be acted upon at the meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder's notice must be delivered to or received by the Secretary not later than December 14, 1997, in the case of any proposal to be brought before the first annual meeting of the Corporation's stockholders, and not less than ninety
(90) nor more than one hundred and twenty (120) days prior to the anniversary date of the date on which the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders for all subsequent annual meetings. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting; (b) the name and address of the stockholder proposing such business; (c) the class and number of shares of the Corporation which are owned of record by the stockholder; and (d) such other information regarding such proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission. This proposal shall not prevent the consideration and approval or disapproval at the annual meetings of reports of officers, directors and committees of the Board or the management of the Corporation, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.


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                                  ARTICLE III
                                 CAPITAL STOCK

     SECTION 1. Certificates of Stock. Certificates of stock shall be in such form as shall be approved by the Board, provided that each certificate shall when issued state upon the fact thereof (a) that the Corporation is a corporation organized under the laws of the State of Delaware; (b) the name of the person to whom the certificate is issued; (c) the number, class and series, if any, which the certificate represents; and (d) the par value of each share represented by the certificate. Each certificate shall further state that the Corporation will furnish to any stockholder upon request and without charge a statement of the rights and preferences of shares of each class or series of stock, or shall set forth such statement on the certificate itself. The certificates shall be numbered in the order of their issue, and shall be signed by the Chairman, the President or any Vice President and the Secretary or any Assistant Secretary, and the seal of the Corporation or a facsimile thereof shall be impressed, affixed or reproduced thereon. If the certificates are signed by a Transfer Agent acting on behalf of the Corporation, or are registered by a Registrar, the signatures of the officers of the Corporation may be facsimiles. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates have not ceased to be such officers or officer of the Corporation.

     SECTION 2. Transfer Agent. The Board shall have power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

     SECTION 3. Registration and Transfer of Shares. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him or her, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require and with proper evidence of payment of all applicable transfer taxes. A record shall be made of each transfer.

     SECTION 4. Lost, Destroyed and Mutilated Certificates. The holder of any shares of capital stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue, or cause to be issued, a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Corporation of the loss, theft or destruction of the certificate, and in the case of mutilation, the surrender of the mutilated certificate. The Corporation may, in its discretion, require the owner of a lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may refer such owner to such remedy or remedies as he or she may have under the laws of the State of Delaware.

     SECTION 5. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

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                                   ARTICLE IV
                               BOARD OF DIRECTORS


     SECTION 1. Responsibilities; Number of Directors. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors except as may be otherwise provided by law or in the Amended and Restated Certificate of Incorporation. Until such time as the Corporation acquires all of the outstanding shares of capital stock of The Greater New York Savings Bank (the 'Holding Corporation Formation'), the number of directors shall be one. At and after the time of the Holding Corporation Formation, the Board shall consist of not less than seven (7) nor more than thirty (30) directors. Within the foregoing limits, the number of directors shall be determined by resolution of the Board.


     SECTION 2. Classification of Board. At and after the time of the Holding Corporation Formation, the directors shall be divided into three classes in respect of term of office, each class to contain, as nearly as may be practicable, one-third of the whole number of the Board. The initial terms of the directors will be staggered so that directors of one class will be elected at each annual meeting of stockholders. The members of the first class shall serve until the first annual meeting of stockholders, the members of the second class shall serve until the annual meeting of stockholders held one year thereafter, and the members of the third class shall serve until the annual meeting of stockholders held two years thereafter; provided, however, that in each case directors shall continue to serve until their successors shall be elected and shall qualify. At each annual meeting of stockholders, one class of directors shall be elected to serve until the annual meeting of stockholders held three years next following and until their successors shall be elected and shall qualify.

     SECTION 3. Qualifications. Each director shall be at least twenty-five (25) years of age and at least one-half of the directors shall be citizens of the United States. Not more than one-third of the total number of directors, but in no event more than five (5), may be officers or employees of the Corporation.

     SECTION 4. Mandatory Retirement. No person who is seventy-five (75) years of age or more shall be eligible for election as a director. No person shall continue to serve as a director beyond the next annual meeting of stockholders of the Corporation following such person's attainment of seventy-five (75) years of age.


     SECTION 5. Action by Directors Without a Meeting. Unless otherwise restricted by the Amended and Restated Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


     SECTION 6. Regular and Annual Meetings. An annual meeting for the election of officers shall be held, without notice other than these By-Laws, immediately after, and at the same place as the annual meeting of stockholders, or at such other time or place within fifteen (15) days after the annual meeting of the stockholders as the Board shall determine. Regular meetings of the Board shall be held, without notice other than these By-Laws, at least once each month on the second (2nd) Thursday of such month (or on the next following full business day if the date so selected shall fall on a legal holiday), at the principal administrative office of the Corporation, at 10:30 a.m. or at such other dates, time or place as the Board shall determine.

     SECTION 7. Special Meetings. Special meetings of the Board, for any purpose, may be called at any time by or at the request of the Chairman or the President. Special meetings of the Board may also be convened upon the written request of at least a majority of the entire Board. The persons authorized to call special meetings of the Board may fix any place, within or without the Corporation's regular business area, as the place for holding any special meeting of the Board called by such persons.

     SECTION 8. Notice of Special Meetings; Waiver of Notice. At least 24 hours notice of special meetings shall be given to each director if given in person or by telephone or telegraph. Three (3) days notice of special meetings is required if notice is given by mail. The object of the special meeting and the persons by whom the meeting has been called, if other than the Chairman or the President, shall be stated in the notice. Such notice shall be deemed to be given when deposited in the U.S. mail so addressed, with postage thereon prepaid if mailed, or when delivered to the telegraph company if sent

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by telegram. Notice of a special meeting  need not be given to any director  who submits a signed waiver of notice to the Secretary, whether before or after the meeting. The attendance or participation of a director at a special meeting shall constitute a waiver of notice of such meeting, except where a director attends or participates in a special meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 9. Presence at Meetings by Conference Telephone. Any member of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation in a meeting by such means shall constitute presence at the meeting.


     SECTION 10. Quorum and Voting Requirements. A quorum at any meeting of the Board shall consist of a majority of the directors then in office or such greater number as shall be required by law. If less than a required quorum is present, the majority of those directors present may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be represented, any business may be transacted at the meeting as originally notified. When a quorum is once present to organize a meeting, such quorum is not broken by the subsequent withdrawal of directors originally in attendance. Except as otherwise required by law or as otherwise provided herein or in the Amended and Restated Certificate of Incorporation, all matters shall be determined by a majority vote of those present at each meeting at which a quorum is present.


     SECTION 11. Compensation. From time to time, as the Board deems necessary, the Board shall fix the compensation of:


          (a) Directors for their service as such, for attendance at meetings of the Board and of committees thereof, and



          (b) Executive Officers of the Corporation.



     SECTION 12. Removal. Notwithstanding any other provision of the Amended and Restated Certificate of Incorporation or these By-Laws, a director may be removed at any time but only for cause and by the affirmative vote of the holders of record of not less than eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at a meeting of the stockholders called for that purpose.



     SECTION 13. Vacancies. All vacancies in the office of director not exceeding one-third of the entire Board, including vacancies created by newly created directorships resulting from an increase in the number of directors, may be filled by a vote of a majority of the directors then holding office at any regular or special meeting of the Board called for that purpose. Any director so elected by the Board shall serve until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified. In the event that there are less than three (3) vacancies, the Board, in its discretion, may leave such directorships unfilled until the next annual election. Notwithstanding anything in these bylaws to the contrary, the sole director at the time of the Holding Company Formation shall be entitled to elect the additional directors to the Board of Directors and designate the class in which each director shall serve.


     SECTION 14. Amendments Concerning Classification of the Board. The number and classification of directors of the Corporation may be altered only by a vote of two-thirds of the entire Board or by the affirmative vote of the holders of record of not less than eighty percent (80%) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors at a meeting of the stockholders called for that purpose.

                                   ARTICLE V
                                   COMMITTEES





     SECTION 1. Compensation Committee. The Compensation Committee reviews and recommends the cash compensation of each officer and employee of the Corporation whose annual salary exceeds an amount specified by the Board. The Committee also approves annual incentive plans and reviews performance under such plans. In addition, the Committee administers the Corporation's Long-Term Incentive Program and the Corporation's 1996 Equity Incentive Plan and is responsible for granting stock options, stock appreciation rights and other awards under said plans. The committee shall consist



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of at least  three  directors,  none of whom  may be an  officer  or a  salaried employee of the Corporation. The Committee shall elect its own Chairman.



     SECTION 2. Audit Committee. The Committee examines the records and affairs of the Corporation once each year for the purpose of determining the financial condition of the Corporation and delivers a report of each such examination to the Board of Directors. In addition, the Audit Committee receives and reviews quarterly reports from the Corporation's Auditor and supervises the Auditor's activities. The Audit Committee shall consist of at least five directors, none of whom may be an officer or a salaried employee of the Corporation. The Committee may employ independent counsel. The Committee shall elect its own Chairman, and meets at least quarterly at his call.



     SECTION 3. Standing Committees. At the annual meeting or as soon thereafter as may be practicable, the Board, upon the recommendation of the Chairman, shall elect from their own number the members of the Audit Committee, the Search Committee, the Benefits Committee and the Compensation Committee. From time to time, the Chairman, with the approval of the Board, may appoint such other or special committees as may be deemed necessary or desirable. Except as otherwise provided in these By-Laws, any director may serve on two or more committees. The members of each committee shall serve until the next succeeding annual meeting, or until their successor shall have been appointed as provided herein. In appointing committees, the Board shall seek to rotate members to encourage participation by all directors, but such rotation shall not be required. The Chairman, with the approval of the Board, may at any time appoint a director to fill any vacancy on any committee of the Board. The Chairman shall be chairman and a member of all committees, except the Audit Committee and the Compensation Committee.



     SECTION 4. Benefits Committee. The Benefits Committee administers the Corporation's Pension Plan, Incentive Savings Plan, Directors Pension Plan and the Supplemental Executive Retirement Plan and carries out the provisions thereof. The Committee shall consist of the Corporation's Chairman and at least three other non-salaried directors.



     SECTION 5. Search Committee. The Search Committee recruits, interviews and recommends to the Board candidates for directors, Chairman, President and other senior officers of the Corporation. The Committee shall consist of the Chairman and at least four other directors.



     SECTION 6. Employment of Assistants for Certain Committees. The Audit, Search and Compensation Committees may employ such experts and assistants and incur such reasonable expense as they deem necessary in making such reports, examinations or audits.



     SECTION 7. Ad Hoc Committees. Ad hoc committees may be established and directors may be appointed thereto by the Chairman at any time. Such committees, the members thereof and the activities thereof, shall be reported at the next meeting of the Board for approval and ratification.



     SECTION 8. Meetings of Committees; Quorum. The committees of the Board shall meet at the call of the Chairman whenever there shall be any business requiring the attention of any such committee, except that the Audit Committee and the Compensation Committee shall meet at the call of their respective chairman. Ad hoc committees shall meet at such time or times as may be required by the Chairman. Notice of an additional meeting need not be given to any director who submits a signed waiver of notice to the Secretary, whether before or after the meeting. The attendance or participation of a director at an additional meeting shall constitute a waiver of notice of such meeting, except where a director attends or participates at the additional meeting for the purposes of objecting to the transaction of any business because the meeting is not lawfully called or convened. A majority of the members of each committee shall constitute a quorum for the transaction of business. Each committee shall keep minutes of each meeting which shall be presented at the next regular meeting of the Board.



     SECTION 9. Removal. Unless otherwise specified herein, any member of any committee may be removed at any regular meeting of the Board by an affirmative vote of two-thirds of the entire Board.


     SECTION 1. Number. The Board shall, immediately after and at the same place as the annual meeting of stockholders, or at such other time or place within fifteen (15) days after the annual meeting of stockholders as the Board shall determine, elect a Chairman and Chief Executive Officer and such

                                   ARTICLE VI
                                    OFFICERS

other officers as the Board deems necessary. Any two or more offices may be held by the same person, except the offices of Chairman and Secretary or President and Secretary.

     The election of all officers shall be by a majority of the entire Board. If such election is not held at the meeting held annually for the election of officers, such officers may be so elected at any subsequent meeting or at a special meeting called for that purpose, in the same manner as above provided. Each person elected shall have the authority, bear such title and perform such duties as provided in these By-Laws and as the Board may prescribe from time to time. All officers elected or appointed by the Board shall hold office at the pleasure of the Board. Whenever a vacancy occurs among the officers, it may be filled at any regular or special meeting called for that purpose, in the same manner as above provided.

     SECTION 2. Term; Removal. Each officer shall serve until his or her successor is elected, the office is abolished, or he or she is removed. Any officer may be removed at any regular meeting of the Board with or without cause by an affirmative vote of a majority of the entire Board of Directors.


     SECTION 3. Chairman and Chief Executive Officer. The executive power of the Corporation shall be vested in the Chairman and he or she shall be the Chief Executive Officer and head of the Corporation, in general charge and supervision of its affairs and of the management and control thereof and of the conduct of its business. The Chairman shall have all powers and perform all duties incidental to his or her office. The decision of the Chairman in all matters shall be conclusive unless overruled or modified by the Board. The Chairman shall be the presiding officer at all meetings of the Board and of the committees thereof, except the Audit Committee and the Compensation Committee. He or she shall preside at all annual and special meetings of the stockholders and any adjournments thereof. He or she may call special meetings of the Board or of the committees thereof as and when he or she may deem necessary or advisable and shall be a member of all committees, except the Audit Committee and the Compensation Committee, and as otherwise may be provided by law. The Chairman shall sign and execute, by and in the name of the Corporation, and affix the corporate seal to all documents and instruments of every name or nature which are necessary or may be required in the course of the conduct of the business and affairs of the Corporation, except as hereinafter provided. The Chairman shall exercise supervisory control and direction over all officers. He or she shall exercise control and disciplinary power, including discharge, over all officers and employees, including their absences from duty and their vacations; provided, however, that such power of discharge with respect to officers elected or appointed by the Board shall be subject to approval by the Board.


     SECTION 4. President. The President shall be the Chief Administrative Officer of the Corporation and shall assist the Chairman in the management, direction and supervision of the business, operations and affairs of the Corporation and generally perform such other duties as may be designated by the Chairman or the Board. In the absence or incapacity of the Chairman, or if there be no Chairman, the President shall perform all of the duties and exercise all of the powers of the Chairman in addition to those of the President.

     SECTION 5. Group Presidents, Vice President and Other Officers. There shall be such number of Group Presidents, Vice Presidents and other officers as may be determined by the Board. The Group Presidents, Vice Presidents and such other officers shall perform such duties and exercise such powers as may be designated by the Chairman or the Board. Such officers may be assigned priority in status and accorded such supplementary designations as may be determined by the Board.



     SECTION 6. Secretary. The Secretary shall attend all meetings of the Board and of the stockholders, shall record, or cause to be recorded, all votes and minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the committees when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board, as required by statute or by these By-Laws. The Secretary shall keep or cause to be kept accurate and complete records of the ownership of shares of the Corporation. The Secretary shall be the custodian of the seal of the Corporation and shall affix it to any document requiring it when authorized by the Chairman or the Board to do so and, when so affixed, it may be attested by his or her signature. The Secretary shall also perform such other duties as are required by these By-Laws, as may be directed by the Chairman or the President or as the Board may from time to time prescribe.

     SECTION 7. Counsel. The Counsel shall be the attorney and counsel of the Corporation and the legal advisor thereof, and of the directors, officers and committees. The Chairman, with the approval of the Board, may retain additional legal assistance when such retention appears prudent or desirable.

     SECTION 8. Auditor. The Auditor shall be primarily accountable at all times to the Audit Committee of the Board. The Auditor shall make regular examinations and audits of the accounts, records and transactions of the Corporation, in conformity with the internal auditing program of the Corporation and under the direction and supervision of the Audit Committee, and he or she shall maintain records of such examinations and audits. The Auditor shall make such other examinations as may be required by the Chairman, the Audit Committee or the Board. All written reports of the Auditor shall be addressed to the officer responsible for the area audited, with copies to all members of the Audit Committee and with a copy, in the Auditor's discretion, or by direction of the Chairman of the Audit Committee, to the Chairman of the Corporation.

     The Auditor shall meet at least quarterly with the Audit Committee and at other times upon the Auditor's request or the request of the Chairman of the Audit Committee, to report upon his or her audit and/or examinations and findings of the accounts, records and transactions of the Corporation.

     The compensation of the Auditor shall be established and reviewed annually by the Audit Committee and approved by a majority of the entire Board.

                                  ARTICLE VII
                                   DIVIDENDS


     The Board shall have the power, subject to the requirements of the Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law, to declare and pay dividends out of the surplus or net profits of the Corporation except where there is any impairment of capital stock, and to pay such dividends to the stockholders, and to fix the date or dates for eligibility to receive such dividend and for the payment thereof.


                                  ARTICLE VIII
                                INDEMNIFICATION


     The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.


     The Corporation may, but shall not be obliged to, purchase and maintain insurance, to the full extent permitted by law, on behalf of any person who is or was a trustee, director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a trustee, director, officer or employee of another corporation, partnership joint venture, trust, association, conference, group or other enterprise of any type or kind, domestic or foreign, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of Delaware General Corporation Law.


     For purposes of this by-law, the term 'Corporation' shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term 'other enterprise' shall include any corporation, partnership, joint venture, trust or employee benefit plan; service 'at the request of the Corporation' shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.


                                   ARTICLE IX
                                 MISCELLANEOUS


     SECTION 1. Corporate Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


     SECTION 2. Securities. Access to the stocks, bonds and other securities of the Corporation shall be had by such officers and other persons as shall be designated by resolution of the Board and under such restrictions or limitations as the Board shall from time to time impose.

     SECTION 3. Corporation Accounts and Checks. All checks on the bank accounts maintained by the Corporation must be signed by such officers and other persons as shall be designated by resolution of the Board, under such restrictions as the Board may from time to time impose.

     SECTION 4. Bonds of Officers, Clerks and Employees. Every director, officer, clerk and employee of the Corporation shall be bonded for the honest and faithful discharge of his or her respective duties in such an amount as may be prescribed by the Board.

     SECTION 5. Officers' Authority. Such officers of the Corporation as may be designated by the Board shall have power to execute for and in the name of the Corporation, with or without its corporate seal, all such documents as may be necessary or proper to be executed in and about the business of the Corporation.

                                   ARTICLE X
                              EMERGENCY MANAGEMENT

     When there shall occur or exist an emergency referred to in Section 110 of the Delaware General Corporation Law, the Board of Directors may adopt emergency By-Laws in conformance with said Section 110, any provisions of these By-Laws or resolution of the Board to the contrary notwithstanding.

                                   ARTICLE XI
                                   AMENDMENTS

     These By-Laws may be amended at any meeting of the Board by the vote of a majority of the entire Board; provided that any By-Law made by the Board may be altered, amended, rescinded, or repealed by the holders of shares of capital stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose. Notwithstanding the foregoing, any provision of these By-Laws which contains a supermajority voting requirement shall only be altered, amended, rescinded, or repealed by a vote of the Board or holders of capital stock entitled to vote thereon that is not less than the supermajority specified in such provision.

                                                                      APPENDIX B

SS 6022. PROCEDURE TO ENFORCE STOCKHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES

     1. A stockholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of stockholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a statement that he intends to demand payment for his shares if the action is taken. Such objection is not required from any stockholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of stockholders without a meeting.

     2. Within ten days after the stockholders' authorization date, which term as used in this section means the date on which the stockholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite stockholders, the corporation shall give written notice of such authorization or consent by registered mail to each stockholder who filed written objection or from whom written objection was not required, excepting any who voted for or consented in writing to the proposed action.

     3. Within twenty days after the giving of notice to him, any stockholder to whom the corporation was required to give such notice and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares.

     4. A stockholder may not dissent as to less than all of the shares, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner held of record by such nominees or fiduciary.

     5. Upon filing a notice of election to dissent, the stockholder shall cease to have any of the rights of a stockholder except the right to be paid the fair value of his shares and any other rights under this section. Withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the stockholder is not entitled to receive payment for his shares, or the stockholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a stockholder as of the filing of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     6. At the time of filing the notice of election to dissent or within one month thereafter the stockholder shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the stockholder or other person who submitted them on his behalf. Any stockholder who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting stockholder had after filing his notice of election.

     7. Within seven days after the expiration of the period within which stockholders may file their notices of election to dissent, or within seven days after the proposed corporate action is consummated, whichever is later, the corporation or, in the case of a merger, the receiving corporation, shall make a written offer by registered mail to each stockholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be made at the same price per share to all dissenting stockholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting stockholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. If within thirty days after the making of such offer, the corporation making the offer and any stockholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer upon the surrender of the certificates representing such shares.

     8. The following procedure shall apply if the corporation fails to make such offer within such period of seven days, or if it makes the offer and any dissenting stockholder or stockholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

          (a) The corporation or, in the case of a merger, the receiving corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting stockholders and to fix the fair value of their shares.

          (b) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting stockholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's right shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

          (c) All dissenting stockholders, excepting those who, as provided in subdivision seven, have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against the shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting stockholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting stockholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

          (d) The court shall determine whether each dissenting stockholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting stockholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the stockholders' authorization date, excluding any appreciation or depreciation directly or indirectly induced by such corporate action or its proposal. The court may, if it so elects, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. Such appraiser shall have the power, authority and duties specified in the order appointing him, or any amendment thereof.

          (e) The final order in the proceeding shall be entered against the corporation in favor of each dissenting stockholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

          (f) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the stockholders'
     authorization date to the date of payment. If the court finds that the refusal of any stockholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

          (g) The costs and expenses of such proceeding shall be determined by the court and shall be assessed against the corporation, or, in the case of a merger, the receiving corporation, except that all or any part of such costs and expenses may be apportioned and assessed, as the court may determine, against any or all of the dissenting stockholders who are parties to the proceeding if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. Such expenses shall include reasonable compensation for and the reasonable expenses of the appraiser, but shall exclude the fees and expenses of counsel for and experts employed by any party unless the court, in its discretion, awards such fees and expenses. In exercising such discretion, the court shall consider any of the following:
     (A) that the fair value of the shares as determined materially exceeds the amount which such corporation offered to pay; (B) that no offer was made by such corporation; and (C) that such corporation failed to institute the special proceeding within the period specified therefor.

          (h) Within sixty days after final determination of the proceeding, the corporation or, in the case of a merger, the receiving corporation shall pay to each dissenting stockholder the amount found to be due him, upon surrender of the certificates representing his shares.

     9. Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall be dealt with as provided in section five thousand fourteen, except that, in the case of a merger, they shall be disposed of as provided in the plan of merger or consolidation.

     10. The enforcement by a stockholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such stockholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subdivision five, and except that this section shall not exclude the right of such stockholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

     11. Except as otherwise expressly provided in this section, any notice to be given by a corporation to a stockholder under this section shall be given in the manner provided in section six thousand five.

     Added L.1964, c. 849, SS 1, eff. Sept. 1, 1964.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation, among others, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) therein, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to indemnification under Section 145; and that indemnification and advancement of expenses provided by, or granted pursuant to Section 145 are not exclusive of any other rights to indemnification or advancement under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, among others, or is or was serving at the request of the corporation as a director or officer, among others, of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.


     Bancorp's Amended and Restated Certificate of Incorporation and By-laws provide, in effect, that to the fullest extent permitted by law and under the circumstances permitted by subsections (a) and (b) of Section 145 of the Delaware General Corporation Law, Bancorp (i) shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) (and such person's estate) by reason of the fact that such person is or was a trustee, director, officer or employee of Bancorp or one of Bancorp's subsidiary corporations, or serves or served any corporation, association, conference or group in any capacity at the request of Bancorp against reasonable expenses including attorney's fees, judgments, fines and amounts paid in settlement, and (ii) may purchase and maintain insurance, to the fullest extent permitted by law, on behalf of any person who is or was a trustee, director, officer or employee of Bancorp or is or was serving at the request of Bancorp as a trustee, director, officer or employee of another corporation of any type or kind, domestic or foreign, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such. The By-laws also provide, in effect, that expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company. In addition, as permitted by
Section 145 of the General Corporation Law of the State of Delaware, the Company plans to purchase and maintain liability insurance covering directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
NUMBER                                             DESCRIPTION OF DOCUMENT
------   -----------------------------------------------------------------------------------------------------------

  2      -- Agreement    and   Plan    of   Reorganization    (attached   to    Proxy    Statement/Prospectus     as
            Appendix A).
  3.1    -- Amended and Restated Certificate of  Incorporation of Greater New  York  Bancorp Inc. (attached to Proxy
            Statement/Prospectus as Exhibit 1 to Appendix A).
  3.2    -- By-Laws  of Greater  New York  Bancorp Inc.  (attached to  Proxy Statement/Prospectus  as Exhibit  2  to
            Appendix A).
  4.1    -- Instruments  defining the rights of security holders. (Amended and Restated Certificate of Incorporation and By-Laws, incorporated by reference to Exhibits  1 and 2,  respectively, to Appendix  A to the  Proxy
            Statement/Prospectus included in the Registration Statement.)
  4.2    -- Bancorp Rights Agreement
  5      -- Opinion of Sullivan & Cromwell as to validity of securities.
  8      -- Opinion of Sullivan & Cromwell as to tax matters.
 12      -- Computation  of Consolidated Ratios  of Earnings to Combined Fixed  Charges and Preferred Stock Dividend
            Requirements.
 21      -- Subsidiaries of Greater New York Bancorp Inc.
 23.1    -- Consent of Sullivan & Cromwell (included in Exhibits 5 and 8 hereto)
 23.2    -- Consent of KPMG Peat Marwick LLP.
 99.1    -- Form of Proxy Card.
 99.2    -- Annual Report on Form F-2 of  The Greater New York Savings Bank  for the fiscal year ended December  31,
            1996 with all exhibits thereto.


ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes:


          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;



             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective Registration Statement.



             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;'



          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the
                                      II-2
securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (3) To remove from registration by means of a post-effective amendment any of the Bancorp common or preferred stock being registered which are not issued in the share exchange.



          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.



          (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.



          (7) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.



          (8) That every prospectus: (i) that is filed pursuant to paragraph (7) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise (other than by insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than under insurance policies and other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York on this 11th day of March, 1997.


                                          GREATER NEW YORK BANCORP INC.

                                          By:        /s/ GERARD C. KEEGAN
                                               .................................
                                          NAME: GERARD C. KEEGAN
                                          TITLE: DIRECTOR, CHIEF EXECUTIVE
                                          OFFICER AND PRESIDENT


     Pursuant  to  the  requirements  of  the  Securities  Act  of  1933,   this
Registration Statement has been signed below by the following persons in the capacities indicated, on March 11th, 1997.


                SIGNATURE                                                   TITLE
------------------------------------------  ---------------------------------------------------------------------
Principal Executive Officer and Sole Director:

           /S/ GERARD C. KEEGAN             Director, Chief Executive Officer and President
 .........................................
            (GERARD C. KEEGAN)

Controller:

           /S/ PHILIP T. SPIES              Senior Vice President and Controller
 .........................................
            (PHILIP T. SPIES)

                                 EXHIBIT INDEX


EXHIBIT NO.  DESCRIPTION                        LOCATION
-----------  ------  ------------------------------------------------------
   2         --      Agreement and Plan of Reorganization. ................  Incorporated by reference to Appendix A to the Proxy Statement/Prospectus included in
                                                                               the Registration Statement.
   3.1       --      Amended  and Restated Certificate  of Incorporation of
                     Greater New York Bancorp Inc. ........................  Incorporated by reference to Exhibit 1 to
                                                                               Appendix A to the Proxy
                                                                               Statement/Prospectus included in the
                                                                               Registration Statement.
   3.2       --      By-Laws of Greater New York Bancorp Inc. .............  Incorporated by reference to Exhibit 2 to
                                                                               Appendix A to the Proxy
                                                                               Statement/Prospectus included in the
                                                                               Registration Statement.
   4.1       --      Instruments   defining   the   rights   of    security
                     holders ..............................................  Amended and Restated Certificate of
                                                                               Incorporation and By-Laws, incorporated by
                                                                               reference to Exhibits 1 and 2,
                                                                               respectively, to Appendix A to the Proxy
                                                                               Statement/Prospectus included in the
                                                                               Registration Statement.
   4.2       --      Bancorp Rights Agreement..............................  Filed herewith.
   5         --      Opinion  of  Sullivan  & Cromwell  as  to  validity of
                     securities. ..........................................  Filed herewith.
   8         --      Opinion of Sullivan & Cromwell as to tax matters. ....  Filed herewith.
  12         --      Computation of  Consolidated  Ratios  of  Earnings  to
                     Combined  Fixed Charges  and Preferred  Stock Dividend
                     Requirements..........................................  Filed herewith.
  21         --      Subsidiaries of Greater New York Bancorp Inc. ........  Filed herewith.
  23.1       --      Consent of Sullivan & Cromwell (included in Exhibits 5
                     and 8). ..............................................  Filed herewith.
  23.2       --      Consent of KPMG Peat Marwick LLP. ....................  Filed herewith.
  23.3       --      Consent of Persons About to become Directors..........  Filed herewith.
  99.1       --      Form of Proxy Card ...................................  Filed herewith.
  99.2       --      Annual Report  on Form  F-2 of  The Greater  New  York
                     Savings  Bank for  the fiscal year  ended December 31,
                     1996  (including  as   exhibits  thereto  the   Bank's
                     Restated Organization Certificate, Bank Bylaws, Rights
                     Agreement,  material  employment  agreements, material
                     severance agreements, director,  officer and  employee
                     benefit  plans, statement re:  computation of earnings
                     per share for the years ended December 31, 1996,  1995
                     and  1994,  financial  data schedule  and  1996 Annual
                     Report to Stockholders (pages 23-76 and 79))..........  Filed herewith.



                     STATEMENT OF DIFFERENCES

The copyright symbol shall be expressed as..................   'c'